Exhibit 99.1

Execution Version

PURCHASE AND SALE AGREEMENT

among

AMERICAN SHALE DEVELOPMENT, INC.,

PRIMA OIL COMPANY, INC.,

REPUBLIC ENERGY VENTURES, LLC,

and

SANCHO OIL & GAS CORPORATION,

as Sellers

and

ANTERO RESOURCES CORPORATION,

as Buyer

dated

September 30, 2013

i

5.6	Litigation	11
5.7	Independent Evaluation	11
5.8	Brokers’ Fees	11
5.9	Accredited Investor	11

ARTICLE VI CERTAIN AGREEMENTS		12

6.1	Conduct of Business	12
6.2	Additional Leases	12

ARTICLE VII BUYER’S CONDITIONS TO CLOSING		13

7.1	Representations and Warranties	13
7.2	Performance	13
7.3	No Legal Proceedings	13
7.4	Title Defects and Environmental Defects; Casualty Loss; Preferential Purchase Rights	13
7.5	Closing Deliverables	14
7.6	Releases; Terminations; Waivers	14

ARTICLE VIII SELLERS’ CONDITIONS TO CLOSING		14

8.1	Representations and Warranties	14
8.2	Performance	14
8.3	No Legal Proceedings	14
8.4	Title Defects and Environmental Defects; Casualty Loss; Preferential Purchase Rights	15
8.5	Closing Deliverables	15

ARTICLE IX CLOSING		15

9.1	Date of Closing	15
9.2	Place of Closing	15
9.3	Closing Obligations	15
9.4	Records	16

ARTICLE X ACCESS/DISCLAIMERS		16

10.1	Access	16
10.2	Disclaimers	17

ARTICLE XI TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS		19

11.1	Sellers’ Title	19
11.2	Notice of Title Defects; Defect Adjustments	19
11.3	Casualty Loss	25
11.4	Preferential Purchase Rights and Consents to Assign	25

ARTICLE XII ENVIRONMENTAL MATTERS		27

12.1	Notice of Environmental Defects	27
12.2	NORM, Wastes and Other Substances	29

ARTICLE XIII ASSUMPTION; INDEMNIFICATION; SURVIVAL		29

13.1	Assumption by Buyer	29

13.2	Indemnities by Sellers	30
13.3	Indemnities by Buyer	30
13.4	Limitation on Liability	31
13.5	Express Negligence	31
13.6	Exclusive Remedy	31
13.7	Indemnification Procedures	32
13.8	Survival	34
13.9	Waiver of Right to Rescission	34
13.10	Non-Compensatory Damages	34
13.11	Disclaimer of Application of Anti-Indemnity Statutes	35
13.12	Treatment of Indemnification Payments	35

ARTICLE XIV TERMINATION, DEFAULT AND REMEDIES		35

14.1	Right of Termination	35
14.2	Effect of Termination; Remedies	36

ARTICLE XV MISCELLANEOUS		36

15.1	Expenses and Taxes	36
15.2	Assignment	37
15.3	Preparation of Agreement	38
15.4	Notices	38
15.5	Further Cooperation	39
15.6	Entire Agreement; Conflicts	39
15.7	Parties in Interest	40
15.8	Amendment	40
15.9	Waiver; Rights Cumulative	40
15.10	Governing Law; Jurisdiction	40
15.11	Severability	41
15.12	Counterparts	41
15.13	Appointment of Agent	41
15.14	Exchange Agreement	41

LIST OF APPENDICES, EXHIBITS AND SCHEDULES

Appendix I	—	Defined Terms

Exhibit A-1	—	ASD / Prima / Republic Leases
Exhibit A-2	—	Sancho / Republic Leases
Exhibit A-3	—	Graff 1H Well
Exhibit A-4	—	Jackman 1H Well Pad
Exhibit B-1	—	Form of Assignment and Bill of Sale
Exhibit B-2	—	Form of Mineral Deed
Exhibit C	—	Form of Joint Use Agreement
Exhibit D	—	Excluded Assets

Schedule 3.6	—	Allocated Values
Schedule 4.4	—	Sellers’ Consents
Schedule 4.7	—	Litigation
Schedule 4.8	—	Applicable Contracts
Schedule 4.9	—	Violation of Laws
Schedule 4.10	—	Preferential Purchase Rights
Schedule 4.11	—	Leases
Schedule 4.12	—	Surface Restrictions
Schedule 4.13	—	Burdens
Schedule 4.14	—	Environmental
Schedule 4.15	—	Production Taxes
Schedule 4.16	—	Sellers’ Broker’s Fees
Schedule 5.4	—	Buyer’s Consents
Schedule 6.1	—	Conduct of Business
Schedule 7.6	—	Certain Applicable Contracts
Schedule 11.2(c)	—	Certain Leases
Schedule 11.2(h)	—	Jackman Well Lease
Schedule 11.2(i)	—	Graff 1H Well Leases and Minerals
Schedule A-1	—	Permitted Encumbrances

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into this 30th day of September 2013, by and among (i) American Shale Development, Inc., a Delaware corporation (“ASD”), Prima Oil Company, Inc., a Delaware corporation (“Prima”), Republic Energy Ventures, LLC, a Delaware limited liability company (“Republic”), and Sancho Oil & Gas Corporation, a West Virginia corporation (“Sancho” and, collectively with ASD, Prima and Republic, “Sellers” and, each, a “Seller”), and (ii) Antero Resources Corporation, a Delaware corporation (“Buyer”). Sellers and Buyer are each a “Party,” and collectively the “Parties.”

RECITALS

WHEREAS, (a) each of ASD, Prima and Republic owns an undivided interest in and to the Leases (as defined hereinafter) described in Exhibit A-1, and (b) each of Sancho and Republic owns an undivided interest in and to the Leases described in Exhibit A-2; and

WHEREAS, each Seller desires to sell and assign, and Buyer desires to purchase and pay for, all of each such Seller’s right, title and interest in and to the Leases and other Assets (as defined hereinafter) effective as of the Effective Time (as defined hereinafter), all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. Capitalized terms used herein shall have the meanings set forth in Appendix I, unless the context otherwise requires.

1.2 References and Rules of Construction. All references in this Agreement to Appendices, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Appendices, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the foregoing in any respect.” All references to “$” or “dollars” shall be deemed references to United States Dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the date of this

Agreement. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. If the last day of the period so computed under this Agreement is not a Business Day then the period will run until the end of the next Business Day. Appendices, Exhibits and Schedules referred to herein are attached hereto and by this reference incorporated herein for all purposes.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Sellers agree to sell, and Buyer agrees to purchase and pay for all of Sellers’ collective right, title and interest in and to the assets described in Section 2.1(a) through Section 2.1(f) (all of Sellers’ collective right, title and interest in and to such assets, less and except the Excluded Assets, collectively, the “Assets”):

(a) any oil and gas lease, mineral interest, royalty interest, overriding royalty interest, payments out of production, reversionary rights, contractual rights to production or other interests in the oil and gas leases described in Exhibit A-1 and Exhibit A-2, together with any and all other right, title and interest of Sellers in and to the leasehold estates or other rights and interests created by any of the foregoing, subject to the terms, conditions, covenants and obligations set forth in such leases and/or Exhibit A-1 and Exhibit A-2 (all such leases and interests, collectively, the “Leases”), and including all right, title and interest of Sellers in and to the Graff 1H Well and the Jackman 1H Well Pad;

(b) all rights and interests in, under or derived from all unitization and pooling agreements in effect with respect to any of the Leases or the Graff 1H Well and the units created thereby (the “Units”);

(c) to the extent that they may be assigned, all Applicable Contracts and all rights thereunder;

(d) to the extent that they may be assigned, all permits (including regulatory and governmental permits), licenses (including seismic or geophysical licenses), servitudes, easements and rights-of-way used in connection with the ownership or operation of any of the Leases, the Graff 1H Well, the Units or the other Assets;

(e) all equipment, machinery, fixtures and other personal, moveable and mixed property, operational and nonoperational, known or unknown, located on the Graff 1H Well or the Jackman 1H Well Pad, or primarily used in connection therewith (collectively, the “Personal Property”); and

(f) all of the files, records, information and data, whether written or electronically stored, primarily relating to the Assets in each Seller’s or its Affiliates’ possession, including: (i) land and title records (including abstracts of title, title opinions and title curative documents); (ii) Applicable Contract files; (iii) correspondence files (other than electronically stored correspondence); (iv) operations, environmental (including environmental studies) and production records; (v) facility and well records; and (vi) geologic technical data including logs, maps and each Seller’s interpretations thereof (collectively, “Records”).

2.2 Excluded Assets. Sellers shall reserve and retain all of the Excluded Assets, including the Retained Wells and those overriding royalty interests owned by Sancho set forth on Exhibit D.

2.3 Revenues and Expenses. Subject to the provisions hereof, Sellers shall remain entitled to all of the rights of ownership and shall remain responsible for all costs and expenses, in each case, attributable to the Assets for the period of time prior to the Effective Time. Subject to the provisions hereof, and subject to the occurrence of Closing, Buyer shall be entitled to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds), and shall be responsible for all costs and expenses, in each case, attributable to the Assets for the period of time from and after the Effective Time. Notwithstanding anything to the contrary in this Agreement, in no event shall Buyer pay, or have any liability to Sellers or any Third Party for, any costs and expenses incurred by Sellers and related to the construction and drilling of the Graff 1H Well or the Jackman 1H Well Pad, other than the Well Reimbursement Costs, and Sellers shall be responsible for all such costs and expenses (other than the Well Reimbursement Costs).

ARTICLE III

PURCHASE PRICE

3.1 Purchase Price. The consideration for the purchase, sale and assignment of the Assets by Seller to Buyer at Closing (the “Purchase Price”) shall be an amount equal to (a) $36,779,252.85, plus (b) the Well Reimbursement Costs, in each case, as adjusted in accordance with this Agreement (the “Adjusted Purchase Price”). The Adjusted Purchase Price, less the Holdback Amount, less the Disputed Adjustment Amount, if any, shall be paid by Buyer to Sellers at Closing by means of a completed wire transfer in immediately available funds to the account(s) designated by Sellers (the details of which shall be provided by Sellers to Buyer in the Preliminary Settlement Statement).

3.2 Adjustments to Purchase Price. The Purchase Price shall be adjusted as follows:

(a) The Purchase Price shall be adjusted upward by the following amounts (without duplication):

(i) an amount equal to all costs and expenses paid by Sellers that are attributable to the ownership of the Assets during the Interim Period (other than the Well Reimbursements Costs or any other costs and expenses incurred in connection with the Graff 1H Well or Jackman 1H Well Pad), whether paid before or after the Effective Time;

(ii) the amount of all Asset Taxes allocated to Buyer in accordance with Section 15.1 but paid by Sellers; and

(iii) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by Sellers and Buyer.

(b) The Purchase Price shall be adjusted downward by the following amounts (without duplication):

(i) if Buyer makes the election under Section 11.2(d)(i) with respect to a Title Defect, the Title Defect Amount with respect to such Title Defect as determined in accordance with Section 11.2;

(ii) if Buyer makes the election under Section 11.3(b), the amount provided therein;

(iii) if Buyer makes the election under Section 12.1(b)(i) with respect to an Environmental Defect, the Remediation Amount with respect to such Environmental Defect;

(iv) the Allocated Value of, and Well Reimbursement Costs, if any, attributable to, the Assets excluded from the transactions contemplated hereby pursuant to Section 11.2(d)(ii), Section 11.2(i), Section 11.3(c), Section 11.4(b)(i), Section 11.4(c)(i) and Section 12.1(b)(ii);

(v) the amount of all Asset Taxes allocated to Sellers in accordance with Section 15.1 but paid or payable by Buyer; and

(vi) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by Sellers and Buyer.

3.3 Preliminary Settlement Statement. Not less than three (3) Business Days prior to Closing, the Agent shall prepare and submit to Buyer for review a draft settlement statement (the “Preliminary Settlement Statement”) that shall set forth the Agent’s estimate (on behalf of the Sellers) of the Adjusted Purchase Price, reflecting each adjustment made in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement and the calculation of the adjustments used to determine such amount, together with the designation of Sellers’ account(s) for the wire transfer of funds as required by Section 3.1 and Section 9.3(d). Within two (2) Business Days of receipt of the Preliminary Settlement Statement, Buyer will deliver to the Agent a written report containing all changes with the explanation therefor that Buyer proposes to be made to the Preliminary Settlement Statement. The Agent and Buyer shall in good faith attempt to agree on the Preliminary Settlement Statement as soon as possible after the Agent’s receipt of Buyer’s written report. The Preliminary Settlement Statement, as agreed upon by the Agent and Buyer, will be used to adjust the Purchase Price at Closing; provided that if the Agent and Buyer do not agree upon an adjustment set forth in the Preliminary Settlement Statement, then the amount of such adjustment used to adjust the Purchase Price at Closing shall be the undisputed amount set forth in the draft Preliminary Settlement Statement delivered by the Agent to Buyer pursuant to this Section 3.3 and any disputed adjustments shall be subject to Section 3.5 and Section 3.7.

3.4 Final Settlement Statement. On or before sixty (60) days after Closing, a final settlement statement (the “Final Settlement Statement”) will be prepared by Buyer, based on actual income and expenses during the Interim Period and which takes into account all final adjustments made to the Purchase Price and shows the resulting final Purchase Price (the “Final

Price”). The Final Settlement Statement shall set forth the actual proration of the amounts required by this Agreement. As soon as practicable, and in any event within thirty (30) days, after receipt of the Final Settlement Statement, the Agent shall return to Buyer a written report containing any proposed changes to the Final Settlement Statement and an explanation of any such changes and the reasons therefor (the “Dispute Notice”). Any changes not so specified in the Dispute Notice shall be deemed waived and Buyer’s determinations with respect to all such elements of the Final Settlement Statement that are not addressed specifically in the Dispute Notice shall prevail. If the Agent fails to timely deliver a Dispute Notice to Buyer containing changes the Agent proposes (on behalf of Sellers) to be made to the Final Settlement Statement, the Final Settlement Statement as delivered by Buyer will be deemed to be correct and will be final and binding on the Parties and not subject to further audit or arbitration. If the Final Price set forth in the Final Settlement Statement is mutually agreed upon by the Agent and Buyer, the Final Settlement Statement and the Final Price, shall be final and binding on the Parties (other than with respect to amounts not accounted for therein or settled thereby, which amounts shall be subject to the provisions of Section 3.7). Notwithstanding any disbursements of the Disputed Adjustment Amount in accordance with Section 3.7, any difference in (a) the sum of (i) the Adjusted Purchase Price as paid at Closing pursuant to the Preliminary Settlement Statement plus (ii) the Holdback Amount, plus (iii) the amount of all Disputed Adjustment Amounts less (b) the Final Price shall be paid by the owing Party within ten (10) days of final determination of such owed amounts in accordance herewith to the owed Party. All amounts paid pursuant to this this Agreement shall be delivered in United States currency by wire transfer of immediately available funds to the account(s) specified in writing by the relevant Party.

3.5 Disputes. If the Agent and Buyer are unable to resolve the matters addressed in the Dispute Notice, each of Buyer and the Agent shall within ten (10) Business Days after the delivery of such Dispute Notice, summarize its position with regard to such dispute in a written document and submit such summaries to the Houston, Texas office of KPMG LLP or such other Person as Buyer and the Agent may mutually select (the “Accounting Arbitrator”), together with the Dispute Notice, the Final Settlement Statement and any other documentation Buyer or the Agent may desire to submit. Within ten (10) Business Days after receiving the Buyer’s and the Agent’s respective submissions, the Accounting Arbitrator shall render a decision choosing either the Agent’s position or Buyer’s position with respect to each matter addressed in any Dispute Notice, based on the materials described above. Any decision rendered by the Accounting Arbitrator pursuant hereto shall be final, conclusive and binding on the Parties and will be enforceable against any of the Parties in any court of competent jurisdiction. The costs of such Accounting Arbitrators shall be borne one-half by Buyer and one-half by Sellers.

3.6 Allocation of Purchase Price, Allocated Values and Well Reimbursement Costs. Buyer and Sellers agree that the Purchase Price, the Well Reimbursement Costs and any other items treated as consideration for federal income Tax purposes shall be allocated among the Assets in accordance with Section 1060 of the Code and as set forth in this Agreement. Each Party shall utilize the Allocated Values and Well Reimbursement Costs, as applicable, as set forth on Schedule 3.6 and as updated by mutual agreement of the Parties, to reflect any adjustment to the Purchase Price pursuant to this Agreement for purposes of all federal, state and local Tax returns and reports, including Internal Revenue Service Form 8594, and neither any Party nor its Affiliates shall take any position on any Tax return that is inconsistent with such Allocated Values and Well Reimbursement Costs, as adjusted, unless such position is mutually agreed by the Parties or required to be taken pursuant to a final determination, as defined in Section 1313 of the Code. Buyer and Sellers agree that such allocation, as adjusted, is reasonable and shall not take any position inconsistent therewith, including in notices to Preferential Purchase Right holders.

3.7 Disputed Closing Adjustments. In the event that, as of the Closing Date, the Agent and Buyer have not agreed in writing upon one or more adjustments set forth in the Preliminary Settlement Statement, including any adjustments claimed by Buyer pursuant to and in accordance with the requirements of Article XI and Article XII (or as the result of the existence of any Title Defect, Environmental Defect, Title Defect Amount or Remediation Amount) any such claim (“Disputed Closing Adjustments”) shall be subject to Section 3.5, Section 11.2(g) and Section 12.1(d) and, except as provided in Section 7.4 and Section 8.4, shall not prevent or delay Closing; provided, however, in the event that Buyer would be entitled to a reduction in the Purchase Price under Section 3.2 in the event all Disputed Closing Adjustments were determined in favor of Buyer (not taking into account any disputed offsets that Sellers may be entitled to with respect to any Title Benefits, but taking into account the Environmental Threshold with respect to any Environmental Defects), then at Closing, subject to Section 7.4 and Section 8.4, Buyer shall deposit the aggregate amount of such asserted adjustments (the “Disputed Adjustment Amount”) with the Escrow Agent into the account (the “Escrow Account”) designated in the Escrow Agreement. After the final and binding written decision of the Accounting Arbitrator, the Title Arbitrator or the Environmental Arbitrator, in accordance with Section 3.5, Section 11.2(g) and Section 12.1(d), as applicable, within three (3) Business Days of such resolution of all such disputes, Sellers and Buyer shall execute joint written instructions instructing the Escrow Agent to disburse from the Escrow Account (i) first, to Buyer an amount equal to all or such portion of the Disputed Adjustment Amount to which the Accounting Arbitrator, the Title Arbitrator and/or the Environmental Arbitrator, as applicable, determine that Buyer is entitled, if any, plus all interest accrued thereon, and (ii) second, as directed by the Agent an amount equal to the remainder, if any, of the Disputed Adjustment Amount plus all interest accrued thereon. In addition, within three (3) Business Days of such resolution of all such disputes, the Party owing any costs and expenses awarded by the Title Arbitrator or Environmental Arbitrator shall pay the same to the owed Party.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers represent and warrant to Buyer the following as of the date of this Agreement and as of the Closing Date:

4.1 Organization, Existence and Qualification. ASD is a corporation, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business where the Assets it owns are located. Prima is a corporation, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business where the Assets it owns are located. Republic is a limited liability company, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business where the Assets it owns are located. Sancho is a corporation, validly existing and in good standing under the laws of the State of West Virginia and is duly qualified to do business where the Assets it owns are located.

4.2 Authority, Approval and Enforceability. Each Seller has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by such Seller of this Agreement have been duly and validly authorized and approved by all necessary corporate or limited liability company action on the part of such Seller, as applicable. This Agreement is, and the Transaction Documents to which each Seller is a party, when executed and delivered by such Seller, will be, the valid and binding obligations of such Seller, and enforceable against it, in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

4.3 No Conflicts. Assuming (i) the receipt of all Consents, (ii) the waiver of, or compliance with, all Preferential Purchase Rights and (iii) the receipt of the releases contemplated under Section 9.3(h), the execution, delivery and performance by each Seller of this Agreement and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach of any provisions of the organizational documents of such Seller, (b) result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or Applicable Contract or (c) violate any Law applicable to such Seller, or any of the Assets.

4.4 Consents. Except (a) as set forth in Schedule 4.4, (b) for Customary Post-Closing Consents, and (c) for Preferential Purchase Rights, there are no restrictions on assignment, including requirements for consents from Third Parties to any assignment (in each case), that any Seller is required to obtain in connection with the transfer of the Assets to Buyer or the consummation of the transactions contemplated by this Agreement by such Seller (each, a “Consent”).

4.5 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to each Seller’s Knowledge, threatened in writing against such Seller or any Affiliate of such Seller or the Assets.

4.6 Foreign Person. None of ASD, Prima, Republic or Sancho is a “foreign person” within the meaning of Section 1445 of the Code.

4.7 Litigation. Except as set forth in Schedule 4.7, there is no suit, action or litigation by any Third Party before any Governmental Authority, and no legal, administrative or arbitration proceeding, (in each case) pending or, to each Seller’s Knowledge, threatened in writing against any Seller with respect to the Assets or otherwise relating to the Assets.

4.8 Applicable Contracts. Schedule 4.8 sets forth a list of all of the Applicable Contracts, other than Hydrocarbon purchase and sale, marketing, gathering, transportation, processing or similar Applicable Contracts that are terminable by the applicable Sellers without penalty on sixty (60) days notice or less.

4.9 No Violation of Laws. Except as set forth in Schedule 4.9, as of the date of this Agreement, neither the Assets nor any Seller with respect to the Assets is in violation of or non-compliance, in any material respect, with any applicable Laws. This Section 4.9 does not include any matters with respect to Environmental Laws, such matters being addressed exclusively in Section 4.14.

4.10 Preferential Purchase Rights. Except as set forth in Schedule 4.10, there are no preferential purchase rights, rights of first refusal or other similar rights that are applicable to the transfer of the Assets in connection with the transactions contemplated hereby (each a “Preferential Purchase Right”).

4.11 Leases.

(a) Except as set forth in Schedule 4.11(a), to each Seller’s Knowledge, each Lease is valid, binding and in full force and effect against each Seller owning an interest therein and each other party thereto, and no material default exists in the performance of any obligation of each Seller thereunder that would entitle the lessor to cancel or terminate any Lease and, to each Seller’s Knowledge, no material default exists thereunder by any other Person a party thereto.

(b) Except as set forth in Schedule 4.11(b), no party to any Lease or any successor to the interest of such party has filed or, to the Knowledge of each Seller, threatened to file any action to terminate, cancel, rescind or procure judicial reformation of any Lease.

(c) Except as set forth in Schedule 4.11(c), with respect to the Leases, (a) there are no existing Hydrocarbon production or pipeline imbalances, (b) there are no outstanding authorizations for expenditures or other written commitments or proposals to conduct operations, and (c) no Person has any call upon, option to purchase or similar rights with respect to the Hydrocarbons produced from the Leases.

(d) Schedule 4.11(d) sets forth those Leases that are being maintained in full force by the payment of shut-in royalties.

4.12 Surface Restrictions. Except as set forth in Schedule 4.12, none of the Leases are subject to any restrictions on any lessee’s use of the surface in connection with Hydrocarbon operations that would materially affect such use or operations, including operations with respect to the Target Zone, and no Lease is burdened by any Encumbrance (other than Permitted Encumbrances) that contains any such restrictions.

4.13 Payment of Burdens. Except as set forth in Schedule 4.13, all Burdens on the production from or attributable to the Leases have been properly and timely paid. There are no monies being held in suspense with respect to the Leases by any Seller or any Affiliate of any Seller.

4.14 Environmental. Except as set forth in Schedule 4.14:

(a) The Assets and each Seller’s ownership and operation of the Assets are and have been conducted in compliance in all material respects with all applicable Environmental Laws;

(b) Each Seller possesses and is in compliance with all permits required under any Environmental Law for the operation of the Assets and all such permits are in full force and effect;

(c) With respect to the Assets, no Seller has entered into, nor is any Seller subject to, any agreements, consents, orders, decrees, judgments, license or permit conditions or other directives of any Governmental Authority that are in existence as of the date of this Agreement, relate to matters that are subject to any Environmental Laws, that relate to the future use of any of the Assets and that require any change in the present conditions or method of operation of any of the Assets;

(d) No Seller has received written notice from any Person of any release into the environment or disposal of any Hazardous Substance concerning any Asset that: (i) interferes with or prevents compliance by any Seller or any Asset, in any material respect, with any Environmental Law or the terms of any license or permit issued pursuant thereto; or (ii) gives rise to or results in any Liabilities, including Environmental Liabilities, of any Seller to any Person;

(e) No Seller has received any notice of violation or non-compliance with any Environmental Laws by any Governmental Authority relating to such Seller or the Assets;

(f) There is no suit, action or litigation by any Third Party before any Governmental Authority, and no legal, administrative or arbitration proceeding, (in each case) pending or, to each Seller’s Knowledge, threatened in writing against such Seller or the Assets under any Environmental Law or relating to Hazardous Substances; and

(g) To each Seller’s Knowledge, there has been no exposure of any Person or property to any Hazardous Substances in connection with the ownership or operation of such Seller’s Assets that could reasonably be expected to form the basis of a material claim for damages or compensation.

4.15 Taxes. Except as set forth in Schedule 4.15:

(a) With respect to the period of time in which a Seller has owned an ownership interest in the Assets, (i) all Asset Taxes that have become due and payable prior to the Closing Date have been duly paid, and all Tax Returns with respect to Asset Taxes required to be filed prior to the Closing Date have been timely filed; (ii) all such Tax Returns are true and correct in all material respects; (iii) there are not currently in effect any extensions or waivers of any statute of limitations of any jurisdiction regarding the assessment or collection of any Asset Taxes and no request for such waiver or extension is pending; (iv) there are no claims, assessments, demands, actions, suits, proceedings or audits asserted or now in progress against such Seller with respect to Asset Taxes, or, to the Knowledge of such Seller, threatened with respect to Asset Taxes; (v) no claim has ever been made by a Taxing Authority with respect to Asset Taxes in a jurisdiction where such Seller does not file Tax Returns with respect to Asset

Taxes that such Seller is or may be subject to Asset Taxes in such jurisdiction; (vi) there are no Encumbrances on any of the Assets attributable to Taxes except for Encumbrances for current period Taxes that are not yet due and payable; and (vii) all of the Assets have been properly listed and described on the property tax rolls for all periods prior to and including the Closing Date and no portion of the Assets constitutes omitted property for property Tax purposes.

(b) No Seller is in the business of selling the Assets or any property that is similar to the Assets and, accordingly, the sale of the Assets is exempt from West Virginia sales and use tax as an isolated transaction pursuant to West Virginia sales and use tax regulation section 110-15-2.39.

(c) No Asset is subject to or is treated as held by a Tax Partnership. Each Asset or Tax Partnership that is scheduled with respect to the foregoing sentence has in effect a valid election under Section 754 of the Code for the tax period that includes the Closing Date.

4.16 Brokers’ Fees. No Seller has incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Buyer or any Affiliate of Buyer shall have any responsibility.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers the following:

5.1 Organization and Existence. Buyer is a corporation duly formed, validly existing, and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own and operate its property and to carry on its business as now conducted.

5.2 Authority, Approval and Enforceability. Buyer has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Buyer of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer. This Agreement is, and the Transaction Documents to which Buyer is a party when executed and delivered by Buyer will be, the valid and binding obligation of Buyer and enforceable against Buyer in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

5.3 No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach of any provisions of the organizational documents of Buyer, (b) result in a default under or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other agreement to which Buyer is a party or by which Buyer or any of its property may be bound or (c) violate any Law applicable to Buyer or any of its property, except in the case of clauses (b) and (c) where such default, termination, cancellation, acceleration or violation would not have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

5.4 Consents. Except as set forth in Schedule 5.4, the execution, delivery and performance of this Agreement by Buyer will not be subject to any consent, approval or waiver from any Governmental Authority or other Third Party other than consents and approvals from Governmental Authorities for the assignment of the Assets to Buyer that are customarily obtained after the assignment of properties similar to the Assets.

5.5 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Buyer’s Knowledge, threatened in writing against Buyer or any Affiliate of Buyer.

5.6 Litigation. There is no suit, action or litigation by any Person by or before any Governmental Authority, and no legal, administrative or arbitration proceeding, (in each case) pending, or to Buyer’s Knowledge, threatened in writing against Buyer that would have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement.

5.7 Independent Evaluation. Buyer is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer (a) has relied or shall rely solely on the representations, warranties and covenants set forth herein and in the Transaction Documents and its own independent investigation and evaluation of the Assets and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors of Sellers, and (b) has satisfied or shall satisfy itself through the representations, warranties and covenants set forth herein and in the Transaction Documents and its own due diligence as to the environmental and physical condition of and contractual arrangements and other matters affecting the Assets.

5.8 Brokers’ Fees. Buyer has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Sellers or any of Affiliates of Sellers shall have any responsibility.

5.9 Accredited Investor. Buyer is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Assets for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws.

ARTICLE VI

CERTAIN AGREEMENTS

6.1 Conduct of Business. Except (x) as set forth in Schedule 6.1, (y) as expressly contemplated by this Agreement or (z) as expressly consented to in writing by Buyer, from and after the date hereof until Closing, Sellers shall:

(a) subject to Section 6.1(c), operate the Assets in the usual, regular and ordinary manner consistent with past practice and all Applicable Contracts;

(b) maintain the books of account and Records relating to the Assets in the usual, regular and ordinary manner, in accordance with the usual accounting practices of each such Person;

(c) not conduct any construction and/or drilling operations on any of the Assets or any of the lands covered thereby, including any construction and/or drilling related to the Graff 1H Well;

(d) not elect to go non-consent as to any proposed operation on any of the Assets;

(e) not enter into any Contract that, if entered into on or prior to the date of this Agreement, would be required to be listed in a Schedule attached to this Agreement, or materially amend or change the terms of any Applicable Contract;

(f) not transfer, sell, mortgage, pledge or dispose of any of the Assets other than sales of equipment that is no longer necessary in the operation of the Assets or for which replacement equipment has been obtained; and

(g) not commit to do any of the foregoing set forth in Section 6.1(c), (d), (e) and (f).

Notwithstanding the foregoing, prior to the Defect Claim Date, (i) Sellers shall be permitted to be make assignments of ownership interests in the Assets among each other; provided that such assignments do not reduce the aggregate ownership interest of Sellers in the Assets below that set forth in Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4; and (ii) Republic shall be permitted to make assignments to certain of its employees of overriding royalty interests of up to one-half of one percent (0.5%) (in the aggregate) in and to the wellbore only of the Graff 1H Well; provided that such assignments in the aggregate do not reduce the Net Revenue Interest in the Graff 1H Well to be assigned to Buyer at Closing below the Net Revenue Interest set forth on Exhibit A-3.

6.2 Additional Leases. If, at any time after Closing but prior to the first anniversary thereof, Buyer or any Seller (by providing notice to Buyer) identifies any oil and gas lease, mineral interest, royalty interest, overriding royalty interest, payments out of production, reversionary rights, contractual rights to production or other interests in any oil and gas lease located in Tyler County, West Virginia in which one or more Sellers owned an interest prior to the Closing but which was not identified on Exhibit A-1 or Exhibit A-2 or as an Excluded Asset

(such interest, an “Additional Lease”), then Buyer shall have the right, by providing written notice to the applicable Seller(s) owning an interest therein, to purchase such Additional Lease for a price equal to the product of (a) the Net Mineral Acres in such Additional Lease multiplied by (b) $7,500; provided, however, if Sellers’ Net Revenue Interest in such Additional Lease is less than 84.375% (on an 8/8ths basis), the purchase price for such Additional Lease shall be reduced by an amount equal to the product of (i) purchase price for such Additional Lease, multiplied by (ii) a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is 84.375%. Within ten (10) days of Sellers’ receipt of Buyer’s notice to acquire an Additional Lease, the applicable Sellers shall deliver to Buyer a duly-executed assignment for such Additional Lease in a form substantially similar to the Assignment and effective as of the date of such assignment, and Buyer shall pay to the applicable Sellers the purchase price therefor.

ARTICLE VII

BUYER’S CONDITIONS TO CLOSING

The obligations of Buyer to consummate the transactions provided for herein are subject, at the option of Buyer, to the fulfillment by Sellers or waiver by Buyer, on or prior to Closing of each of the following conditions:

7.1 Representations and Warranties. The representations and warranties of each Seller set forth in Article IV shall be true and correct in all material respects on and as of the Closing Date (disregarding and without giving effect to any materiality qualifiers contained therein), with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).

7.2 Performance. Each Seller shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by such Seller is required prior to or at Closing.

7.3 No Legal Proceedings. No suit, action, litigation or other proceeding by any Third Party shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

7.4 Title Defects and Environmental Defects; Casualty Loss; Preferential Purchase Rights. The sum of (a) all Title Defect Amounts determined under Section 11.2(e) prior to Closing, less the sum of all Title Benefit Amounts determined under Section 11.2(f) prior to Closing, plus (b) all Remediation Amounts for Environmental Defects determined under Article XII prior to Closing (subject to the Environmental Threshold), plus (c) the amount of all uninsured Casualty Loss, plus (d) the Allocated Value of any Assets excluded from the transactions contemplated hereby pursuant to Section 11.4(b)(i) and Section 11.4(c)(i), shall be less than forty percent (40%) of the Purchase Price.

7.5 Closing Deliverables. Each Seller shall have delivered (or be ready, willing and able to deliver at Closing) to Buyer the documents and other items required to be delivered by such Seller under Section 9.3.

7.6 Releases; Terminations; Waivers.

(a) Sellers shall have delivered (or be ready, willing and able to deliver at Closing) to Buyer a fully-executed release from Williams Ohio Valley Midstream, LLC (formerly known as Caiman Eastern Midstream, LLC) with respect to all portions of the Assets previously dedicated under that certain Gas Gathering Agreement, dated as of November 1, 2009, between Trans Energy Inc. and Caiman Eastern Midstream, LLC (as amended from time to time).

(b) Sellers shall have delivered (or be ready, willing and able to deliver at Closing) to Buyer evidence (acceptable to Buyer) that all Applicable Contracts set forth in Schedule 7.6 have been terminated, without liability to Buyer or otherwise adversely affecting the Assets, in so far as such Applicable Contracts would otherwise be binding on the Assets conveyed by Sellers to Buyer at Closing.

(c) Sellers shall have delivered (or be ready, willing and able to deliver at Closing) to Buyer the waiver described in Section 11.4(a).

ARTICLE VIII

SELLERS’ CONDITIONS TO CLOSING

The obligations of Sellers to consummate the transactions provided for herein are subject, at the option of Sellers, to the fulfillment by Buyer or waiver by Sellers on or prior to Closing of each of the following conditions:

8.1 Representations and Warranties. The representations and warranties of Buyer set forth in Article V shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) except for all such breaches, if any, of such representations and warranties that individually or in the aggregate would not have a material adverse effect on the ability of Buyer to consummate the transaction contemplated by this Agreement and perform its obligations hereunder.

8.2 Performance. Buyer shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Buyer is required prior to or at Closing.

8.3 No Legal Proceedings. No suit, action, litigation or other proceeding by any Third Party shall be pending before any Governmental Authority seeking to restrain, prohibit or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.

8.4 Title Defects and Environmental Defects; Casualty Loss; Preferential Purchase Rights. The sum of (a) all Title Defect Amounts determined under Section 11.2(e) prior to Closing, less the sum of all Title Benefit Amounts determined under Section 11.2(f) prior to Closing, plus (b) all Remediation Amounts for Environmental Defects determined under Article XII prior to Closing (subject to the Environmental Threshold), plus (c) the amount of all uninsured Casualty Loss, plus (d) the Allocated Value of any Assets excluded from the transactions contemplated hereby pursuant to Section 11.4(b)(i) and Section 11.4(c)(i), shall be less than forty percent (40%) of the Purchase Price.

8.5 Closing Deliverables. Buyer shall have delivered (or be ready, willing and able to deliver at Closing) to Sellers the documents and other items required to be delivered by Buyer under Section 9.3.

ARTICLE IX

CLOSING

9.1 Date of Closing. Subject to the conditions stated in this Agreement, the sale by Sellers and the purchase by Buyer of the Assets pursuant to this Agreement (“Closing”) shall occur on or before December 13, 2013, or such other date as Buyer and Sellers may agree upon in writing. The date Closing actually occurs shall be the “Closing Date.”

9.2 Place of Closing. Closing shall be held at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, or such other place as mutually agreed upon by the Parties.

9.3 Closing Obligations. At Closing, the following documents shall be delivered and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) Sellers and Buyer shall execute, acknowledge and deliver the Assignment and the Deed, each in sufficient counterparts to facilitate recording in the applicable counties covering the Assets.

(b) Sellers and Buyer shall executed and deliver the Joint Use Agreement.

(c) Sellers and Buyer shall execute and deliver the Preliminary Settlement Statement.

(d) Buyer shall deliver to Sellers, to the account(s) designated in the Preliminary Settlement Statement, by direct bank or wire transfer in immediately available funds, the remainder of (i) the Adjusted Purchase Price, less (ii) the Holdback Amount, less (iii) the Disputed Adjustment Amount, if any.

(e) Each Seller shall deliver an executed certificate of non-foreign status that meets the requirements of Treasury Regulation § 1.1445-2(b)(2).

(f) An authorized officer of each Seller shall execute and deliver a certificate, dated as of the Closing Date, certifying that the conditions set forth in Section 7.1 and Section 7.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Buyer.

(g) An authorized officer of Buyer shall execute and deliver a certificate, dated as of the Closing Date, certifying that the conditions set forth in Section 8.1 and Section 8.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Sellers.

(h) Each Seller shall deliver executed releases of any and all liens, mortgages and other Encumbrances on the Assets incurred by such Seller or its Affiliates, other than Permitted Encumbrances.

(i) Sellers and Buyer shall execute, acknowledge (if necessary) and deliver any applications necessary to transfer from Sellers to Buyer all transferable regulatory or governmental permits included in the Assets.

(j) Sellers and Buyer shall execute and deliver any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered at Closing.

9.4 Records. In addition to the obligations set forth under Section 9.3, but notwithstanding anything herein to the contrary, no later than thirty (30) days after the Closing Date, Sellers shall make available to Buyer the Records for pickup from Sellers’ offices during normal business hours.

ARTICLE X

ACCESS/DISCLAIMERS

10.1 Access.

(a) From and after the date of this Agreement and up to and including the Closing Date (or earlier termination of this Agreement) but subject to the other provisions of this Section 10.1 and obtaining any required consents of Third Parties (with respect to which consents Sellers shall use commercially reasonable efforts to obtain), Sellers shall afford to Buyer and its officers, employees, agents, accountants, consultants, attorneys, investment bankers and other authorized representatives (“Buyer Representatives”) reasonable access, during normal business hours, to the Assets and personnel of Sellers and their respective Affiliates and to all Records in Sellers’ or any of their respective Affiliates’ possession. Specifically, Buyer shall be entitled to review all Records relating to the design, mechanical integrity and usability of the Graff 1H Well, including casing records and make-up and/or run torque records.

(b) Prior to the Defect Claim Date, Buyer and any Buyer Representatives shall be entitled to conduct such testing of the Graff 1H Well as Buyer determines is necessary in its review of the design, mechanical integrity and usability of the Graff 1H Well, including PSI pressure testing and drift diameter testing. Sellers or any of their designees shall have the right to accompany Buyer and any Buyer Representatives whenever they are conducting any such testing on the Assets.

(c) Prior to the Defect Claim Date, Buyer shall be entitled to conduct a Phase I environmental property assessment with respect to the Assets; provided that, any sampling or invasive activity by Buyer or any Buyer Representatives shall require the prior written consent of Sellers, not to be unreasonably withheld, conditioned or delayed. Sellers or any of their designees shall have the right to accompany Buyer and any Buyer Representatives whenever they are on site on the Assets. Notwithstanding anything herein to the contrary, Buyer shall not have access to, and shall not be permitted to conduct any environmental due diligence (including any Phase I environmental property assessments) with respect to, any Assets where Sellers do not have the authority to grant access for such due diligence; provided, however, Sellers covenant and agree to use commercially reasonable efforts to obtain such access for Buyer.

(d) Buyer shall coordinate its environmental property assessments and physical inspections of the Assets with Sellers and all Third Party operators to minimize any inconvenience to or interruption of the conduct of business by Sellers or such Third Party operators. Buyer shall abide by the applicable Sellers’, and any Third Party operator’s, safety rules, regulations and operating policies while conducting its due diligence evaluation of the Assets, including any environmental or other inspection or assessment of the Assets. Buyer hereby defends, indemnifies and holds harmless each of the operators of the Assets and the Seller Indemnified Parties from and against any and all Liabilities arising out of, resulting from or relating to any field visit, environmental property assessment or other due diligence activity conducted by Buyer or any Buyer Representative with respect to the Assets, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY A MEMBER OF THE SELLER INDEMNIFIED PARTIES, EXCEPTING ONLY LIABILITIES ACTUALLY RESULTING ON THE ACCOUNT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE SELLER INDEMNIFIED PARTIES AND ANY LIABILITY FROM OR ASSOCIATED WITH THE DISCOVERY OF PRE-EXISTING ENVIRONMENTAL CONDITION OF THE ASSETS (IT BEING UNDERSTOOD THAT ALL SUCH DISCOVERED LIABILITIES SHALL BE SUBJECT TO THE PROVISIONS OF ARTICLE XII).

10.2 Disclaimers.

(a) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE IV, IN THE STATEMENTS DELIVERED BY SELLERS UNDER SECTION 9.3(e) AND THE CERTIFICATES DELIVERED BY SELLERS UNDER SECTION 9.3(f) AND EXCEPT FOR SELLERS’ SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT, (I) SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) SELLERS EXPRESSLY DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY OF ITS

AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY ANY AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SELLERS OR ANY OF THEIR RESPECTIVE AFFILIATES).

(b) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV, IN THE STATEMENTS DELIVERED BY SELLERS UNDER SECTION 9.3(e) AND IN THE CERTIFICATES DELIVERED BY SELLERS UNDER SECTION 9.3(f) AND EXCEPT FOR SELLERS’ SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLERS EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES TO BE GENERATED BY THE ASSETS, (V) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLERS OR THIRD PARTIES WITH RESPECT TO THE ASSETS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV, THE STATEMENTS DELIVERED BY SELLERS UNDER SECTION 9.3(e), IN THE CERTIFICATES DELIVERED BY SELLERS UNDER SECTION 9.3(f) AND EXCEPT FOR SELLERS’ SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT, SELLERS FURTHER DISCLAIM ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, AND, SUBJECT TO BUYER’S RIGHTS AS SPECIFIED IN THIS AGREEMENT FOR A BREACH OF SELLERS’ REPRESENTATIONS SET FORTH IN ARTICLE IV, THE STATEMENTS DELIVERED BY SELLERS UNDER SECTION 9.3(e), IN THE CERTIFICATES DELIVERED BY SELLERS UNDER SECTION 9.3(f) OR SELLERS’ SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT, BUYER SHALL BE DEEMED TO BE

OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE.

(c) OTHER THAN AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN SECTION 4.14, OR IN THE CERTIFICATES DELIVERED BY SELLERS UNDER SECTION 9.3(f), SELLERS MAKE NO REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND, SUBJECT TO BUYER’S RIGHTS AS SPECIFIED IN THIS AGREEMENT FOR A BREACH OF SELLERS’ REPRESENTATIONS SET FORTH IN SECTION 4.14 OR IN THE CERTIFICATES DELIVERED BY SELLERS UNDER SECTION 9.3(f), BUYER SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE.

(d) SELLERS AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 10.2 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE XI

TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS

11.1 Sellers’ Title.

(a) General Disclaimer of Title Warranties and Representations. Except for the special warranty of title in the Assignment and without limiting Buyer’s remedies for Title Defects set forth in this Article XI, Sellers make no warranty or representation, express, implied, statutory or otherwise, with respect to Defensible Title to any of the Assets and Buyer hereby acknowledges and agrees that, Buyer’s sole remedy for any Title Defect with respect to any of the Assets (i) before Closing, shall be as set forth in Section 11.2 and (ii) after Closing, shall be pursuant to the special warranty of title set forth in the Assignment.

(b) Special Warranty of Title. If Closing occurs, Sellers shall warrant in the Assignment title to the Assets unto Buyer against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under any Seller or any of their respective Affiliates, but not otherwise, subject, however, to the Permitted Encumbrances.

11.2 Notice of Title Defects; Defect Adjustments.

(a) Title Defect Notices. Buyer shall deliver to the Agent no later than 5:00 pm Mountain Time on December 2, 2013 (the “Defect Claim Date”) claim notices meeting the requirements of this Section 11.2(a) (collectively, the “Title Defect Notices” and, individually, a “Title Defect Notice”) setting forth any matters which, in Buyer’s reasonable opinion, constitute Title Defects and which Buyer intends to assert as a Title Defect pursuant to this Section 11.2(a). For all purposes of this Agreement except in connection with the Jackman Closing but otherwise notwithstanding anything herein to the contrary, Buyer shall be deemed to have waived, and Sellers shall have no liability for, any claim of Title Defect pursuant to this Section 11.2 which Buyer fails to assert as a Title Defect by a Title Defect Notice received by the Agent on or before the Defect Claim Date; provided, however, that, for purposes of Sellers’ special warranty of title set forth in the Assignment, such waiver shall not apply. To be effective, each Title Defect Notice shall be in writing, and shall include (i) a description of the alleged Title Defect and the Asset, or portion thereof, affected by such Title Defect (each a “Title Defect Property”), (ii) the Allocated Value of, and Well Reimbursement Costs, if any, attributable to, each Title Defect Property, (iii) if available, supporting documents reasonably necessary for Sellers to verify the existence of such Title Defect, and (iv) the amount by which Buyer reasonably believes the Allocated Value of, and Well Reimbursement Costs, if any, attributable to, each Title Defect Property is reduced by such Title Defect. Buyer shall also furnish the Agent with written notice of any Title Benefit which is discovered by Buyer prior to the Defect Claim Date.

(b) Title Benefit Notices. The Agent shall have the right, but not the obligation, to deliver to Buyer on or before the Defect Claim Date with respect to each Title Benefit a notice (a “Title Benefit Notice”) including (i) a description of the alleged Title Benefit and the Asset, or portion thereof, affected by such alleged Title Benefit (each a “Title Benefit Property”), and (ii) the amount by which the Agent reasonably believes the Allocated Value of such Title Benefit Property is increased by such alleged Title Benefit and the computations upon which the Agent’s belief is based. Sellers shall be deemed to have waived all Title Benefits for which a Title Benefit Notice has not been delivered by the Agent on or before the Defect Claim Date.

(c) Sellers’ Right to Cure. Sellers shall have the right, but not the obligation, to attempt, at their sole cost, to cure at any time prior to Closing (the “Cure Period”), any Title Defects of which they have been advised by Buyer.

(d) Remedies for Title Defects. In the event that any Title Defect timely asserted by Buyer in accordance with Section 11.2(a) is not waived in writing by Buyer or cured prior to Closing, then, at the Closing, the Parties shall:

(i) reduce the Purchase Price by the Title Defect Amount determined pursuant to Section 11.2(d) or Section 11.2(f); or

(ii) at Buyer’s option, exclude the entirety of the Title Defect Property that is subject to such Title Defect, together with all associated Assets, from the transactions contemplated hereby, in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value of, and Well Reimbursement Costs, if any, attributable to, such Title Defect Property and associated Assets, in the event of any of the following:

(A) a Title Defect Property is determined to have a Net Revenue Interest of less than 80.00%;

(B) a Title Defect Property not held by production does not have a remaining primary term until at least September 1, 2014 without payment of any bonus, delay rental or other consideration; or

(C) a Title Defect Property does not include rights to the Target Zone.

(e) Title Defect Amount. The amount by which the Allocated Value of a Title Defect Property is reduced, and the corresponding reduction in Well Reimbursement Costs, if any, attributable thereto, for a Title Defect (the “Title Defect Amount”) shall be determined in accordance with the following terms and conditions:

(i) if Buyer and the Agent agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;

(ii) if the Title Defect is an Encumbrance that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;

(iii) if the Title Defect represents a decrease in (A) Sellers’ Net Revenue Interest for any such Title Defect Property from (B) the Net Revenue Interest set forth for such Title Defect Property in Exhibit A-1 or Exhibit A-2, as applicable, accompanied by at least a proportionate reduction to Sellers’ Working Interest for such Title Defect Property, then the Title Defect Amount shall be the product of the Allocated Value of, and Well Reimbursement Costs, if any, attributable to, such Title Defect Property, multiplied by a fraction, the numerator of which is the Net Revenue Interest decrease and the denominator of which is the Net Revenue Interest set forth for such Title Defect Property in Exhibit A-1 or Exhibit A-2, as applicable;

(iv) If the Title Defect represents a decrease in (A) Sellers’ Net Mineral Acres for any such Title Defect Property from (B) the Net Mineral Acres set forth for such Title Defect Property in Exhibit A-1 or Exhibit A-2, as applicable, then the Title Defect Amount shall be the product of the Allocated Value of, and Well Reimbursement Costs, if any, attributable to, such Title Defect Property, multiplied by a fraction, the numerator of which is the Net Mineral Acre decrease attributable to such Title Defect and the denominator of which is the Net Mineral Acres set forth for such Title Defect Property in Exhibit A-1 or Exhibit A-2, as applicable;

(v) if the Title Defect is the result of a Lease, not held beyond the primary term by production, not having a remaining primary term until at least September 1, 2018 without payment of any bonus, delay rental or other consideration, then the Title Defect Amount shall be the product of the Allocated Value of, and Well Reimbursement Costs, if any, attributable to, such Title Defect Property multiplied by a fraction, the numerator of which is the number of days remaining in the primary term of the applicable Lease from and after September 1, 2013 and the denominator of which is one thousand eight hundred twenty-five (1,825);

(vi) if the Title Defect is the result of Sellers’ not owning 100% of the Working Interest in the Graff 1H Well, then the Title Defect Amount shall be an amount equal to the product of the Well Reimbursement Costs attributable to the Graff 1H Well multiplied by a fraction, the numerator of which is the decrease in Working Interest from 100% and the denominator of which is 100%; and

(vii) if the Title Defect represents an obligation or Encumbrance upon or other defect in title to the Title Defect Property of a type not described above, then the Title Defect Amount shall be determined by taking into account the Allocated Value of, and Well Reimbursement Costs, if any, attributable to, the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Buyer and Sellers and such other reasonable factors as are necessary to make a proper evaluation.

(f) Title Benefit Amount. The “Title Benefit Amount” resulting from a Title Benefit shall be determined in accordance with the following methodology, terms and conditions:

(i) if Buyer and the Agent agree on the Title Benefit Amount, then that amount shall be the Title Benefit Amount;

(ii) otherwise, the Title Benefit Amount shall be the product of the Allocated Value of such Title Benefit Property, multiplied by a fraction, the numerator of which is the Net Mineral Acre increase attributable to such Title Benefit and the denominator of which is the Net Mineral Acres set forth for such Title Benefit Property in Exhibit A-1 or Exhibit A-2, as applicable.

(g) Title Dispute Resolution. The Agent and Buyer shall attempt to agree on all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts prior to Closing. If the Agent and Buyer are unable to agree by Closing, then all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts in dispute shall be exclusively and finally resolved pursuant to this Section 11.2(g). There shall be a single arbitrator, who shall be a title attorney with at least ten (10) years’ experience in oil and gas titles involving properties in the regional area in which the Title Defect Properties are located, as selected by mutual agreement of Buyer and the Agent within fifteen (15) days after the end of the Cure Period, and absent such agreement, by the Houston, Texas office of the American Arbitration Association (the “Title Arbitrator”). The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 11.2(g). The Title Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal. In making his or her determination, the Title Arbitrator shall be bound by the rules set forth in this Section 11.2 and, subject to the foregoing, may consider such other matters as in the opinion of the Title Arbitrator are necessary to make a proper determination. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Title Defect, Title Benefit, Title Defect Amount and/or Title Benefit Amount submitted by either Buyer or the

Agent and may not award damages, interest or penalties to either Party with respect to any matter, but shall award to the prevailing Party its arbitration costs and attorneys’ fees. Sellers, on the one hand, and Buyer, on the other, shall each bear one-half of the costs and expenses of the Title Arbitrator. To the extent that the award of the Title Arbitrator with respect to any Title Defect Amount or Title Benefit Amount is not taken into account as an adjustment to the Purchase Price pursuant to Section 3.3 or Section 3.4, then the amounts awarded by the Title Arbitrator shall be subject to and paid in accordance with Section 3.7. Nothing herein shall operate to cause Closing to be delayed on account of any disputed Title Defect, Title Benefit, Title Defect Amount and/or Title Benefit Amount or arbitration conducted pursuant to this Section 11.2(g) and, to the extent any adjustments are not agreed upon by the Agent and Buyer as of Closing, the Purchase Price shall be adjusted therefor at Closing in accordance with Section 3.7 and subsequent adjustments to the Purchase Price, if any, will be made pursuant to Section 3.4 or this Section 11.2.

(h) Jackman 1H Well Pad and Jackman Well Lease.

(i) Notwithstanding anything in this Agreement to the contrary, at Closing, (A) the Jackman 1H Well Pad and the Jackman Well Lease shall be withheld from Closing, and (B) Buyer shall deposit with the Escrow Agent into the Escrow Account an amount equal to the sum of (x) the Jackman 1H Well Pad Reimbursement Costs and (y) the Allocated Value of the Jackman Well Lease (the “Holdback Amount”).

(ii) From and after the Closing Date, Sellers will endeavor in good faith to complete the drilling of the Jackman Well or obtain an extension of the primary term of the Jackman Well Lease, in each case as contemplated under this Section 11.2(h)(ii). If, either (A) on or before January 31, 2015, (I) Sellers have completed the drilling of the Jackman Well prior to August 1, 2014, (II) after such completion, Sellers have produced from the Jackman Well continuously in paying quantities (as determined in Buyer’s sole discretion) for six (6) months, (III) the Jackman Well Lease is held beyond its primary term by production in accordance with the terms of such Lease, and (IV) operations with respect to the Jackman Well or the Jackman 1H Well Pad have not caused Environmental Defect(s) for which the aggregate Remediation Amount exceeds $100,000, or a situation which otherwise would have constituted a breach of a representation or warranty set forth in Article IV had it existed as of the date of this Agreement; or (B) (I) prior to August 1, 2014, Sellers have obtained an extension of the primary term of the Jackman Well Lease so that such Lease will not expire earlier than September 1, 2017 without payment of any bonus, delay rental or other consideration, and (II) a situation with respect to the Jackman Well Lease or the Jackman 1H Well Pad does not exist which otherwise would have constituted a breach of a representation or warranty set forth in Article IV had it existed as of the date of this Agreement (or Buyer has waived any or all of the foregoing conditions), then, within five Business Days after the date on which the conditions set forth in this Section 11.2(h)(ii) have been satisfied by Sellers (or waived by Buyer) (or such other date as agreed to by the Parties), the following shall occur:

(A) Sellers shall assign to Buyer the Jackman 1H Well Pad and the Jackman Well Lease pursuant to an instrument substantially similar to the Assignment;

(B) An authorized officer of each Seller shall execute and deliver a certificate dated as of the Jackman Closing Date, certifying that the conditions set forth in Section 7.1 and Section 7.2 as applied to the Jackman Closing have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Buyer; and

(C) Buyer and Sellers shall execute joint instructions instructing the Escrow Agent to disburse from the Escrow Account to the Agent the Holdback Amount (and all interest earned thereon); provided that Buyer shall be entitled to the remedies set forth in Section 11.2(d) for Title Defects that exist as of the Jackman Closing Date and to the remedies set forth in Section 12.1(b) (without application of the Environmental Threshold) for Environmental Defects that exist as of the Jackman Closing Date, and the portion of the Holdback Amount (and all interest earned thereon) to be disbursed to the Agent shall be adjusted accordingly, with all remaining portions of the Holdback Amount (and all interest earned thereon) to be disbursed to Buyer; provided further, if the Jackman Closing occurs because Sellers have obtained an extension of the primary term of the Jackman Well Lease as contemplated in Section 11.2(h)(ii) (and all other conditions to the Jackman Closing have been met), then notwithstanding Buyer’s obligation to consummate the Jackman Closing, Buyer shall be entitled to a Purchase Price adjustment in the amount of the resulting Title Defect Amount determined under Section 11.2(e)(v) for failure of such Lease to have a remaining primary term until at least September 1, 2018. For the avoidance of doubt, Buyer’s waiver of any of the conditions set forth in Section 11.2(h)(ii) for purposes of consummating the Jackman Closing shall not constitute a waiver of any of Buyer’s remedies set forth in Section 11.2(d) or Section 12.1(b) or elsewhere under this Agreement with respect to the failure of such condition to be satisfied.

(iii) The consummation of the purchase and sale of the Jackman 1H Well Pad and the Jackman Well Lease shall be the “Jackman Closing” and the date on which the Jackman Closing occurs shall be the “Jackman Closing Date.” If (x) prior to August 1, 2014, Sellers fail to complete the Jackman Well or obtain an extension of the primary term of the Jackman Well Lease as contemplated in Section 11.2(h)(ii), or (y) Sellers fail to so satisfy all conditions for the Jackman Closing set forth in Section 11.2(h)(ii) by January 31, 2015, then in either case Buyer shall be entitled to receive the entirety of the Holdback Amount and all interest earned thereon from the Escrow Agent, after which Buyer shall have no further claim with respect to the Jackman Well Pad or the Jackman Well Lease.

(iv) In obtaining an extension of the primary term of the Jackman Well Lease as contemplated in Section 11.2(h)(ii), Sellers shall not be prohibited under this Agreement from agreeing to increases in the royalty interests of the lessors under such Lease (other than Loren E. Bagley, William F. Woodburn or Janet L. Woodburn) in excess of the royalty interests to such lessors that exists as of the date of this Agreement; provided that Buyer shall be entitled to the remedies set forth in Section 11.2(d) with respect to any resulting decrease in Sellers’ Net Revenue Interest in an Asset as of the Jackman Closing Date below the Net Revenue Interest set forth in Exhibit A-1, Exhibit A-2 or Exhibit A-4, as applicable, therefor; and provided further that any such increased royalty interests shall not reduce Sellers’ Net Revenue Interest in any Jackman Well Lease below 82.00%.

(i) Graff 1H Well. If, through conducting its due diligence, Buyer determines, in its sole discretion, that the design, mechanical integrity and usability of the Graff 1H Well is not to Buyer’s satisfaction, then Buyer shall have the right to exclude from the Assets and the transactions contemplated hereby the Graff 1H Well and the Graff 1H Well Leases by providing notice to Sellers thereof on or before the Defect Claim Date, in which event Sellers shall retain the Graff 1H Well and the Graff 1H Well Leases at Closing and the Purchase Price shall be reduced at Closing by an amount equal to the Allocated Values of the Graff 1H Well Leases and the Graff 1H Well Reimbursement Costs; provided, however, upon Buyer notifying Sellers of its intent to so exclude the Graff 1H Well and the Graff 1H Well Leases from Closing, Sellers shall have the right to terminate this Agreement by providing notice to Buyer within 48 hours of the Agent’s receipt of such notice from Buyer.

11.3 Casualty Loss. If, after the date of this Agreement but prior to the Closing Date, and subject to Section 7.4 and Section 8.4, any portion of the Assets is destroyed by fire or other casualty (each, a “Casualty Loss”), then this Agreement shall remain in full force and effect notwithstanding any such Casualty Loss, and, at Buyer’s election, at the Closing, either (a) the Purchase Price shall not be adjusted by reason of such Casualty Loss, and Sellers shall assign, transfer and set over unto Buyer the Assets affected by such Casualty Loss and any insurance proceeds, awards or other payments arising out of such Casualty Loss (“Casualty Proceeds”) received by any Seller and all of the right, title and interest of all Seller in and to any unpaid insurance proceeds, awards or other payments arising out of such Casualty Loss, (b) the Purchase Price shall be adjusted downward by the Allocated Values of, and Well Reimbursement Costs, if any, attributable to the Assets affected by the Casualty Loss and Sellers shall retain any Casualty Proceeds arising out of such Casualty Loss, or (c) Sellers will retain the Assets affected by such Casualty Loss and such Assets shall be the subject of an adjustment to the Purchase Price in the same manner set forth in Section 11.2(d)(ii).

11.4 Preferential Purchase Rights and Consents to Assign.

(a) Each Seller hereby waives its Preferential Purchase Right with respect to all or any portion of the Assets under that certain Amended and Restated Farm-Out and Area of Joint Development Agreement, dated effective April 26, 2012, by and among ASD, Republic, Republic Partners, VI, LP, Republic Partners VIII, LLC, Trans Energy, Inc., Republic Energy Operating, LLC, Republic Partners VII, LLC and Sancho, and Sellers shall cause each other party to such agreement to waive in writing, prior to Closing, its Preferential Purchase Right with respect thereto.

(b) With respect to each Preferential Purchase Right (other than the Preferential Purchase Right addressed in Section 11.4(a), which is subject to the terms and conditions of Section 11.4(a)), Sellers, within five (5) days of the date of this Agreement, shall send to the holder of each such Preferential Purchase Right a notice in compliance with the contractual provisions applicable to such Preferential Purchase Right.

(i) If, prior to Closing, any holder of a Preferential Purchase Right notifies Sellers that it intends to consummate the purchase of the Asset to which its Preferential Purchase Right applies or if the time for exercising such Preferential Purchase Right has not expired, then the Asset subject to such Preferential Purchase Right shall be excluded from the

Assets to be assigned to Buyer at Closing (but only to the extent of the portion of such Asset affected by the Preferential Purchase Right), and the Purchase Price shall be reduced by the Allocated Value of, and Well Reimbursement Costs, if any, attributable to, the Asset (or portion thereof) so excluded. Sellers shall be entitled to all proceeds paid by any Person exercising a Preferential Purchase Right prior to Closing. If such holder of such Preferential Purchase Right thereafter fails to consummate the purchase of the Asset (or portion thereof) covered by such Preferential Purchase Right on or before sixty (60) days following the Closing Date, or the time for exercising such Preferential Purchase Right expires without exercise by the holder thereof (A) Sellers shall so notify Buyer and (B) Buyer shall purchase from Sellers, on or before ten (10) days following receipt of such notice, such Asset (or portion thereof) that was so excluded, under the terms of this Agreement and for a price equal to the amount by which the Purchase Price was reduced at Closing with respect to such excluded Asset (or portion thereof), subject to any adjustments as a result of any Title Defect asserted by Buyer in accordance with Section 11.2.

(ii) All Assets for which any applicable Preferential Purchase Right has been waived, or as to which the period to exercise the applicable Preferential Purchase Right has expired, in each case, prior to Closing, shall be sold to Buyer at Closing pursuant to the provisions of this Agreement.

(c) With respect to each Consent, including those set forth in Schedule 4.4, Sellers, within five (5) days of the date of this Agreement, shall send to the holder of each such Consent a notice in compliance with the contractual provisions applicable to such Consent seeking such holder’s consent to the transactions contemplated hereby, and Sellers agree to use their respective commercially reasonable efforts to obtain all such Consents prior to Closing; provided that if such contractual provisions applicable to such Consent do not require action by Sellers until after Closing, then Sellers shall comply with all such contractual provisions promptly after Closing.

(i) If (A) Sellers fail to obtain a Consent set forth in Schedule 4.4 prior to Closing and the failure to obtain such Consent would cause (1) the assignment of the Assets affected thereby to Buyer to be void or voidable or (2) the termination of a Lease under the express terms thereof or (B) a Consent requested by Sellers is denied in writing, then, in each case, the Asset (or portion thereof) affected by such un-obtained Consent shall be excluded from the Assets to be assigned to Buyer at Closing, and the Purchase Price shall be reduced by the Allocated Value of, and Well Reimbursement Costs, if any, attributable to, such Asset (or portion thereof) so excluded. In the event that a Consent (with respect to an Asset excluded pursuant to this Section 11.4(c)(i)) that was not obtained prior to Closing is obtained within sixty (60) days following Closing, then, within ten (10) days after such Consent is obtained (x) Buyer shall purchase the Asset (or portion thereof) that was so excluded as a result of such previously un-obtained Consent and pay to Sellers the amount by which the Purchase Price was reduced at Closing with respect to the Asset (or portion thereof) so excluded, subject to any adjustments as a result of any Title Defect asserted by Buyer in accordance with Section 11.2 and (y) Sellers shall assign to Buyer the Asset (or portion thereof) so excluded at Closing pursuant to an instrument in substantially the same form as the Assignment.

(ii) If Sellers fail to obtain a Consent set forth in Schedule 4.4 prior to Closing and (A) the failure to obtain such Consent would not cause (1) the assignment of the

Asset (or portion thereof) affected thereby to Buyer to be void or voidable or (2) the termination of a Lease under the express terms thereof and (B) such Consent requested by Sellers is not denied in writing by the holder thereof, then the Asset (or portion thereof) subject to such un-obtained Consent shall nevertheless be assigned by Sellers to Buyer at Closing as part of the Assets.

ARTICLE XII

ENVIRONMENTAL MATTERS

12.1 Notice of Environmental Defects.

(a) Environmental Defects Notice. Buyer shall deliver, at or prior to the Defect Claim Date, claim notices to the Agent meeting the requirements of this Section 12.1(a) (collectively, the “Environmental Defect Notices” and, individually, an “Environmental Defect Notice”) setting forth any matters which, in Buyer’s reasonable opinion, constitute Environmental Defects and which Buyer intends to assert as Environmental Defects pursuant to this Section 12.1. For all purposes of this Agreement except in connection with the Jackman Closing, and subject to Buyer’s remedy for a breach of Sellers’ representations contained in Section 4.14, Buyer shall be deemed to have waived, and Sellers shall have no liability for, any Environmental Defect which Buyer fails to assert as an Environmental Defect by a properly delivered Environmental Defect Notice received by the Agent on or before the Defect Claim Date. To be effective, each Environmental Defect Notice shall be in writing and shall include (i) a description of the matter constituting the alleged Environmental Condition (including the applicable Environmental Law violated or implicated thereby) and the Assets affected by such alleged Environmental Condition, (ii) the Allocated Value of, and Well Reimbursement Costs, if any, attributable to, the Assets (or portions thereof) affected by such alleged Environmental Condition, (iii) if available, supporting documents reasonably necessary for the Agent to verify the existence of such alleged Environmental Condition, and (iv) a calculation of the Remediation Amount that Buyer asserts is attributable to such alleged Environmental Defect. Sellers shall have the right, but not the obligation, to remediate, to the satisfaction of Buyer, any asserted Environmental Defect on or before Closing. If Sellers elect to remediate any Environmental condition prior to Closing, Sellers shall use reasonable efforts to implement such Remediation in a manner which is consistent with the requirements of Environmental Laws in a timely fashion for the type of Remediation that Sellers elects to undertake.

(b) Remedies for Environmental Defects. In the event that any Environmental Defect timely asserted by Buyer in accordance with Section 12.1(a) is not waived in writing by Buyer or cured on or before Closing, then Buyer shall elect to, at the Closing, either:

(i) subject to the Environmental Threshold, reduce the Purchase Price by the Remediation Amount; or

(ii) exclude the entirety of the Asset that is subject to the Environmental Defect, together with all associated Assets, from the transactions contemplated hereby, in which event the Purchase Price shall be reduced by an amount equal to the Allocated

Value of, and Well Reimbursement Costs, if any, attributable to, such affected Asset and associated Assets;

provided, however, if the Remediation Amount for an Environmental Defect is greater than fifty percent (50%) of the Allocated Value of, and Well Reimbursement Costs, if any, attributable to, the affected Asset, Sellers shall have the right to make the election in Section 12.1(b)(ii) with respect to such affected Asset.

(c) Environmental Threshold. Notwithstanding anything to the contrary, in no event shall there be any adjustments to the Purchase Price, except to the Well Reimbursement Costs, for any Environmental Defects unless the aggregate of all Remediation Amounts for Environmental Defects exceeds one percent (1.0%) of the Purchase Price (the “Environmental Threshold”), after which point Buyer shall be entitled to adjustments to the Purchase Price with respect to all such Remediation Amounts.

(d) Environmental Dispute Resolution. The Agent and Buyer shall attempt to agree on all Environmental Defects and Remediation Amounts prior to Closing. If the Agent and Buyer are unable to agree by Closing, the Environmental Defects and/or Remediation Amounts in dispute shall be exclusively and finally resolved by arbitration pursuant to this Section 12.1(d). There shall be a single arbitrator, who shall be an environmental attorney with at least ten (10) years’ experience in environmental matters involving oil and gas producing properties in the regional area in which the affected Assets are located, as selected by mutual agreement of Buyer and the Agent within fifteen (15) days after the Closing Date, and absent such agreement, by the Houston, Texas office of the American Arbitration Association (the “Environmental Arbitrator”). The arbitration proceeding shall be held in Houston, Texas and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 12.1. The Environmental Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon the Parties, without right of appeal. In making his or her determination, the Environmental Arbitrator shall be bound by the rules set forth in this Section 12.1 and, subject to the foregoing, may consider such other matters as in the opinion of the Environmental Arbitrator are necessary or helpful to make a proper determination. The Environmental Arbitrator shall act as an expert for the limited purpose of determining the specific disputed Environmental Defects and/or Remediation Amounts submitted by either the Agent or Buyer and may not award damages, interest or penalties to either Party with respect to any matter, but shall award to the prevailing Party its arbitration costs and attorneys’ fees. To the extent that the award of the Environmental Arbitrator with respect to any Remediation Amount is not taken into account as an adjustment to the Purchase Price pursuant to Section 3.3 or Section 3.4, then the amounts awarded by the Environmental Arbitrator shall be disbursed in accordance with Section 3.7. Nothing herein shall operate to cause Closing to be delayed on account of any arbitration conducted pursuant to this Section 12.1(d), and to the extent any adjustments are not agreed upon by the Agent and Buyer as of Closing, the Purchase Price shall be adjusted therefor at Closing in accordance with Section 3.7, and subsequent adjustments to the Purchase Price, if any, will be made pursuant to Section 3.4 or this Section 12.1(d).

12.2 NORM, Wastes and Other Substances. Buyer acknowledges that the Assets have been used for exploration, development, and production of oil and gas and that there may be petroleum, produced water, wastes or other substances or materials located in, on or under the Assets or associated with the Assets. Equipment and sites included in the Assets may contain asbestos, NORM or other Hazardous Substances. NORM may affix or attach itself to the inside of wells, materials and equipment as scale, or in other forms. The wells, materials and equipment located on the Assets or included in the Assets may contain NORM and other wastes or Hazardous Substances. NORM containing material and/or other wastes or Hazardous Substances may have come in contact with various environmental media, including, water, soils or sediment. Special procedures may be required for the assessment, remediation, removal, transportation, or disposal of environmental media, wastes, asbestos, NORM and other Hazardous Substances from the Assets.

ARTICLE XIII

ASSUMPTION; INDEMNIFICATION; SURVIVAL

13.1 Assumption by Buyer. Without limiting Buyer’s rights to indemnity under this Article XIII, or to adjustments to the Purchase Price pursuant to Article III, from and after Closing, Buyer assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all obligations and Liabilities, known or unknown, arising from, based upon, related to or associated with the Assets at or after the Effective Time, including obligations and Liabilities relating in any manner to the use, ownership or operation of the Assets (all of said obligations and Liabilities, subject to the exclusions below, herein being referred to as the “Assumed Obligations”); provided, Buyer does not assume any obligations or Liabilities to the extent that they are (the following being “Retained Obligations”):

(i) arising from, based upon, related to or associated with the Assets prior to the Effective Time;

(ii) arising from, based upon, related to or associated with the ownership, use or operation of the Excluded Assets (including the Retained Wells);

(iii) arising from, based upon, related to or associated with Sellers’ drilling and completion of the Jackman Well prior to the Jackman Well Completion Date;

(iv) any costs and expenses related to the construction and/or drilling of the Graff 1H Well and the Jackman 1H Well Pad, other than the Well Reimbursement Costs;

(v) any and all Seller Taxes to the extent allocated to Sellers as provided in Section 15.1;

(vi) in respect of claims for bodily injury arising out of any incident(s) or occurrence(s) prior to Closing in respect of the Assets;

(vii) for fines or penalties arising from violations of Environmental Law(s) by any Seller that occurred prior to Closing in respect of the Assets; or

(viii) attributable to any contamination or condition that is the result of any off-site disposal of any Hazardous Substances from the Assets prior to Closing.

13.2 Indemnities by Sellers.

(a) Effective as of Closing, subject to the limitations set forth in Section 13.4 and Section 13.8, ASD, Prima, Republic and Sancho, severally (to the extent of their proportionate ownership in the relevant Assets and regardless of fault among Sellers), shall be responsible for, shall pay on a current basis and hereby defend, indemnify, hold harmless and forever release Buyer and its Affiliates, and all of its and their respective equity holders, partners, members, directors, officers, managers, employees, agents and representatives (collectively, “Buyer Indemnified Parties”) from and against any and all Liabilities, whether or not relating to Third Party claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with:

(i) any breach by any Seller or Sellers of any of its or their representations or warranties contained in Article IV (other than the representations and warranties identified in Section 13.2(b)(i) and, with respect to the representations and warranties identified in Section 13.2(b)(ii), to the extent not otherwise described in Section 13.2(b)(ii));

(ii) any breach by any Seller or Sellers of any of its or their covenants or agreements under this Agreement; or

(iii) any Retained Obligations.

(b) Effective as of Closing, subject to the limitations set forth in Section 13.4 and Section 13.8, each Seller shall be responsible for, shall pay on a current basis and each hereby defends, indemnifies, holds harmless and forever releases Buyer and its Affiliates, and the Buyer Indemnified Parties from and against any and all Liabilities, whether or not relating to Third Party claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with any breach by such Seller of any of its representations or warranties contained in (i) Sections 4.1, 4.2, 4.3, 4.5, 4.6, and 4.16 and (ii) Section 4.4 to the extent such breach is caused by a Consent granted by such Seller, Section 4.7 to the extent such breach is caused by a suit, action, litigation or proceeding against only one Seller, Section 4.10 to the extent such breach is caused by a Preferential Purchase Right granted by such Seller, and Section 4.11(a) and (b) to the extent such breach is caused by the Knowledge of such Seller.

13.3 Indemnities by Buyer. Effective as of Closing, Buyer and its successors and assigns shall assume, be responsible for, shall pay on a current basis, and hereby defends, indemnifies, holds harmless and forever releases Sellers and their respective Affiliates, and all of their respective equity holders, partners, members, directors, officers, managers, employees, agents and representatives (collectively, “Seller Indemnified Parties”) from and against any and all Liabilities, whether or not relating to Third Party claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with:

(a) any breach by Buyer of any of its representations or warranties contained in Article V;

(b) any breach by Buyer of any of its covenants or agreements under this Agreement;

(c) the Assumed Obligations; or

(d) Buyer’s reliance on the status of the Agent as representative of the Sellers under this Agreement.

13.4 Limitation on Liability.

(a) Sellers shall not have any liability for any indemnification under Section 13.2(a)(i) or Section 13.2(b) with respect to any representations or warranties of Sellers, other than those set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.6, 4.8, 4.10, 4.14, 4.15 or 4.16, the reaffirmation of such representations and warranties set forth in the certificates delivered at Closing under Section 9.3(f) and Sellers’ special warranty of title set forth in the Assignment (collectively the “Fundamental Representations”), (i) for any individual Liability unless the amount with respect to such Liability exceeds $100,000, and (ii) until and unless the aggregate amount of all Liabilities for which Claim Notices are delivered by Buyer exceeds one and one-half percent (1.5%) of the Purchase Price, and then only to the extent such Liabilities exceed one and one-half percent (1.5%) of the Purchase Price.

(b) In addition, Sellers shall not be required to indemnify Buyer under Section 13.2(a)(i) or Section 13.2(b) with respect to any representations or warranties of Sellers (other than the Fundamental Representations) for aggregate Liabilities in excess of twenty percent (20%) of the Purchase Price.

(c) Notwithstanding anything herein or in any Transaction Document to the contrary, the obligations and rights of the Parties hereunder, and the Liabilities for which any Indemnified Party is obligated to indemnify or entitled to indemnity under Section 13.2(a)(i), Section 13.2(b) or Section 13.3(a) shall be determined and calculated by excluding and without giving effect to any qualifiers as to materiality or material adverse effect set forth in any representation or warranty.

13.5 Express Negligence. THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS AND RELEASE PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY. BUYER AND SELLERS ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

13.6 Exclusive Remedy. Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that, from and after Closing, Section 3.4, Section 3.5, Section 3.7,

Section 11.2(g), Section 11.2(h), Section 12.1(a), Section 13.2, Section 13.3 and Section 15.1, and the special warranty set forth in the Assignment, contain the Parties’ exclusive remedies against each other with respect to the transactions contemplated hereby, including breaches of the representations, warranties, covenants and agreements of the Parties contained in this Agreement; provided that, nothing herein shall be deemed a waiver of either Party’s right to seek injunctive relief or to compel specific performance of any covenant or obligation of the other Party. Except as specified in Section 3.4, Section 3.5, Section 3.7, Section 11.2(g), Section 11.2(h), Section 12.1(a), Section 13.2, Section 13.3 and Section 15.1, and the special warranty set forth in the Assignment, effective as of Closing, each Party, on its own behalf and on behalf of the Buyer Indemnified Parties and Seller Indemnified Parties, as applicable, hereby releases, remises and forever discharges the other Party and their respective Affiliates and all such Persons’ equity holders, partners, members, directors, officers, employees, agents and representatives from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, Liabilities, interest or causes of action whatsoever, in Law or in equity, known or unknown, which Buyer Indemnified Parties or Seller Indemnified Parties, as applicable, might now or subsequently may have, based on, relating to or arising out of this Agreement, the transactions contemplated by this Agreement, the ownership, use or operation of any of the Assets prior to Closing or the condition, quality, status or nature of any of the Assets prior to Closing, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common Law rights of contribution and rights under insurance maintained by such Party or any of its Affiliates (except as provided in Section 11.3); provided that, nothing herein shall be deemed a waiver of either Party’s right to seek injunctive relief or to compel specific performance of any covenant or obligation of the other Party.

13.7 Indemnification Procedures. All claims for indemnification under Section 10.1(c), Section 13.2 and Section 13.3 shall be asserted and resolved as follows:

(a) For purposes of Section 10.1(c) and this Article XIII, the term “Indemnifying Party” when used in connection with particular Liabilities shall mean the Party having an obligation to indemnify the other Party with respect to such Liabilities pursuant to Section 10.1(c) or this Article XIII, and the term “Indemnified Party” when used in connection with particular Liabilities shall mean the Party having the right to be indemnified with respect to such Liabilities by the other Party pursuant to Section 10.1(c) or this Article XIII.

(b) To make claim for indemnification under Section 10.1(c), Section 13.2 or Section 13.3, an Indemnified Party shall notify the Indemnifying Party of its claim under this Section 13.7, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Third Party Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 13.7(b) shall not relieve the Indemnifying Party of its obligations under Section 10.1(c), Section 13.2 or Section 13.3 (as applicable) except to the extent such failure results in insufficient time being available to permit the Indemnifying

Party to effectively defend against the Third Party Claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Third Party Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c) In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its liability to defend the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.

(d) If the Indemnifying Party admits its liability to defend the Indemnified Party against a Third Party Claim, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Indemnified Party against such Third Party Claim. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 13.7(d). An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

(e) If the Indemnifying Party does not admit its liability or admits its liability to defend the Indemnified Party against a Third Party Claim, but fails to diligently prosecute, indemnify against or settle the Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its liability and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its liability to defend the Indemnified Party against a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its liability to indemnify the Indemnified Party from and against the liability and either consent to or reject such proposed settlement, in its reasonable judgment, or (ii) deny liability. Any failure to respond such notice by the Indemnified Party shall be deemed to be an election under subsection (i) above.

(f) In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its liability for such Liability or (iii) dispute the claim for such Liabilities. If the Indemnifying Party does not notify the Indemnified Party within such thirty (30) day period that it has cured the Liabilities or that it disputes the claim for such Liabilities, the amount of such Liabilities shall conclusively be deemed a liability of the Indemnifying Party hereunder.

13.8 Survival.

(a) The representations and warranties of the Parties in Article IV, Article V (other than the Fundamental Representations and the representations and warranties in Sections 5.1, 5.2, 5.3, 5.7 and 5.8), and the covenants and agreements of the Parties in Sections 6.1, 6.2 and 9.4, shall survive Closing until the expiration of the Survival Period. Subject to the foregoing and Section 13.8(b), the remainder of this Agreement (including the Fundamental Representations and the representations and warranties in Sections 5.1, 5.2, 5.3, 5.7 and 5.8) shall survive Closing without time limit. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration, provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.

(b) The indemnities in Section 13.2(a)(i), Section 13.2(a)(ii), Section 13.2(b), Section 13.3(a) and Section 13.3(b) shall terminate as of the expiration date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Party on or before such expiration date. Sellers’ indemnity in Section 13.2(a)(iii) shall survive without time limit. Buyer’s indemnities in Section 10.1(c) and in Section 13.3(c) shall survive Closing without time limit.

13.9 Waiver of Right to Rescission. Sellers and Buyer acknowledge that, following Closing, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement; provided that, nothing herein shall be deemed a waiver of either Party’s right to seek injunctive relief or to compel specific performance of any covenant or obligation of the other Party. As the payment of money shall be adequate compensation, following Closing, Buyer and Sellers waive any right to rescind this Agreement or any of the transactions contemplated hereby.

13.10 Non-Compensatory Damages. None of the Buyer Indemnified Parties nor Seller Indemnified Parties shall be entitled to recover from Sellers or Buyer, or their respective Affiliates, any special, indirect, consequential, punitive, exemplary, remote or speculative damages, including damages for lost profits of any kind arising under or in connection with this Agreement or the transactions contemplated hereby, except to the extent any such Party suffers such damages to a Third Party, which damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder. Subject to the preceding sentence, Buyer, on behalf of each of the Buyer Indemnified Parties, and Seller, on behalf of each of Seller Indemnified Parties, waive any right to recover any special, indirect, consequential, punitive, exemplary, remote or speculative damages, including damages for lost profits of any kind, arising in connection with or with respect to this Agreement or the transactions contemplated hereby.

13.11 Disclaimer of Application of Anti-Indemnity Statutes. The Parties acknowledge and agree that the provisions of any anti-indemnity statute relating to oilfield services and associated activities shall not be applicable to this Agreement and/or the transactions contemplated hereby.

13.12 Treatment of Indemnification Payments. Except as required by applicable Law, the Parties shall treat any indemnification payment or amount paid pursuant to this Article XIII as an adjustment to the Purchase Price for federal and applicable state and local income Tax purposes.

ARTICLE XIV

TERMINATION, DEFAULT AND REMEDIES

14.1 Right of Termination. This Agreement and the transactions contemplated herein may be terminated at any time prior to Closing:

(a) by Sellers, at Sellers’ option, if any of the conditions set forth in Article VIII (other than the condition set forth in Section 8.4) have not been satisfied (or is not capable of being satisfied) on or before the Closing Date and, following written notice thereof from Sellers to Buyer specifying the reason such condition is unsatisfied (including any breach by Buyer of this Agreement), such condition remains unsatisfied for a period of ten (10) Business Days after Buyer’s receipt of written notice thereof from Sellers;

(b) by Buyer, at Buyer’s option, if any of the conditions set forth in Article VII (other than the condition set forth in Section 7.4) have not been satisfied (or is not capable of being satisfied) on or before the Closing Date and, following written notice thereof from Buyer to Sellers specifying the reason such condition is unsatisfied (including any breach by Sellers of this Agreement), such condition remains unsatisfied for a period of ten (10) Business Days after Sellers’ receipt of written notice thereof from Buyer;

(c) by Buyer if the condition set forth in Section 7.4 has not been satisfied on or before the Closing Date, or by Sellers if the condition set forth in Section 8.4 has not been satisfied on or before the Closing Date;

(d) by Sellers or Buyer if Closing shall not have occurred on or before December 31, 2013; or

(e) by Sellers in accordance with Section 11.2(i);

provided, however, that no Party shall have the right to terminate this Agreement pursuant to clause (a), (b) or (d) above if such Party or its Affiliates are at such time in material breach of any provision of this Agreement. In the event Sellers wish to terminate this Agreement pursuant to Section 14.1, written notice of such termination shall be provided to Buyer by the Agent on behalf of the Sellers.

14.2 Effect of Termination; Remedies.

(a) If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 14.1, then, except as provided in this Section 14.2 and except for the provisions of Article I, Sections 10.1(c), 13.10, this Section 14.2 and Article XV (other than Sections 15.1(c), 15.1(d) and 15.5) and such of the defined terms set forth on Appendix I to give context to such sections, this Agreement shall forthwith become void and the Parties shall have no liability or obligation hereunder.

(b) Neither Party shall have any liability to the other Party in connection with a termination of the obligation to close the transactions contemplated by this Agreement pursuant to any provision of Section 14.1, except to the extent such termination is attributable to such Party’s breach, in any material respect, of the provisions of this Agreement, in which case the non-breaching Party shall be entitled to all rights and remedies available to it at law or in equity.

ARTICLE XV

MISCELLANEOUS

15.1 Expenses and Taxes.

(a) Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer, on the one hand, or Sellers, on the other, in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, legal and accounting fees, costs and expenses. All required documentary, filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey title to the Assets to Buyer shall be borne by Buyer.

(b) Sellers shall retain responsibility for, and shall bear and pay, all Income Taxes incurred by or imposed on Sellers, their direct or indirect owners or Affiliates, or any combined, unitary, or consolidated group of which any of the foregoing is or was a member.

(c) As described in Section 4.15(i), the sale of the Assets is exempt from West Virginia sales and use Taxes as an isolated transaction and, accordingly, such Taxes are not being collected in connection with the sale of the Assets pursuant to this Agreement. In the event any recording or other real property transfer taxes (“Transfer Taxes”) are imposed on the purchase and sale of the Assets pursuant to this Agreement, Buyer and Sellers shall each bear and pay fifty percent (50%) of such Transfer Taxes. Sellers and Buyer shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

(d) Sellers shall be allocated and bear all Asset Taxes attributable to (i) any Tax period ending prior to the date on which the Effective Time occurs and (ii) the portion of any Straddle Period ending immediately prior to the date on which the Effective Time occurs, and, subject to the occurrence of the Closing, Buyer shall be allocated and bear all Asset Taxes attributable to (x) any Tax period or portion thereof beginning on or after the date on which the Effective Time occurs and (y) the portion of any Straddle Period beginning on the date on which the Effective Time occurs.

(e) For purposes of determining the allocations described in Section 15.1(d), (i) Asset Taxes that are attributable to the severance or production of Hydrocarbons shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (ii) Asset Taxes that are based upon or related to income or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (i)), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred and (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the date on which the Effective Time occurs and the portion of such Straddle Period beginning on the date on which the Effective Time occurs by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand. For purposes of clause (iii) of the preceding sentence, the period for such Asset Taxes shall begin on the date on which ownership of the applicable Assets gives rise to liability for the particular Asset Tax and shall end on the day before the next such date.

(f) To the extent the actual amount of an Asset Tax is not determinable at the time an adjustment to the Purchase Price is to be made with respect to such Asset Tax pursuant to Section 3.2, 3.3 or 3.4, as applicable, (i) the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment, and (ii) upon the later determination of the actual amount of such Asset Tax, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under this Section 15.1

(g) Subject to Buyer’s indemnification rights under Article XIII of this Agreement, Buyer shall be responsible for delivering payment to the Taxing Authorities of all ad valorem and property Taxes for the current year not paid by Sellers as of the Closing Date. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to Taxes relating to the Assets. Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. The Parties agree to retain all books and records with respect to Tax matters pertinent to the Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective Taxable periods and to abide by all record retention agreements entered into with any Governmental Authority.

15.2 Assignment. No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Parties, such consent to be withheld for any reason, and any assignment or delegation made without such consent shall be void. Notwithstanding the preceding, Buyer may assign this Agreement prior to Closing to any Affiliate without the prior written consent of Sellers. Subject to the foregoing, this Agreement shall be binding upon the Parties and their successors and permitted assigns.

15.3 Preparation of Agreement. Both Sellers and Buyer and their respective counsels participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

15.4 Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by electronic facsimile (provided any such facsimile transmission is confirmed either orally or by written confirmation), or addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

If to Agent:	Republic Energy Ventures, LLC
4925 Greenville Avenue, Suite 1050
Dallas, Texas 75206
Attention: John D. Swanson, President
Fax: 214.369.6692

If to Sellers:

American Shale Development, Inc.
210 Second Street, 2nd Floor
St. Mary’s, West Virginia 26170
Attention: John G. Corp, President
Fax: 304.684.3658

Prima Oil Company, Inc.
210 Second Street, 2nd Floor
St. Mary’s, West Virginia 26170
Attention: John G. Corp, President
Fax: 304.684.3658

Republic Energy Ventures, LLC
4925 Greenville Avenue, Suite 1050
Dallas, Texas 75206
Attention: John D. Swanson, President
Fax: 214.369.6692

Sancho Oil & Gas Corporation
210 Second Street, 2nd Floor
St. Mary’s, West Virginia 26170
Attention: Loren E. Bagley, President
Fax: 304.684.3658

If to Buyer:

Antero Resources Corporation
1625 17th Street

Denver, Colorado 80202
Attention: Chief Financial Officer
Fax: 303.357.7315

Any notice given in accordance herewith shall be deemed to have been given only when delivered to the addressee in person, or by courier, or transmitted by facsimile transmission during normal business hours on a Business Day (or if delivered or transmitted after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day), or upon actual receipt by the addressee during normal business hours on a Business Day after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be (or if delivered after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day). The Parties may change the address and facsimile numbers to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 15.4. With respect to any written notice to Buyer not required to be provided by the Agent, in the event Buyer receives notices from more than one Seller with respect to the same matter, Buyer shall be entitled to rely on the notice from the Agent as notice from all Sellers for all purposes.

15.5 Further Cooperation. After Closing, Buyer and Sellers shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer, and shall take such other actions as any Party may reasonably request, to convey and deliver the Assets to Buyer, to perfect Buyer’s title thereto, and to accomplish the orderly transfer of the Assets to Buyer in the manner contemplated by this Agreement.

15.6 Entire Agreement; Conflicts. THIS AGREEMENT, THE APPENDICES, EXHIBITS AND SCHEDULES HERETO, AND THE TRANSACTION DOCUMENTS COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF. THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND NEITHER SELLERS, ON THE ONE HAND, NOR BUYER, ON THE OTHER, SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENTS OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY SCHEDULE OR EXHIBIT HERETO, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE SCHEDULES AND EXHIBITS HERETO OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 15.6.

15.7 Parties in Interest. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Sellers and Buyer and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their successors and permitted assigns, or the Parties’ respective related Indemnified Parties hereunder any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided that only a Party and its respective successors and assigns will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of any of its related Indemnified Parties (but shall not be obligated to do so).

15.8 Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties against whom enforcement is sought.

15.9 Waiver; Rights Cumulative. Any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of Sellers or Buyer or their respective officers, employees, agents, or representatives and no failure by Sellers or Buyer to exercise any of their respective rights under this Agreement shall, in each case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty. The rights of Sellers and Buyer under this Agreement shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

15.10 Governing Law; Jurisdiction.

(a) This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby or the rights, duties and relationship of the parties hereto and thereto, shall be governed by and construed and enforced in accordance with the laws of the State of Texas, excluding any conflicts of law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction.

(b) The Parties agree that the appropriate, exclusive and convenient forum for any disputes between any of the Parties arising out of this Agreement, the Transaction Documents or the transactions contemplated hereby shall be in any state or federal court in Houston, Texas and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement, the Transaction Documents or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts. The Parties further agree, to the extent permitted by Law, that a final and nonappealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c) To the extent that any Party or any of its Affiliates has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party (on its own behalf and on behalf of its Affiliates) hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 15.10(b).

(d) THE PARTIES HERETO AGREE THAT THEY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

15.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

15.12 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto.

15.13 Appointment of Agent. Each Seller hereby acknowledges that it has appointed Republic as its agent (the “Agent”) for purposes of delivering and receiving notices to and from Buyer (and otherwise as contemplated in this Agreement) pursuant to Sections 3.3, 3.4, 3.5, 3.7, 11.2, 12.1, 14.1 and 15.4.

15.14 Exchange Agreement. By Exchange Agreement, dated January 24, 2013, among ASD, Republic and Buyer (the “Exchange Agreement”), Buyer conveyed to ASD and Republic 228.75 net acres of oil and gas assets located in Marion County, West Virginia. Under the terms of the Exchange Agreement, ASD and Republic were to identify and assign to Buyer 228.75 net acres of oil and gas assets acceptable to Buyer in exchange for the acreage assigned to them by Buyer. As of the date of this Agreement, no agreement or assignment has occurred for the 228.75 net acres of oil and gas assets due to Buyer. As additional consideration for entry into this Agreement, if the Closing occurs, then upon occurrence of the Closing, Buyer shall release the obligation of ASD or Republic to assign or re-assign to Buyer 228.75 net acres of oil and gas assets under the Exchange Agreement.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, Sellers and Buyer have executed this Agreement as of the date first written above.

SELLERS:

AMERICAN SHALE DEVELOPMENT, INC.

By:	/s/ John G. Corp
Name:	John G. Corp
Title:	President

PRIMA OIL COMPANY, INC.

By:	/s/ John G. Corp
Name:	John G. Corp
Title:	President

REPUBLIC ENERGY VENTURES, LLC

By:	Republic Energy Operating, LLC,
Its Manager

	By:	/s/ John D. Swanson
	Name:	John D. Swanson
	Title:	President

SANCHO OIL & GAS CORPORATION

By:	/s/ Loren E. Bagley
Name:	Loren E. Bagley
Title:	President

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

BUYER:

ANTERO RESOURCES CORPORATION

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Vice President / Treasurer

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

APPENDIX I

DEFINED TERMS

“Accounting Arbitrator” shall have the meaning set forth in Section 3.5.

“Additional Lease” shall have the meaning set forth in Section 6.2.

“Adjusted Purchase Price” shall have the meaning set forth in Section 3.1.

“Affiliate” shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. The term “control” and its derivatives with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” shall have the meaning set forth in Section 15.13.

“Agreement” shall have the meaning set forth in the introductory paragraph herein.

“Allocated Value” shall mean, with respect to each Lease, an amount equal to product of the number of Net Mineral Acres in such Lease multiplied by $7,500.

“Applicable Contracts” shall mean all Contracts to which any Seller is a party or is bound relating to any of the Assets, including all: (a) confidentiality agreements; (b) farm-in and farm-out agreements; (c) bottom hole agreements; (d) crude oil, condensate or natural gas purchase and sale, gathering, transportation or marketing agreements; (e) hydrocarbon storage agreements; (f) acreage contribution agreements; (g) operating agreements; (h) balancing agreements; (i) pooling declarations or agreements; (j) unitization agreements; (k) processing agreements; (l) saltwater disposal agreements; (m) facilities or equipment leases; (n) crossing agreements; (o) letters of no objection; and (p) other similar contracts and agreements, but exclusive of any master service agreements and Contracts relating to the Excluded Assets.

“ASD” shall have the meaning set forth in the introductory paragraph herein.

“Assets” shall have the meaning set forth in Section 2.1.

“Asset Tax” shall mean any ad valorem, property, excise, severance, production, sales, use and similar Taxes based upon operation or ownership of the Assets or the production of Hydrocarbons therefrom, but excluding, for the avoidance of doubt, (a) Income Taxes and (b) Transfer Taxes.

“Assignment” shall mean the Assignment and Bill of Sale from Sellers to Buyer, pertaining to the Assets, in the form attached as Exhibit B-1.

“Assumed Obligations” shall have the meaning set forth in Section 13.1.

Appendix I-1

“Burden” shall mean any and all royalties (including lessor’s royalty), overriding royalties, production payments, net profits interests and other burdens upon, measured by or payable out of production (excluding, for the avoidance of doubt, any Taxes).

“Business Day” shall mean a day (other than a Saturday or Sunday) on which commercial banks in Denver, Colorado are generally open for business.

“Buyer” shall have the meaning set forth in the introductory paragraph herein.

“Buyer Indemnified Parties” shall have the meaning set forth in Section 13.2(a).

“Buyer Representatives” shall have the meaning set forth in Section 10.1(a).

“Casualty Loss” shall have the meaning set forth in Section 11.3.

“Casualty Proceeds” shall have the meaning set forth in Section 11.3.

“Claim Notice” shall have the meaning set forth in Section 13.7(b).

“Closing” shall have the meaning set forth in Section 9.1.

“Closing Date” shall have the meaning set forth in Section 9.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Consent” shall have the meaning set forth in Section 4.4.

“Contract” shall mean any written license agreement, purchase order, binding bid, commitment, farm-in and farm-out agreements, participation, exploration and development agreements, crude oil, condensate and natural gas purchase and sale, gathering, transportation and marketing agreements, operating agreements, balancing agreements, unitization agreements, processing agreements, facilities or equipment leases, and other similar Contracts, but excluding, however, any Lease, easement, right-of-way, permit or other instrument creating or evidencing an interest in the Assets or any real or immovable property related to or used in connection with the operations of any Assets.

“Cure Period” shall have the meaning set forth in Section 11.2(c).

“Customary Post-Closing Consents” shall mean the consents and approvals from Governmental Authorities for the assignment of the Assets from Sellers to Buyer that are customarily obtained after the assignment of properties similar to the Assets.

“Deed” shall mean the Mineral Deed from Sellers to Buyer in the form attached as Exhibit B-2.

“Defect Claim Date” shall have the meaning set forth in Section 11.2(a).

Appendix I-2

“Defensible Title” shall mean such record and beneficial title of the applicable Sellers with respect to the Assets that, as of the Effective Time, the Closing Date and all times in between, and subject to Permitted Encumbrances:

(a) with respect to each Lease:

(i) entitles Sellers to receive not less than the Net Revenue Interest set forth in Exhibit A-1 or Exhibit A-2 for such Lease throughout its duration, except for (A) decreases in connection with those operations in which Sellers or its assigns may from and after the date of this Agreement elect to be a non-consenting co-owner, (B) decreases resulting from the establishment or amendment from and after the date of this Agreement of pools or units, or (C) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries;

(ii) obligates Sellers to bear not more than the Working Interest set forth in Exhibit A-1 or Exhibit A-2 for such Lease throughout its duration, except (A) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements, and (B) increases to the extent that such increases are accompanied by a proportionate increase in Sellers’ Net Revenue Interest in such Lease;

(iii) entitles Sellers to not less than the Net Mineral Acres set forth in Exhibit A-1 or Exhibit A-2 for such Lease throughout its duration, except for decreases resulting from the establishment or amendment from and after the date of this Agreement of pools or units;

(iv) such Lease (A) is either held beyond the primary term by production, (B) has a remaining primary term until at least September 1, 2018, without payment of any bonus, delay rental or other consideration or (C) is listed on Schedule 11.2(c); and

(v) includes rights to the Target Zone;

(b) with respect to the Graff 1H Well, obligates Sellers to bear not less than 100% of the Working Interest therein;

(c) with respect to any Asset other than the Leases and the Graff 1H Well, is defensible; and

(d) with respect to any Asset, is free and clear of all Encumbrances, other than Permitted Encumbrances.

“Dispute Notice” shall have the meaning set forth in Section 3.4.

“Disputed Closing Adjustments” shall have the meaning set forth in Section 3.7.

“Disputed Adjustment Amount” shall have the meaning set forth in Section 3.7.

“Effective Time” shall mean 7:00 a.m. (Eastern Time) on September 1, 2013.

Appendix I-3

“Encumbrance” shall mean any lien, mortgage, security interest, pledge, charge or similar encumbrance.

“Environmental Arbitrator” shall have the meaning set forth in Section 12.1(d).

“Environmental Condition” shall mean (a) a condition existing on the date of this Agreement with respect to the air, soil, subsurface, surface waters, ground waters, sediments and/or other environmental media (including any protected species or other natural resources) that causes an Asset (or Sellers with respect to an Asset) not to be in compliance with, or subject to a corrective or remedial action obligation pursuant to, any Environmental Law, (b) the existence as of the date of this Agreement with respect to the Assets or their operation thereof of any environmental pollution, contamination or degradation where remedial or corrective action is presently required (or if known, would be presently required) under Environmental Laws or (c) failure or refusal by Sellers or any other operator to grant Buyer authorization to conduct any test drilling, sampling or other invasive on-site testing for any other Environmental Condition if such testing is required to assess such Environmental Condition as reasonably demonstrated by evidence provided by Buyer to Sellers.

“Environmental Defect” shall mean an Environmental Condition with respect to an Asset, including those set forth in Schedule 4.14.

“Environmental Defect Notice” shall have the meaning set forth in Section 12.1(a).

“Environmental Laws” shall mean all applicable Laws in effect as of the date of this Agreement, including common Law, relating to the protection of the public health, welfare or the environment (including natural resources), including those Laws relating to (a) the storage, handling and use of chemicals and other Hazardous Substances and those Laws relating to the generation, processing, treatment, storage, transportation, disposal or other management thereof, or (b) Environmental Liabilities, and including the federal Clean Water Act and implementing regulations, including those relating to discharges of pollutants or fill material and the protection of wetlands. The term “Environmental Laws” does not include good or desirable operating practices or standards that may be employed or adopted by other oil and gas well operators or recommended by a Governmental Authority. The term “Environmental Laws” shall also include all amendments to any of the foregoing that are adopted prior to the date of this Agreement, but shall not include any Law not in effect as of the date of this Agreement.

“Environmental Liabilities” shall mean any and all Liabilities, environmental response costs (including costs of clean-up, remediation, investigation and monitoring), damages, natural resource damages, costs and expenses (including any remedial, removal, response, abatement, clean-up, investigation, rights to contribution under CERCLA), breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution and rights under any contracts, monitoring costs, settlements, consulting fees, expenses, penalties, fines, orphan’s share, prejudgment and post-judgment interest, court costs, attorneys’ fees, and other liabilities arising out of, incurred, imposed (a) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Body to the extent arising out of non-compliance with or any violation of, or Remediation obligation under,

Appendix I-4

any Environmental Laws which are attributable to the ownership or operation of the Assets prior to the Effective Time or (b) pursuant to any Liability, suit, investigation or other proceeding by a Governmental Body or any other Person for and damages, personal injury, property damage, damage to natural resources, remediation, investigation, monitoring, response or compliance costs to the extent arising out of any Environmental Laws which is attributable to the ownership or operation of the Assets prior to the Closing Date.

“Environmental Threshold” shall have the meaning set forth in Section 12.1(c).

“Escrow Account” shall have the meaning set forth in Section 3.7.

“Escrow Agent” shall mean Fifth Third Bank, an Ohio banking corporation.

“Escrow Agreement” shall mean that certain agreement executed as the date hereof by and among the Parties and the Escrow Agent.

“Exchange Agreement” shall have the meaning set forth in Section 15.14.

“Excluded Assets” shall mean (a) all of Sellers’ respective corporate minute books, financial records and other business records that relate to Sellers’ business generally (including the ownership and operation of the Assets); (b) all trade credits, all accounts, all receivables and all other proceeds, income or revenues attributable to the Assets and attributable to any period of time prior to the Effective Time, except to the extent there has been an upward adjustment to the Purchase Price for any of such items; (c) all claims and causes of action of Sellers arising under or with respect to any Contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (d) subject to Section 11.3, all rights and interests of Sellers (i) under any policy or agreement of insurance, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property; (e) all claims of Sellers for refunds of or loss carry forwards with respect to (i) Asset Taxes attributable to any period prior to the Effective Time (determined in accordance with Section 15.1(e)), (ii) Income Taxes or (iii) any Taxes attributable to the other Excluded Assets; (f) all of Sellers’ proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (g) all documents and instruments of Sellers that may be protected by an attorney-client privilege (other than title opinions, title abstracts or other chain-of-title materials); (h) all data that cannot be disclosed to Buyer as a result of confidentiality arrangements under agreements with Third Parties; (i) all audit rights arising under any of the Applicable Contracts or otherwise with respect to any period prior to the Effective Time or to any of the other Excluded Assets, except for any Assumed Obligations; (j) documents prepared or received by Sellers with respect to (i) lists of prospective purchasers of the Assets, (ii) bids submitted by other prospective purchasers of the Assets, (iii) analyses of any bids submitted by any prospective purchaser, (iv) correspondence between or among Sellers, their respective representatives, and any prospective purchaser other than Buyer and (v) correspondence between Sellers or any of their respective representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by this Agreement; (k) any offices, office leases and any personal property located in or on such offices or office leases, other than temporary offices buildings and their contents located on the Leases; (l) any leases and other assets specifically listed in Exhibit D; (m) any

Appendix I-5

debt instruments; (n) a wellbore only interest in and to any and all wells (other than the Graff 1H Well) located on the Leases or the Units listed in Exhibit D (and including the Jackman Well), for the producing from, reentering, recompleting and/or or abandoning of such existing wellbores, provided that no sidetracking of any such wells shall be permitted (the “Retained Wells”); (o) any assets described in Section 2.1(c), Section 2.1(d) or Section 2.1(f) that are not assignable; and (p) any assets (that would otherwise be included as an Asset) excluded from the transactions contemplated by this Agreement pursuant to Section 11.2(d)(ii), Section 11.2(i), Section 11.3(c), Section 11.4(b)(i), Section 11.4(c)(i) or Section 12.1(b)(ii), or any other provision of this Agreement.

“Final Price” shall have the meaning set forth in Section 3.4.

“Final Settlement Statement” shall have the meaning set forth in Section 3.4.

“Fundamental Representations” shall have the meaning set forth in Section 13.4(a).

“GAAP” shall mean generally accepted accounting principles in the United States as in effect on the date hereof.

“Governmental Authority” shall mean any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or Taxing Authority or power, and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Graff 1H Well” shall mean the uncompleted Graff 1H well more particularly described on Exhibit A-3.

“Graff 1H Well Leases” shall mean the Leases set forth on Schedule 11.2(i).

“Graff 1H Well Reimbursement Costs” shall mean the sum of all actual out-of-pocket third party construction and drilling costs incurred by Sellers with respect to the Graff 1H Well prior to August 28, 2013, not to exceed an amount equal to $4,811,318.

“Hazardous Substances” shall mean any pollutants, contaminants, toxins or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of liability under, any Environmental Laws, including NORM and other substances referenced in Section 12.2.

“Holdback Amount” shall have the meaning set forth in Section 11.2(h)(i).

“Hydrocarbons” shall mean oil and gas and other hydrocarbons produced or processed in association therewith.

“Income Taxes” shall mean any income, franchise and similar Taxes.

“Indemnified Party” shall have the meaning set forth in Section 13.7(a).

Appendix I-6

“Indemnifying Party” shall have the meaning set forth in Section 13.7(a).

“Interim Period” shall mean that period of time commencing with the Effective Time and ending at 7:00 a.m. (Eastern Time) on the Closing Date.

“Jackman 1H Well Pad” shall mean the constructed Jackman 1H drilling pad site more particularly described on Exhibit A-4.

“Jackman 1H Well Pad Reimbursement Costs” shall mean the sum of all actual out-of-pocket third party construction and drilling costs incurred by Sellers with respect to the Jackman 1H Well Pad prior to the date hereof, not to exceed an amount equal to $739,169.

“Jackman Closing” shall have the meaning set forth in Section 11.2(h)(iii).

“Jackman Closing Date” shall have the meaning set forth in Section 11.2(h)(iii).

“Jackman Well” shall mean a well to be drilled by Sellers from the Jackman 1H Well Pad and completed in the Benson formation, as seen in the Carl E Smith Petroleum Inc. Michael Biddle 303 well, API 47095011210000, at a depth of 4,645’, located in Tyler County, West Virginia (the “Benson Formation”) (but in no event deeper than 100’ from the top of the Benson Formation).

“Jackman Well Lease” shall mean the Lease set forth on Schedule 11.2(h).

“Joint Use Agreement” shall mean the Joint Use Agreement to be entered into by Buyer and Sellers in the form of Exhibit C.

“Knowledge” shall mean (a) with respect to Sellers or any Seller, the actual knowledge (without investigation) of the following Persons: (i) with respect to ASD and/or Prima, John G. Corp and Brett C. Greene, (ii) with respect to Republic, Gail A. Bowline and John D. Swanson and (iii) with respect to Sancho, Loren E. Bagley and Ronald H. Woodburn; and (b) with respect to Buyer, the actual knowledge (without investigation) of the following Persons: Alvyn A. Schopp and William J. Pierini.

“Law” shall mean any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Leases” shall have the meaning set forth in Section 2.1(a).

“Liabilities” shall mean any and all claims, causes of action, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines and costs and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage or environmental damage or remediation.

“Net Mineral Acre” shall mean, for each Lease (or portion thereof), (i) the number of surface acres of land covered by each such Lease, multiplied by (ii) the total of lessor’s and non-executive mineral interest holder’s undivided mineral interest in oil and gas covered or burdened

Appendix I-7

by such lease in such surface lands, multiplied by (iii) Sellers’ Working Interest in such Lease insofar as it covers such lands; provided that if items (ii) or (iii) vary as to different areas, tracts or parcels covered by such lease, a separate calculation shall be done for each such area with respect to any tract of land.

“Net Revenue Interest” shall mean, with respect to any Lease, the interest in and to all Hydrocarbons produced, saved and sold from or allocated to such Lease after giving effect to all Burdens.

“NORM” shall mean naturally occurring radioactive material.

“Party” and “Parties” shall have the meaning set forth in the introductory paragraph herein.

“Permitted Encumbrances” shall mean:

(a) the terms and conditions of all Leases and all Burdens if the net cumulative effect of such Leases and Burdens does not operate to reduce the Net Revenue Interest of Sellers with respect to any Lease to an amount less than the Net Revenue Interest set forth for such Lease in Exhibit A-1 or Exhibit A-2, as applicable, and does not obligate Sellers to bear a Working Interest with respect to any Lease in any amount greater than the Working Interest for such Lease set forth in Exhibit A-1 or Exhibit A-2, as applicable (unless the Net Revenue Interest for such Lease is greater than the Net Revenue Interest set forth in Exhibit A-1 or Exhibit A-2, as applicable, in the same proportion as any increase in such Working Interest);

(b) liens for Taxes or assessments not yet due or delinquent or, if delinquent, that are being contested in good faith in the normal course of business and if so contested, are identified in Schedule A-1;

(c) conventional rights of reassignment prior to release or surrender requiring notice to the holders of the rights;

(d) rights of a common owner of any interest in rights-of-way, permits or easements held by Sellers and such common owner as tenants in common or through common ownership;

(e) easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Assets for the purpose of operations, facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines and removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, which, in each case, do not materially impair the operation or use of the Assets;

(f) vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of

Appendix I-8

obligations which are not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of Sellers, and if so contested, are identified in Schedule A-1;

(g) liens created under Leases and/or operating agreements or by operation of Law in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings by or on behalf of Sellers, and if so contested, are identified in Schedule A-1;

(h) any Encumbrance affecting the Assets that is discharged by Seller at or prior to Closing; and

(m) the Leases and all other Encumbrances, Contracts (including the Applicable Contracts), instruments, obligations, defects and irregularities affecting the Assets that individually or in the aggregate do not adversely affect the operation, use or development of any of the Assets, do not reduce the Net Revenue Interest of Sellers with respect to any Lease to an amount less than the Net Revenue Interest set forth for such Lease in Exhibit A-1 or Exhibit A-2, as applicable, and do not obligate Sellers to bear a greater Working Interest for such Lease than set forth for such Lease in Exhibit A-1 or Exhibit A-2, as applicable (unless the Net Revenue Interest for such Lease is greater than the Net Revenue Interest set forth for such Lease in Exhibit A-1 or Exhibit A-2, as applicable, in the same proportion as any increase in such Working Interest).

“Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity.

“Personal Property” shall have the meaning set forth in Section 2.1(e).

“Preferential Purchase Right” shall have the meaning set forth in Section 4.10.

“Preliminary Settlement Statement” shall have the meaning set forth in Section 3.3.

“Prima” shall have the meaning set forth in the introductory paragraph herein.

“Purchase Price” shall have the meaning set forth in Section 3.1.

“Records” shall have the meaning set forth in Section 2.1(f).

“Remediation” shall mean, with respect to an Environmental Condition, the implementation and completion of any remedial, removal, response, construction, closure, disposal or other corrective actions, including the installation of any necessary pollution control equipment, required under Environmental Laws to correct, cure, remove such Environmental Condition and/or bring an Asset into compliance with Environmental Law.

“Remediation Amount” shall mean, with respect to an Environmental Condition, the sum (without duplication) of (a) estimated amount of all reasonable costs and expenses to be incurred in the Remediation of such Environmental Condition plus (b) all other Environmental Liabilities reasonably attributable to claims asserted prior to the Defect Claim Date.

Appendix I-9

“Retained Obligations” shall have the meaning set forth in Section 13.1.

“Retained Wells” shall have the meaning set forth in paragraph (n) of the definition of “Excluded Assets.”

“Republic” shall have the meaning set forth in the introductory paragraph herein.

“Sancho” shall have the meaning set forth in the introductory paragraph herein.

“Seller” and “Sellers” shall have the meanings set forth in the introductory paragraph herein.

“Seller Indemnified Parties” shall have the meaning set forth in Section 13.3.

“Seller Taxes” shall mean (i) all Income Taxes imposed by any applicable Laws on Sellers, any of their direct or indirect owners or Affiliates, or any combined, unitary, or consolidated group of which any of the foregoing is or was a member, (ii) Asset Taxes allocable to Sellers pursuant to Section 15.1 (taking into account, and without duplication of, (A) such Asset Taxes effectively borne by Sellers as a result of the adjustments to the Purchase Price made pursuant to Section 3.2, 3.3 and 3.4, as applicable, and (B) any payments made from one Party to the other in respect of Asset Taxes pursuant to Section 15.1(f)), (iii) any Taxes imposed on or with respect to the ownership or operation of the Excluded Assets and (iv) any and all other Taxes imposed on or with respect to the ownership or operation of the Assets for any tax period (or portion thereof) ending before the Effective Time

“Straddle Period” shall mean any tax period beginning before and ending after the Effective Time.

“Survival Period” shall mean the period of time commencing as of the Closing Date and ending at 5:00 p.m. Mountain Time on the twelve (12) month anniversary thereof; provided that the Survival Period with respect to the Jackman Closing shall end at 5:00 p.m. Mountain Time on the twelve (12) month anniversary of the Jackman Closing Date.

“Target Zone” shall mean all formations below the top of the Rhinestreet formation (as seen by the Eastern American Energy Primm AC #3 well, API 47085076830000, at a depth of 5,497 feet, located in Ritchie County, West Virginia).

“Tax” or “Taxes” shall mean (i) all taxes, assessments, fees, unclaimed property and escheat obligations, and other charges of any kind whatsoever imposed by any Governmental Authority, including any federal, state, local and/or foreign income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution tax, production tax, severance tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, ad valorem tax, personal property tax, real property tax, sales tax, goods and services tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, unemployment tax, disability tax, alternative or add-on minimum tax and estimated tax, (ii) any interest, fine, penalty or additions to tax imposed by a Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any item described in clauses (i) or (ii)

Appendix I-10

above, that arises by reason of a contract, assumption, transferee or successor liability, operation of Law (including by reason of participation in a consolidated, combined or unitary Tax Return) or otherwise.

“Taxing Authority” shall mean, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

“Tax Partnership” shall mean any co-ownership or other arrangement that is treated as a partnership for federal, state or local income Tax purposes for which there has not been made a valid election under Section 761(a) of the Code (or similar applicable provision) to be excluded from the provisions of Subchapter K of Chapter 1 of Subtitle A of the Code, effective for the taxable period that includes the Closing Date.

“Tax Return” shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party” shall mean any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement or any officer or director of any Party or Affiliate of any Party.

“Third Party Claim” shall have the meaning set forth in Section 13.7(b).

“Title Arbitrator” shall have the meaning set forth in Section 11.2(f).

“Title Benefit” shall mean any right, circumstance or condition that entitles Sellers to more than the Net Mineral Acres set forth in Exhibit A-1 or Exhibit A-2 for such Lease; provided that the Net Revenue Interest for such additional Net Mineral Acres shall be no less than the Net Revenue Interest set forth for such Lease in Exhibit A-1 or Exhibit A-2, as applicable.

“Title Benefit Amount” shall have the meaning set forth in Section 11.2(f).

“Title Benefit Notice” shall have the meaning set forth in Section 11.2(b).

“Title Benefit Property” shall have the meaning set forth in Section 11.2(b).

“Title Defect” shall mean any Encumbrance, defect or other matter that causes Sellers not to have Defensible Title in and to any Lease or the Graff 1H Well; provided that the following shall not be considered Title Defects:

(a) defects arising out of lack of corporate or other entity authorization unless Buyer provides affirmative evidence that such corporate or other entity action was not authorized and results in another Person’s competing claim of title to the relevant Asset;

(b) defects based on a gap in Sellers’ chain of title in the applicable federal, state or county records, unless such gap is shown by affirmative evidence;

Appendix I-11

(c) defects based solely on the failure to recite marital status in a document or omission of successors or heirship or estate proceedings;

(d) defects arising out of lack of survey, unless a survey is expressly required by applicable Laws; and

(e) defects that have been cured by all applicable Laws of limitations.

“Title Defect Amount” shall have the meaning set forth in Section 11.2(e).

“Title Defect Notice” shall have the meaning set forth in Section 11.2(a).

“Title Defect Property” shall have the meaning set forth in Section 11.2(a).

“Transaction Documents” shall mean those documents executed pursuant to or in connection with this Agreement.

“Transfer Taxes” shall have the meaning set forth in Section 15.1(c).

“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

“Units” shall have the meaning set forth in Section 2.1(b).

“Well Reimbursement Costs” shall mean, collectively, the Graff 1H Well Reimbursement Costs and the Jackman 1H Well Pad Reimbursement Costs.

“Working Interest” shall mean, with respect to any Lease or the Graff 1H Well, the interest in and to all Hydrocarbons produced through the lands covered by such Lease or through such well, as applicable, that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Hydrocarbons, but without regard to the effect of any Burdens.

Appendix I-12

EXHIBIT A-1 TYLER COUNTY, WV ASD / Republic Leases	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL/ DIST	LESSEE	REMARKS
HBP-95-1-1	CENTERVILLE	FRANK GRASS ET AL	12/10/01	01/09/02	428.5000	428.5000	HBP	1.00	0.84375	335	601	08-07.1 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-2	CENTERVILLE	E THOMAS ESTLACK ET UX	03/17/00	03/16/03	85.5000	85.5000	HBP	1.00	0.83375	330	834	08-24.3 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-4	CENTERVILLE	PHILLIP TALLMAN	02/07/02	02/06/03	29.0000	29.0000	HBP	1.00	0.84375	335	606	08-11 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-5	CENTERVILLE	MERWYN LANCASTER	11/27/01	11/26/02	30.0000	30.0000	HBP	1.00	0.84375	337	94	07-02 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-6	CENTERVILLE	RUTH MEREDITH	07/30/89	01/29/90	210.0000	210.0000	HBP	1.00	0.84375	281	611	08-13 CENTERVILLE 12-01 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-8	CENTERVILLE	REGINA H BERTOZZI ET AL	08/22/06	08/21/07	42.0000	42.0000	HBP	1.00	0.84375	351	816	04-08.3 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-9	CENTERVILLE	CARL W NOLAN	12/23/77	12/22/79	231.0000	231.0000	HBP	1.00	0.83375	214	578	08-05 CENTERVILLE 08-06 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-12	CENTERVILLE	CARL BAKER ET AL (CARL NOLAN)	07/14/01	07/13/02	87.0000	87.0000	HBP	1.00	0.84375	333	908	08-1 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-6-13A	MEADE	RANDALL HALSTEAD	02/28/07	02/27/11	119.0000	9.9167	HBP	1.00	0.84375	355	165	06-05 MEADE 06-05.1 MEADE 06-05.2 MEADE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION

EXH A-1	Page 1 of 8

EXHIBIT A-1 TYLER COUNTY, WV ASD / Republic Leases	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL/ DIST	LESSEE	REMARKS
HBP-95-6-13B	MEADE	ROBERT HALSTEAD	02/28/07	02/27/11	119.0000	9.9166	HBP	1.00	0.84375	355	169	06-05 MEADE 06-05.1 MEADE 06-05.2 MEADE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-6-13C	MEADE	MARVIN HADLEY, ET AL	06/05/06	06/04/10	119.0000	59.5000	HBP	1.00	0.84375	355	173	06-05 MEADE 06-05.1 MEADE 06-05.2 MEADE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-6-13D	MEADE	ROBERT HALSTEAD ET AL	05/11/06	05/10/10	29.7500	9.9167	HBP	1.00	0.84375	355	177	06-05 MEADE 06-05.1 MEADE 06-05.2 MEADE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-6-13E	MEADE	SANDRA JOHNSON ET VIR	11/20/05	11/19/10	119.0000	29.7500	HBP	1.00	0.84375	355	181	06-05 MEADE 06-05.1 MEADE 06-05.2 MEADE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-15A	CENTERVILLE	CATHY JO ASH ET AL	01/23/06	01/22/09	36.2100	18.1050	HBP	1.00	0.84375	349	365	03-09 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-15B	CENTERVILLE	PATRICIA R RACER	08/27/02	08/26/07	36.2100	4.5263	HBP	1.00	0.84375	349	365	03-09 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-15C	CENTERVILLE	BEVERLY J SPROUSE	08/26/02	08/25/07	36.2100	4.5263	HBP	1.00	0.84375	340	106	03-09 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-15D	CENTERVILLE	DENVER A MCMULLEN ET UX	08/29/02	08/28/07	36.2100	2.2631	HBP	1.00	0.84375	340	98	03-09 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-15E	CENTERVILLE	LARRY D MCMULLEN	08/15/06	08/14/09	36.2100	2.2631	HBP	1.00	0.84375	351	605	03-09 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION

EXH A-1	Page 2 of 8

EXHIBIT A-1 TYLER COUNTY, WV ASD / Republic Leases	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL/ DIST	LESSEE	REMARKS
HBP-95-1-15F	CENTERVILLE	VIRGIL R MCMULLEN ET UX	08/29/02	08/28/07	36.2100	2.2631	HBP	1.00	0.84375	339	484	03-09 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-15G	CENTERVILLE	MARCIA WARNER ET VIR	09/25/02	09/24/07	36.2100	2.2631	HBP	1.00	0.84375	340	102	03-09 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-16	CENTERVILLE	RONALD H WOODBURN ET UX	07/01/06	06/30/07	94.0000	94.0000	HBP	1.00	0.84375	351	217	07-10.01 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-6-17	MEADE	EDWIN C WEIGLE ET UX	06/03/05	06/02/06	113.8100	113.8100	HBP	1.00	0.84375	347	467	06-02 MEADE 06-14 MEADE 06-14.2 MEADE	TRANS ENERGY INC	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-6-18	MEADE	EDWIN C WEIGLE ET UX	06/17/05	06/16/06	1.0000	1.0000	HBP	1.00	0.84375	347	519	06-14.1 MEADE	TRANS ENERGY INC	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-19	CENTERVILLE	RICHARD E DEULLEY ET AL KARLA R SPENCER	08/25/03	08/24/04	113.0000	113.0000	HBP	1.00	0.84375	346	590	08-19 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-39	CENTERVILLE	DENNIS L SPENCER JR	01/02/91	01/01/92	108.0000	108.0000	HBP	1.00	0.84375	334	388	12-33 CENTERVILLE 12-34 CENTERVILLE	WEST VIRGINIA GAS INC	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-6-20A	MEADE	VIRGIL R MCMULLEN ET UX (LIFE ESTATE)	11/07/06	11/06/09	73.0000	73.0000	HBP	1.00	0.84375	352	798	06-06 MEADE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-6-20B	MEADE	LEMUEL MOORE ET UX (REMAINDERMAN)	12/15/06	12/14/09	73.0000	0.0000	HBP	1.00	0.84375	353	304	06-06 MEADE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION

EXH A-1	Page 3 of 8

EXHIBIT A-1 TYLER COUNTY, WV ASD / Republic Leases	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL/ DIST	LESSEE	REMARKS
HBP-95-6-21A	MEADE	DONALD R BAKER ET UX	06/19/06	06/18/08	69.0000	34.5000	HBP	1.00	0.84375	351	527	06-07 MEADE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-6-21B	MEADE	PATSY JEAN FLETCHER ET VIR	07/12/06	07/11/08	69.0000	34.5000	HBP	1.00	0.84375	353	204	06-07 MEADE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-6-22	MEADE	CHARLES R WINCE ET AL	10/24/02	10/23/07	54.8750	54.8750	HBP	1.00	0.84375	338	381	06-12 MEADE	TYLER PIPELINE INC	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-23	CENTERVILLE	MELVIN WILEY ET UX	10/18/02	10/17/03	378.0000	378.0000	HBP	1.00	0.84375	337	78	03-04 CENTERVILLE 03-04.1 CENTERVILLE 07-04 CENTERVILLE	SANCHO OIL AND GAS CORP	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-24	CENTERVILLE	RAYMOND V UNDERWOOD ET UX	05/29/02	05/28/07	96.0000	96.0000	HBP	1.00	0.84375	338	440	04-13 CENTERVILLE	TYLER PIPELINE INC	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
HBP-95-1-25	CENTERVILLE	RAYMOND V UNDERWOOD ET UX	01/02/02	01/01/07	76.5000	76.5000	HBP	1.00	0.84375	337	164	04-12 CENTERVILLE	TYLER PIPELINE INC	LIMITED TO ALL DEPTHS BELOW 650’ ABOVE THE ONONDAGA FORMATION
WV-95-1-38A-E	CENTERVILLE	FLORENCE E.DURANT ET AL	2/25/2011	2/25/2016	127.53	91.10	UND	1.00	0.85000	386	391	04-10.1 CENTERVILLE 04-10.4 CENTERVILLE	TRANS ENERGY, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-38F	CENTERVILLE	GEORGE P.SPENCER & JUNE ELLISON	2/25/2011	2/25/2016	127.53	18.22	UND	1.00	0.85000	385	393	04-10.1 CENTERVILLE 04-10.4 CENTERVILLE	TRANS ENERGY, INC. & REPUBLIC ENERGY VENTURES, LLC
PRIMA/REV/ASD:								0.00
TE-95-5-9A	MCELROY	KAREN L MCINTYRE	11/26/07	11/25/09	49.6800	5.5200	HBP	1.00	0.84375	358	284	09-8 MCELROY	CHAD A SWIGER
TE-95-5-9B	MCELROY	CAROL ANN ASTON ET VIR	11/08/07	11/07/09	49.6800	5.5200	HBP	1.00	0.84375	358	95	09-8 MCELROY	CHAD A SWIGER
TE-95-5-9C	MCELROY	SHARON LYNNE GRIFFETH ET VIR	11/10/07	11/09/09	49.6800	22.0800	HBP	1.00	0.84375	358	149	09-8 MCELROY	CHAD A SWIGER
TE-95-5-9D	MCELROY	CHAD A SWIGLER	12/14/07	12/13/10	49.6800	16.5600	HBP	1.00	0.84375	358	451	09-8 MCELROY	TRANS ENERGY, INC.

EXH A-1	Page 4 of 8

EXHIBIT A-1 TYLER COUNTY, WV ASD / Republic Leases	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL/ DIST	LESSEE	REMARKS
UNDEVELOPED LEASES:
WV-95-1-38G	CENTERVILLE	ALICE EDMINISTER	9/12/2011	9/12/2016	127.53	18.22	UND	1.00	0.85000	387	522	04-10.1 CENTERVILLE 04-10.4 CENTERVILLE	TRANS ENERGY, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-43A	CENTERVILLE	LADMORE ASSOCIATES, INC.	8/13/2012	8/13/17	51	31.875	UND	1.00	0.82875	401	551	11-8 CENTERVILLE	SANCHO OIL AND GAS CORP
WV-95-1-43B	CENTERVILLE	HERBERT DARNELL	12/21/2011	12/21/16	51	19.125	UND	1.00	0.84375	390	512	11-8 CENTERVILLE	SANCHO OIL AND GAS CORP
WV-95-1-44A	CENTERVILLE	RODNEY P. MOORE	4/29/2013	4/29/2018	115.14	0.4112	UND	1.00	0.86	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44B	CENTERVILLE	LEMUEL H. MOORE	4/29/2013	4/29/2018	115.14	0.4112	UND	1.00	0.86	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44C	CENTERVILLE	BARBARA A. FLETCHER	4/29/2013	4/29/2018	115.14	0.4112	UND	1.00	0.86	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44D	CENTERVILLE	PAMELA C. FARHATT	4/29/2013	4/29/2018	115.14	0.4112	UND	1.00	0.86	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44E	CENTERVILLE	NILA LEA THOMAS	4/28/2013	4/28/18	115.14	1.0966	UND	1.00	0.86	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44F	CENTERVILLE	BERDINA A. & NORMAN W. ROSE	5/4/2013	5/4/18	115.14	1.1091	UND	1.00	0.85	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44G	CENTERVILLE	TEENA BETH EMCH & THOMAS W. EMCH, II	5/17/2013	5/17/18	115.14	0.6979	UND	1.00	0.82	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC	LIMITED TO DEPTHS FROM THE TOP OF THE RHINESTREET TO 100’ INTO THE ONONDAGA FORMATION
WV-95-1-44H	CENTERVILLE	JASON S. HEFLIN & JESSICA L. HEFLIN	5/2/2013	5/2/2018	115.14	0.6292	UND	1.00	0.85	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC

EXH A-1	Page 5 of 8

EXHIBIT A-1 TYLER COUNTY, WV ASD / Republic Leases	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL/ DIST	LESSEE	REMARKS
WV-95-1-44I	CENTERVILLE	JEFFREY T HEFLIN	5/2/2013	5/2/18	115.14	0.6292	UND	1.00	0.85	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44J	CENTERVILLE	ANNONA DARLENE TAYLOR	4/30/2013	4/30/2018	115.14	1.0966	UND	1.00	0.86	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44K	CENTERVILLE	LAVERNA KAY HAUGHT	4/28/2013	4/28/2018	115.14	1.0966	UND	1.00	0.86	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44L	CENTERVILLE	ROBERT A. MCINTYRE	5/8/20133	5/8/2018	115.14	0.4234	UND	1.00	0.86	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44M	CENTERVILLE	MELINDA J. KINKADE & LARRY D KINKADE	5/21/2013	5/21/2018	115.14	0.6979	UND	1.00	0.82	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44N	CENTERVILLE	JUDITH ANNE PHILLIPS GOONTZ	5/21/2013	5/21/2018	115.14	1.2461	UND	1.00	0.82	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44O	CENTERVILLE	SCOTT ALLEN MCINTYRE	7/19/2013	7/19/2018	115.14	0.2865	UND	1.00	0.86	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44P	CENTERVILLE	KENNETH MASON & JENNIFER L. MASON	5/23/2013	5/23/2018	115.14	4.9349	UND	1.00	0.82	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-44Q	CENTERVILLE	MARCIA LEE MOORE	5/18/2013	5/18/2018	115.14	0.2865	UND	1.00	0.86	PENDING		04-10.1 CENTERVILLE 04-10.4 CENTERVILLE 04-10.5 CENTERVILLE 04-10.6 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL/ DIST	LESSEE	REMARKS
GRAFF #1H LEASES:
WV-95-1-39	CENTERVILLE	ROGER L FERGUSON	5/9/2012	11/9/2013	64.17	64.1700	HBU	1.00	0.83000	397	418	04-10.2 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC

EXH A-1	Page 6 of 8

EXHIBIT A-1 TYLER COUNTY, WV ASD / Republic Leases	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL/ DIST	LESSEE	REMARKS
GRAFF #1H LEASES (CON’T):
WV-95-1-40	CENTERVILLE	ROBERT C. FORRESTER & VICKIE FORRESTER	3/1/2013	9/1/2014	6.929	6.929	HBU	1.00	0.82000	415	535	04-15.1 CENTERVILLE 04-16 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-41	CENTERVILLE	JAMES C & CAROLYN S. WESTBROOK	4/24/2013	4/24/2014	17.441	17.441	HBU	1.00	0.82000	418	371	04-15.2 CENTERVILLE 04-16.1 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42A	CENTERVILLE	RONALD L RIPLEY	5/13/2013	5/13/2014	111.41	6.963	HBU	1.00	0.80000	418	372	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42B	CENTERVILLE	ROBERT RIPLEY	5/10/2013	5/10/2014	111.41	6.963	HBU	1.00	0.80000	418	374	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42C	CENTERVILLE	CAROLYN KRONMEISTER	5/15/2013	5/15/2014	111.41	6.963	HBU	1.00	0.80000	418	376	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42D	CENTERVILLE	VIRGINIA RIPLEY WOLF	5/14/2013	5/14/2014	111.41	6.963	HBU	1.00	0.80000	418	378	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42E	CENTERVILLE	CHARLES TOWNSEND RIPLEY	5/28/2013	5/28/2014	111.41	6.963	HBU	1.00	0.80000	418	380	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42F	CENTERVILLE	R. GRAYDON RIPLEY	5/28/2013	5/28/2014	111.41	6.963	HBU	1.00	0.80000	418	382	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42G	CENTERVILLE	WILDA LYNN RIPLEY	4/23/2013	4/23/2014	111.41	4.6421	HBU	1.00	0.82000	418	384	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42H	CENTERVILLE	GERALD ERNEST	4/22/2013	4/22/2014	111.41	4.6421	HBU	1.00	0.82000	418	385	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC

EXH A-1	Page 7 of 8

EXHIBIT A-1 TYLER COUNTY, WV ASD / Republic Leases	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL/ DIST	LESSEE	REMARKS
GRAFF #1H LEASES (CON’T):
WV-95-1-42I	CENTERVILLE	PATRICIA A. RIPLEY NORRIS	4/24/2013	4/24/2014	111.41	4.6421	HBU	1.00	0.82000	418	386	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-1A	CENTERVILLE	JOANNE & JOHN GRAFF	10/26/2010	10/26/2013	261.41	74.7578	HBU	1.00	0.84375	378	270	08-22 CENTERVILLE 08-23 CENTERVILLE 08-23.1 CENTERVILLE 08-23.2 CENTERVILLE 04-15 CENTERVILLE	SANCHO OIL AND GAS CORP
WV-95-1-1B	CENTERVILLE	LARRY MCMULLEN	10/26/2010	10/26/2013	261.41	74.7578	HBU	1.00	0.84375	378	269	08-22 CENTERVILLE 08-23 CENTERVILLE 08-23.1 CENTERVILLE 08-23.2 CENTERVILLE 04-15 CENTERVILLE	SANCHO OIL AND GAS CORP
WV-95-1-1C	CENTERVILLE	GLEN WHARTON	10/26/2010	10/26/2013	261.41	111.8944	HBU	1.00	0.84375	378	268	08-22 CENTERVILLE 08-23 CENTERVILLE 08-23.1 CENTERVILLE 08-23.2 CENTERVILLE 04-15 CENTERVILLE	SANCHO OIL AND GAS CORP

DEED ID	DISTRICT	GRANTOR	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL/ DIST	GRANTEE	REMARKS
GRAFF #1H MINERALS:
MP-95-1-100A	CENTERVILLE	WILLIAM RANNELLS	3/8/2013	N/A	111.41	1.95838	HBU	1.00	1.00000	412	134	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
MP-95-1-100B	CENTERVILLE	DEBORAH V MITZEL & KAREN LYNN NYE, INDIVIDUALLY & CO- TRUSTEE & BENEFICIARY OF THE MILDRED VIRGINIA KAETZEL TRUST	3/14/2013	N/A	111.41	10.0095	HBU	1.00	1.00000	413	679	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
MP-95-1-100C	CENTERVILLE	JAMES E WILLIAMS	3/22/2013	N/A	111.41	1.958	HBU	1.00	1.00000	415	536	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC

EXH A-1	Page 8 of 8

EXHIBIT A-2 TYLER COUNTY, WV Sancho / Republic Leases	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL/ DIST
HBP-95-1-27	CENTERVILLE	E.G. BEEM	08/29/1977	08/28/1979	317.0000	317.00	HBP	1.0000	0.84375	213	662	11-4 CENTERVILLE
HBP-95-1-28	CENTERVILLE	DENSEL FERRELL ET UX	08/20/1977	08/19/1979	248.0000	248.00	HBP	1.0000	0.84375	213	358	07-14 CENTERVILLE 07-14.1 CENTERVILLE 07-14.2 CENTERVILLE 07-14.3 CENTERVILLE 11-01 CENTERVILLE 11-01.2 CENTERVILLE
HBP-95-6-29	MEADE	ROY HADLEY ET UX	2/26/2008	2/25/2009	200.1600	200.16	HBP	1.0000	0.84375	359	219	05-18 MEADE 05-19 MEADE 05-20 MEADE 05-21 MEADE 05-22 MEADE 05-23 MEADE 05-24 MEADE 05-25 MEADE 05-26 MEADE
HBP-95-1-30	CENTERVILLE	HARRY ASH ET AL	04/10/1965	04/09/1975	292.0000	292.00	HBP	1.0000	0.81500	171	365	12- 03.1 CENTERVILLE
HBP-95-1-3	CENTERVILLE	E THOMAS ESTLACK ET UX	3/17/2000	3/16/2003	50.0000	50.00	HBP	1.0000	0.83375	330	838	8-24.1 CENTERVILLE
UNDEVELOPED LEASE:
WV-95-1-26	CENTERVILLE	LOREN E. BAGLEY	3/31/2010	3/31/2018	207.7700	207.77	UND	1.0000	0.87500	373	716	11-03 CENTERVILLE

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL/ DIST
JACKMAN #1H & #2H LEASE:
WV-95-5-36	MCELROY	LOREN E. BAGLEY, WILLIAM F. AND JANET L. WOODBURN & KARLA R. SPENCER	8/12/2008	8/12/2014	450.0000	450.00	UND	1.0000	0.875	361	752	16-07 MCELROY 16-07.1 MCELROY 16-07.2 MCELROY 16-07.3 MCELROY 16-07.4 MCELROY 16-07.5 MCELROY 16-07.6 MCELROY 16-07.7 MCELROY 16-07.8 MCELROY 15-43 MCELROY

EXH A-2	Page 1 of 1

EXHIBIT A-3 TYLER COUNTY, WV (Graff 1H Well)	9/27/2013

WELL NAME	API #	DISTRICT	WORKING INTEREST	NET REVENUE INTEREST
GRAFF #1H	47-095-02064	CENTERVILLE	100%	83.474842%

EXH A-3	Page 1 of 1

EXHIBIT A-4 TYLER COUNTY, WV (Jackman 1H Well Pad)	9/27/2013

See attached Pickering Associates Location Drawing dated 10/05/12.

EXH A-4	1 of 1

EXHIBIT A-4

(Jackman 1H Well Pad)

TRANS ENERGY INC.

ST. MARYS, WEST VIRGINIA

JACKMAN 1H LOCATION

TYLER COUNTY, WEST VIRGINIA

INDEX OF DRAWINGS

DRAWING NUMBER	DRAWING DESCRIPTION	REVISION
T0.1	TITLE SHEET	1
G0.1	GENERAL NOTES	1
C1.1	WATER PLAN	1
C1.2	GRADING/SEDIMENT AND EROSION CONTROL PLAN (1 OF 3)	1
C1.3	GRADING/SEDIMENT AND EROSION CONTROL PLAN (2 OF 3)	1
C1.4	GRADING/SEDIMENT AND EROSION CONTROL PLAN (3 OF 3)	1
C2.1	ACCESS ROAD PROFILE	1
C2.2	DRILL PAD PROFILE AND SECTIONS	1
C2.3	SEDIMENT TRAP PROFILES AND SECTIONS	1
C3.1	ACCESS ROADWAY CROSS SECTIONS	1
C5.1	SECTIONS AND DETAILS	1

ABBREVIATIONS

ABBREVIATIONS CONT.

UTILITIES

EXISTING/PROPOSED UTILITIES NOT SHOWN. CONSTRUCTION SHALL BE PROPERLY COORDINATED WITH SURVEYOR, LOCAL UTILITY PROVIDERS, PROPERTY OWNERS, ETC.

REFERENCES

1. SURVEYING TOPOGRAPHIC SURVEY (2012)
2. USDA NRCS CUSTOM SOIL RESOURCE REPORT (2012)
3. WV DEP
4. CONSTRUCTION SPECIFICATIONS

SCOPE

THE PROJECT WILL BE CONSTRUCTED BY THE CLIENT (TRANS ENERGY INC.).

SCOPE OF THE PROJECT CONSISTS OF CONSTRUCTING AN ACCESS ROAD AND PAD LOCATION FOR THE JACKMAN 1H SITE MARCELLUS SHALE DRILLING.

WORK SHALL BE AS REQUIRED TO FULLY MEET THE INTENT OF THE PROJECT DRAWINGS AND BE IN ACCORDANCE WITH THE APPLICABLE REQUIREMENTS OF THE GOVERNING AUTHORITIES HAVING JURISDICTION.

PROJECT LOCATION
OHIO
WEST VIRGINIA
CHARLESTON

PROJECT LOCATION MAP

Tyler
Big Moses
Centerville
PROJECT LOCATION

LINETYPE LEGEND

MATERIAL LEGEND

SYMBOL LEGEND

SECTION AND DETAIL NOTATION

TYPICAL PILASTER DETAIL

SOUTH PARAPET

UNDERGROUND UTILITIES

BEFORE YOU DIG

CALL TOLL FREE: 800-245-4848

AUTHORITY CONTACTS

PICKERING ASSOCIATES

the art of engineering

Rev.	Description	By	Date
1	ISSUED FOR PERMIT	MAW	
0	ISSUED FOR PERMIT	MAW	

Drawing Description

TRANS ENERGY INC.

TYLER COUNTY, WEST VIRGINIA

JACKMAN 1H LOCATION

TITLE SHEET

Project: 2120070

Designed By: MAW

Drawn By: MAW

Checked By: MAW

Scale: NO SCALE

Revision: 1

Drawing Number: T0.1

EXH A-4	Page 2 of 4

EXHIBIT A-4 (Jackman 1H Well Pad)

A. GOVERNING SPECIFICATIONS
1. THE GOVERNING SPECIFICATIONS FOR THE PROJECT ARE THE WEST VIRGINIA DEPARTMENT OF ENVIRONMENTAL PROTECTION (WVDEP) OFFICE OF OIL AND GAS (OOG) TITLE 35 SERIES 4, WVDEP EROSION AND SEDIMENT CONTROL MANUAL OF THE OOG, THE WVDEP CONSTRUCTION STORMWATER MANUAL, AND THE WEST VIRGINIA DEPARTMENT OF TRANSPORTATION, DIVISION OF HIGHWAYS, STANDARD SPECIFICATIONS ROADS AND BRIDGES, ADOPTED [illegible], AS AMENDED BY THE WEST VIRGINIA DIVISION OF HIGHWAYS SUPPLEMENTAL SPECIFICATIONS, ISSUED JULY 1, [illegible] (FROM HERE ON REFERRED TO AS WVDOH).
2. ALL WORK SHALL CONFORM TO THE APPLICABLE REQUIREMENTS OF THE GOVERNING AUTHORITIES HAVING JURISDICTION INCLUDING ALL APPLICABLE CODES, SPECIFICATIONS, STANDARDS, AND GUIDELINES ADOPTED BY SUCH AUTHORITIES.
3. DISCREPANCIES BETWEEN THE PLANS AND VARIOUS CODES, STANDARDS, SPECIFICATIONS, ETC. SHALL BE BROUGHT TO THE ATTENTION OF THE ENGINEER FOR REMEDIATION.
4. THE PROJECT DRAWINGS SHALL SUPPLEMENT AND AMEND THE GOVERNING SPECIFICATIONS/OTHER REFERENCED SPECIFICATIONS AND SHALL RULE IN CASE OF CONFLICT. IT SHALL BE THE CONTRACTOR'S RESPONSIBILITY TO EITHER ACQUIRE REFERENCE SPECIFICATIONS OR CONTACT THE ENGINEER CONCERNING HOW TO ACQUIRE SUCH SPECIFICATIONS.

B. PERMITS
1. ALL FEDERAL, STATE, AND LOCAL PERMITS ASSOCIATED WITH THE PROJECT SHALL BE OBTAINED BY THE CLIENT.
2. PROPER PERMIT DOCUMENTATION SHALL BE KEPT ON SITE AT ALL TIMES AND ALL CONSTRUCTION SHALL BE IN ACCORDANCE WITH THE RESPECTIVE PERMITS. ALL PERMIT CONDITIONS SHALL BE PROPERLY COMPLETED (E.G. INSPECTION SCHEDULING).
3. ALL PERMITS SHALL BE OBTAINED PRIOR TO COMMENCEMENT OF WORK.

C. INSPECTIONS, SAMPLING AND TESTING
1. ALL INSPECTIONS, SAMPLING, AND TESTING OF WORK ITEMS INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING:
EXCAVATION, EMBANKMENT, SOIL COMPACTION, FRESH WATER PIT FOUNDATION PREPARATION, BACKFILL AND BEDDING AND MULCHING SHALL BE IN ACCORDANCE WITH THE WVDOH STANDARD SPECIFICATIONS, MANUFACTURER SPECIFICATIONS, THE PROJECT DRAWINGS, AND AUTHORITIES HAVING JURISDICTION REQUIREMENTS. INSPECTION, SAMPLING, AND TESTING SHALL BE PERFORMED BY AN INDEPENDENT, CERTIFIED TESTING AGENCY APPROVED BY AND EMPLOYED BY [illegible]. ALL RESULTS SHALL BE PROMPTLY REPORTED TO THE ENGINEER.

D. BENCH MARKS
1. BENCH MARK LOCATIONS SHALL BE HELD/PROTECTED THROUGHOUT THE LIFE OF THE PROJECT. IN THE EVENT A BENCH MARK IS DISTURBED, THE BENCH MARK SHALL BE RELOCATED OR REESTABLISHED AS DIRECTED BY THE ENGINEER.

E. VERIFICATIONS
1. ALL DIMENSIONS AND SITE CONDITIONS SHALL BE VERIFIED IN THE FIELD PRIOR TO CONSTRUCTION. IMMEDIATELY NOTIFY THE ENGINEER OF ANY DISCREPANCIES.

F. UTILITIES
1. THE INFORMATION SHOWN ON THESE DRAWINGS CONCERNING TYPE AND LOCATION OF EXISTING UTILITIES IS NOT GUARANTEED TO BE ACCURATE OR ALL INCLUSIVE. ALL EXISTING UTILITIES WITHIN THE WORK AREA SHALL BE FIELD VERIFIED. EXTREME CARE SHALL BE TAKEN TO AVOID DAMAGE TO EXISTING UTILITIES INCLUDING, BUT NOT LIMITED TO, PROVIDING PROTECTIVE MEASURES DURING CONSTRUCTION.

G. CLEARING AND GRUBBING
1. THE AREA WITHIN THE [illegible] CONSTRUCTION LIMITS SHALL BE CLEARED OF ALL TREES, BRUSH, LOGS, FENCES, RUBBISH, ETC. ALL TREES SHALL BE CLEARED AND GRUBBED WITHIN 10 FEET OF THE TOE OF ANY EMBANKMENT.

H. DRAINAGE
1. WORKING STORM DRAINAGE SYSTEMS THROUGHOUT THE WORK AREAS SHALL BE MAINTAINED AT ALL TIMES DURING CONSTRUCTION. THE WORKING SYSTEM MAY CONSIST OF THE EXISTING STORM DRAINAGE SYSTEM, THE PROPOSED STORM DRAINAGE SYSTEM, OR A COMBINATION THEREOF. THE SITE SHALL BE GRADED TO DRAIN AND BE MAINTAINED FREE OF PONDING AT ALL TIMES. TEMPORARY DRAINS, SUMPS, PORTABLE PUMPING EQUIPMENT, ETC. SHALL BE UTILIZED AS REQUIRED. MEASURES SHALL BE TAKEN TO MINIMIZE EROSION AND NOT ALTER EXISTING DRAINAGE CONDITIONS WITH RESPECT TO NEIGHBORING AND DOWNSTREAM PROPERTIES.
2. ALL PIPES TO REMAIN SHALL BE CONNECTED TO THE DRAINAGE SYSTEM OR HAVE POSITIVE OUTLET. ALL DRAINAGE OUTLET STRUCTURES SHALL BE FIELD ADJUSTED AS REQUIRED TO MATCH THE EXISTING GROUND AS DIRECTED BY THE ENGINEER. ALL EXISTING DRAINAGE FACILITIES SHALL BE FIELD VERIFIED.

I. EROSION AND SEDIMENT CONTROL AND STORM WATER POLLUTION PREVENTION PLAN
1. ALL SITE WORK, EROSION AND SEDIMENT CONTROL, ETC. SHALL BE IN ACCORDANCE WITH THE WVDEP EROSION AND SEDIMENT CONTROL MANUAL OF THE OFFICE OF OIL AND GAS IN ADDITION TO THE WVDEP CONSTRUCTION STORMWATER MANUAL. SPECIFIC DESIGNS ARE BEYOND THE SCOPE OF THESE DRAWINGS.
2. ALL TEMPORARY AND PERMANENT SEDIMENT AND EROSION CONTROL, AND STORM WATER POLLUTION PREVENTION ACTIVITIES SHALL BE PROVIDED AS REQUIRED. ALL STATE AND FEDERAL REGULATIONS, INCLUDING THE WVDEP EROSION AND SEDIMENT CONTROL MANUAL AND WVDEP [illegible] SHALL BE OBSERVED. THE LOCATION AND TIMING OF ALL EROSION AND SEDIMENT CONTROL ITEMS SHALL BE FIELD ADJUSTED TO PREVENT SIGNIFICANT IMPACTS ON RECEIVING WATERS. IMPLEMENTATION OF THE STORM WATER POLLUTION PREVENTION PLAN SHALL CONTINUE THROUGHOUT THE DURATION OF THE PROJECT OR UNTIL SUCH TIME THAT THE UPSLOPE DISTURBED AREAS ARE STABILIZED. ALL REASONABLE ATTEMPTS SHOULD BE MADE TO MINIMIZE THE TOTAL AREA OF DISTURBED LAND. ALL AREAS THAT ARE TO REMAIN DORMANT FOR MORE THAN 21 DAYS, BUT LESS THAN 1 YEAR, SHALL BE STABILIZED WITH [illegible] SEED MIXTURE, TEMPORARY WITHIN 7 DAYS OF THE MOST RECENT DISTURBANCE. AREAS THAT ARE TO REMAIN DORMANT FOR MORE THAN 1 YEAR SHALL BE STABILIZED WITH PERMANENT SEEDING AND MULCHING WITHIN 7 DAYS OF THE MOST RECENT DISTURBANCE. MEASURES SHALL BE MAINTAINED/REPLACED AS REQUIRED.
3. SEDIMENT CONTROL DEVICES SHALL BE IMPLEMENTED PRIOR TO GRUBBING FOR ALL AREAS REMAINING DISTURBED FOR OVER 14 DAYS.
4. STABILIZED OUTLETS AND WEIRS SHALL CONSIST OF GEOTEXTILE FABRIC AND RIPRAP. RIPRAP SHOULD CONSIST OF WELL-GRADED STONE 2 INCHES TO 8 INCHES IN DIAMETER.
5. THE AREA UNDER THE EMBANKMENT SHOULD BE CLEARED, GRUBBED, AND STRIPPED OF ANY VEGETATION AND ROOT MAT.
6. CONSTRUCTION OPERATIONS SHOULD BE CARRIED OUT IN SUCH A MANNER THAT EROSION AND WATER POLLUTION ARE MINIMIZED.
7. SEDIMENT TRAPS SHOULD NOT BE REMOVED UNTIL THE CONTRIBUTING DISTURBED AREA HAS BEEN STABILIZED.
8. MATERIAL REMOVED FROM THE EXCAVATED SECTION OF THE SEDIMENT TRAP SHOULD BE PLACED IN AN AREA AND STORED IN A MANNER THAT WILL NOT CREATE AN EROSION PROBLEM.
9. SEDIMENT FROM TRAPS AND BASINS SHOULD BE REMOVED BEFORE THE TRAP'S WET STORAGE VOLUME IS REDUCED BY ONE-HALF.
10. FILTER STONE SHOULD BE REGULARLY CHECKED TO ENSURE THAT FILTRATION PERFORMANCE IS MAINTAINED. STONE CHOKED WITH SEDIMENT SHOULD BE REMOVED AND CLEANED OR REPLACED.
11. SEDIMENT TRAPS AND BASINS SHALL BE INSPECTED AT A MINIMUM ONCE EVERY SEVEN CALENDAR DAYS AND WITHIN 24 HOURS AFTER ANY STORM EVENT GREATER THAN 0.5 INCHES OF RAIN PER 24 HOUR PERIOD.

J. WORK STOPPAGE
1. SEDIMENT AND EROSION CONTROL FEATURES SHALL BE OPERATED AND MAINTAINED IN AN ACCEPTABLE CONDITION.
2. WHEN ANY EROSION OR SEDIMENT CONTROL FEATURE HAS REACHED HALF ITS CAPACITY, THE DEVICE SHALL BE CLEANED OUT AND RESTORED TO ITS ORIGINAL CONDITION.
3. A SPILL PREVENTION, CONTROL, AND COUNTERMEASURES (SPCC) PLAN THAT ITEMIZES SPECIFIC MEASURES THAT WILL BE IMPLEMENTED TO PREVENT AND CLEAN UP CHEMICAL AND PETROLEUM PRODUCT SPILLS THAT MAY OCCUR DURING ALL PHASES OF PROJECT CONSTRUCTION SHALL BE PREPARED. FUEL STORAGE AND REFUELING ACTIVITIES, EQUIPMENT MAINTENANCE ACTIVITIES, AND EQUIPMENT WASHING SHALL BE KEPT AT LEAST 100 FEET AWAY FROM ANY PERENNIAL OR INTERMITTENT WATERCOURSE OR WETLAND.

K. SEEDING, FERTILIZING AND MULCHING
1. UNLESS NOTED OTHERWISE, ALL DISTURBED SOIL AREAS ARE TO BE SEEDED, FERTILIZED, AND MULCHED. SEEDING, FERTILIZING, AND MULCHING WILL BE AS SPECIFIED IN WVDOH 652. AREAS 3:1 OR FLATTER SHALL RECEIVE A TYPE [illegible] MIXTURE [illegible]. AREAS STEEPER THAN 3:1 SHALL RECEIVE A TYPE L MIXTURE. DISTURBED AREAS OVER 50 FEET AWAY FROM A STREAM SHALL BE SEEDED AND MULCHED WITHIN 7 DAYS OF REACHING FINAL GRADE. OTHER SUCH AREAS SHALL BE SEEDED AND MULCHED WITHIN [illegible] DAYS OF REACHING FINAL GRADE. [illegible] TESTING WILL NOT BE REQUIRED ON THESE ITEMS PURCHASED FROM A REPUTABLE DEALER. ALL DAMAGED TO PREVIOUSLY SEEDED AREAS SHALL BE REPAIRED.

L. TREE REMOVAL
1. ALL TREES NOTED TO BE REMOVED SHALL BECOME THE PROPERTY OF THE CONTRACTOR AND SHALL BE PROPERLY DISPOSED OFF-SITE. TREES SHALL BE SUBSTANTIALLY REMOVED IN THEIR ENTIRETY IN ACCORDANCE WITH [illegible] AND STRUCTURALLY BACKFILLED WITH SUITABLE MATERIAL.

M. EARTHWORK
1. ALL TOPSOIL SHALL BE REMOVED FROM THE AREA WITHIN THE CONSTRUCTION LIMITS.
2. SOIL DESIGNATED AS UNSUITABLE (E.G. TOPSOIL) SHALL BY NO MEANS BE USED AS FILL MATERIAL. ALL EARTHWORK SHALL BE IN DIRECT ACCORDANCE WITH OSHA REQUIREMENTS. TEMPORARY SHORING, TRENCH BOXES, SUMP PUMPS, BORING/JACKING, UNDERPINNING, TIEBACKS, ETC. SHALL BE DESIGNED AND USED DURING CONSTRUCTION AS REQUIRED.
3. FILL MATERIAL SHALL BE FREE OF ROOTS, STUMPS, WOOD, RUBBISH, STONES GREATER THAN 6 INCHES, FROZEN OR OBJECTIONABLE MATERIALS. MATERIALS USED IN THE OUTER SHELL OF THE EMBANKMENT MUST HAVE THE CAPABILITY TO SUPPORT VEGETATION OF THE QUALITY REQUIRED TO PREVENT EROSION OF THE EMBANKMENT.
4. AREAS ON WHICH THE FILL IS TO BE PLACED SHALL BE SCARIFIED PRIOR TO PLACEMENT OF FILL. ANY SOFT SPOTS SHALL BE ADEQUATELY REMOVED AND REPLACED WITH PROPERLY COMPACTED FILL. ALL MATERIAL SHALL BE PLACED IN CONTINUOUS LIFTS (THICKNESS SPECIFIED BELOW) OVER THE ENTIRE LENGTH OF FILL (+/-2% MOISTURE CONTENT & 95% COMPACTION).
5. EXCESS EXCAVATED MATERIAL SHALL BE PLACED IN DESIGNATED WASTE MATERIAL AREAS AND OFF ALL NEW EMBANKMENTS.
6. ORIGINAL GROUND SLOPES STEEPER THAN 4:1 SHALL BE BENCHED IN ORDER TO PROPERLY PLACE FILL MATERIAL.
7. LIFT THICKNESSES SHALL BE PLACED ACCORDING TO WVDOH 207. THE CONTRACTOR SHALL RECORD MATERIAL TYPE AND THE LIFT THICKNESS FOR ALL TYPES OF EMBANKMENT. WHEN EMBANKMENTS ARE TO BE CONSTRUCTED ACROSS LOW SWAMPY GROUNDS WHICH WILL NOT SUPPORT THE WEIGHT OF TRUCKS OR HAULING EQUIPMENT, THE LOWER PART OF THE FILL MAY BE CONSTRUCTED BY DUMPING SUCCESSIVE VEHICLE LOADS OF ROCK, HARD SHALE OR GRANULAR MATERIAL IN A UNIFORMLY DISTRIBUTED LAYER. THE THICKNESS OF A LAYER SHALL NOT BE GREATER THAN THAT NECESSARY TO SUPPORT THE VEHICLE PLACING SUBSEQUENT LAYERS, AFTER WHICH THE REMAINDER OF THE EMBANKMENT SHALL BE CONSTRUCTED IN LAYERS AND COMPACTED AS SPECIFIED. IN PLACES INACCESSIBLE TO A ROLLER, SUCH AS ADJACENT TO CULVERTS, RETAINING WALLS AND OTHER STRUCTURES, THE FILL MATERIAL SHALL BE PLACED IN 4 IN. (100 MM) COMPACTED LAYERS, UNIFORMLY COMPACTED WITH APPROVED TAMPERS.
7.1. RANDOM MATERIAL (SOIL, GRANULAR MATERIAL AND SOFT SHALE): RANDOM MATERIAL AS DEFINED IN WVDOH 716 SHALL BE PLACED IN EMBANKMENTS IN SUCCESSIVE LAYERS NOT TO EXCEED 8 INCHES (150 MM) IN THICKNESS AFTER COMPACTION.
7.2. HARD SHALE: THIS MATERIAL IS DEFINED IN THE APPLICABLE PROVISIONS OF WVDOH 716. WHEN SUITABLE RANDOM MATERIAL IS TO BE MIXED WITH HARD SHALE, THE MIXTURE SHALL BE PLACED IN THE EMBANKMENT IN LIFT THICKNESSES PRESCRIBED. MIXTURES WHICH CONTAIN 80 PERCENT OR MORE OF SUITABLE RANDOM MATERIAL SHALL BE PLACED IN LIFTS NOT TO EXCEED 8 INCHES (150 MM) IN THICKNESS AFTER COMPACTION. MIXTURES WHICH CONTAIN 35 TO 80 PERCENT (BY VISUAL INSPECTION) OF SUITABLE RANDOM MATERIAL SHALL BE PLACED IN LIFTS NOT TO EXCEED 12 IN. (300 MM) BEFORE COMPACTION. MIXTURES WHICH CONTAIN FROM ZERO TO 35 PERCENT (BY VISUAL INSPECTION) OF SUITABLE RANDOM MATERIAL SHALL BE PLACED IN LIFTS NOT TO EXCEED 24 IN. (600 MM). THE LIFT THICKNESS SHALL BE AS THIN AS THE EXCAVATED MATERIAL WILL PERMIT.
7.3. ROCK: THIS MATERIAL, AS DEFINED IN WVDOH 716, SHALL BE PLACED IN THE EMBANKMENT IN LAYERS OF THICKNESS AS PRESCRIBED. MIXTURES WHICH CONTAIN 80 PERCENT OR MORE (BY VISUAL INSPECTION) OF SUITABLE RANDOM MATERIAL SHALL BE PLACED IN LIFTS NOT TO EXCEED 8 INCHES (150 MM) AFTER COMPACTION. MIXTURES WHICH CONTAIN 35 TO 80 PERCENT (BY VISUAL INSPECTION) OF SUITABLE RANDOM MATERIAL SHALL BE PLACED IN LIFTS NOT TO EXCEED 12 IN. (300 MM) BEFORE COMPACTION. MIXTURES WHICH CONTAIN ZERO TO 35 PERCENT (BY VISUAL INSPECTION) OF SUITABLE RANDOM MATERIAL SHALL BE PLACED IN LIFTS NOT TO EXCEED 24 IN. (600 MM). THE LIFT THICKNESS SHALL BE AS THIN AS THE EXCAVATED MATERIAL WILL PERMIT. ROCK LIFTS THAT ARE DESIGNATED AS SELECT EMBANKMENT SHALL CONTAIN NO MORE THAN 15 PERCENT OF OTHER SUITABLE EMBANKMENT MATERIAL (BY VISUAL INSPECTION). THE MAXIMUM ROCK SIZE SHALL BE 6 INCHES (150 MM) AND GREATER. DURING EXCAVATION AND HANDLING, THE CONTRACTOR SHALL AVOID CONTAMINATING THE SELECT EMBANKMENT WITH OTHER EMBANKMENT MATERIALS. ROCK FOR SELECT EMBANKMENT SHALL BE RESERVED FROM THE EXCAVATION UP TO THE PLAN QUANTITY REQUIRED. IF SELECT EMBANKMENT FROM THE EXCAVATION IS WASTED PRIOR TO MEETING THE PLAN QUANTITIES, THE CONTRACTOR SHALL BE RESPONSIBLE, AND BEAR THE EXPENSE, FOR REPLACING THE MATERIAL WASTED UP TO THE PLAN QUANTITY. ROCK LIFTS IN EMBANKMENT SHALL BE PLACED IN APPROXIMATELY LEVEL LAYERS OF UNIFORM THICKNESS. THE SIZE OF THE ROCK LIFTS SHALL NOT EXCEED 24 INCHES (600 MM). THE ROCK SHALL NOT BE GREATER IN ANY DIMENSION THAN 24 INCHES (600 MM). WHEN ROCK IS USED AS A LINING FOR DRAINAGE CHANNELS, IT SHALL BE PLACED TO THE THICKNESS CALLED FOR ON THE PLANS OR CROSS SECTIONS. THE DIMENSIONS OF THE ROCK MAY BE AS LARGE AS THE THICKNESS OF THE BLANKET WILL PERMIT.
8. THE CERTIFIED TESTING AGENCY SHALL VERIFY ALL SUBGRADES HAVE BEEN COMPACTED TO AT LEAST 95% OF THE MATERIAL'S MAXIMUM DRY DENSITY (OBTAINED IN ACCORDANCE WITH ASTM STANDARD METHOD D-698), ARE NOT FROZEN, AND ARE NEAR OPTIMUM MOISTURE CONTENT (+/-2%). IF REQUIRED, THE AGENCY'S GEOTECHNICAL ENGINEER SHALL ALSO RECOMMEND THE LIMITS OF ADDITIONAL EXCAVATION. ALL SUBGRADES SHALL BE INSPECTED BY THE TESTING AGENCY'S REPRESENTATIVE PRIOR TO PLACEMENT OF EMBANKMENT, AGGREGATE, ETC. IF UNSUITABLE MATERIAL IS FOUND AT THE DRAWING SUBGRADE DEPTHS, ADDITIONAL EXCAVATION SHALL BE REQUIRED UNTIL SUITABLE BASES ARE ENCOUNTERED. ADDITIONAL EXCAVATIONS ARE TO BE BACKFILLED WITH PROPERLY COMPACTED ENGINEERED (CONTROLLED) FILL OR AGGREGATE BASE MATERIAL. THE AGGREGATE BASE SHALL BE FROM [illegible] AND BE PLACED ON A SUBGRADE PROPERLY PREPARED IN ACCORDANCE WITH WVDOH 207. ALTERNATE METHODS MUST BE APPROVED BY THE ENGINEER.
9. TO THE BEST OF THE ENGINEER'S KNOWLEDGE, A SUBSURFACE INVESTIGATION HAS NOT BEEN CONDUCTED AND A SOILS REPORT HAS NOT BEEN PREPARED FOR THE SITE. A SUBSURFACE INVESTIGATION SHOULD BE CONDUCTED PRIOR TO CONSTRUCTION. IF NO SUBSURFACE INVESTIGATION WILL BE CONDUCTED, PICKERING ASSOCIATES SHALL ASSUME SOIL PROPERTIES/CHARACTERISTICS FROM THE USDA MAPS, THE 2012 EDITION OF THE INTERNATIONAL BUILDING CODE, AND CLIENT PROVIDED INFORMATION OBTAINED FROM TEST PITS/VISUAL INSPECTION (IF APPLICABLE).
10. SHEEPS FOOT OR TRACKED EQUIPMENT SHALL BE USED FOR COHESIVE MATERIAL COMPACTION AND A VIBRATORY DRUM FOR GRANULAR COMPACTION. REGARDLESS, A POSITIVE DRAINING SURFACE SHALL BE PREPARED OVER ALL EXPOSED EARTH FOR GRAVITY RUNOFF, SEMI-IMPERVIOUS WEATHER PROTECTION DURING OFF-WORK TIMES.

PICKERING ASSOCIATES
the art of engineering

Rev.	Description	By	Date
1	ISSUED FOR PERMIT	MAW	[illegible]
2	ISSUED FOR PERMIT	MAW	[illegible]

Drawing Description
TRANS ENERGY INC.
TYLER COUNTY, WEST VIRGINIA
JACKMAN 1H LOCATION
GENERAL NOTES

Project: 2:[illegible]
Designed By: MAW
Drawn By: MAW
Checked By: MAW
Scale: NO SCALE
Plot Date: [illegible]
Revision: 1
Drawing Number:
C0.1

EXH A-4	Page 3 of 4

EXHIBIT A-4 (Jackman 1H Well Pad)

MASTER PLAN

EARTHWORK SUMMARY

AREAS OF DISTURBANCE
ACCESS ROAD = 3.178 ACRES
DRILL PAD = 3.178 ACRES
SOIL STOCKPILES = [illegible]
SEDIMENT & EROSION CONTROLS = 3.709

TOTAL AREA OF DISTURBANCE = 10.710 ACRES

ESTIMATED EARTHWORK VOLUMES
DRILL PAD
EXCAVATION: 24,500 CY
EMBANKMENT: 17,000 CY
6" TOPSOIL: 2,050 CY
ACCESS ROAD
EXCAVATION: 28,800 CY
EMBANKMENT: 5,200 CY
6" TOPSOIL: 2,685 CY
SOIL STOCKPILE
EXCAVATION: 0 CY
EMBANKMENT: 5,900 CY
TOPSOIL: 900 CY
TOTAL SITE (ALL ROADS, PADS, ETC.)
EXCAVATION: 57,050 CY
EMBANKMENT: 28,100 CY
6" TOPSOIL: 6,000 CY

*VOLUMES LISTED ABOVE ARE UNADJUSTED FOR SHRINK/SWELL FACTORS.

PARTIAL SLOPE STABILITY ANALYSIS SUMMARY

PROPERTIES:	ROCK, C=20,000 PSF	SOIL/ROCK, C=3500 PSF
SLOPE ANALYZED	FACTOR OF SAFETY	FACTOR OF SAFETY
DRILL PAD		
EXCAVATION	20.0	2.0
EMBANKMENT	15.2	1.3
ACCESS ROAD		
EXCAVATION	27.8	1.2
EMBANKMENT	52.8	2.8
SOIL STOCKPILES		
EXCAVATION	–	–
EMBANKMENT	14.6	1.5

MINIMUM FACTOR OF SAFETY = 1.3
*EQUATIONS TO CALCULATE FACTORS OF SAFETY SHOWN ABOVE ARE BASED ON U.S.A.C.E. SLOPE STABILITY ENGINEER MANUAL, [illegible] AND THE TAYLOR SLOPE STABILITY METHOD.
**ANALYSIS SHOWN ARE ALSO BASED ON AN ASSUMED 500 PSF SURCHARGE LOAD ON ALL FILL SLOPES.
***FACTORS OF SAFETY ARE CALCULATED AT THE LOCATION OF THE MAXIMUM CUT/FILL.

PICKERING ASSOCIATES
the art of engineering

Rev.	Description	By	Date
1	ISSUED FOR PERMIT	MAW	[illegible]
0	ISSUED FOR PERMIT	MAW	[illegible]

Drawing Description
TRANS ENERGY INC.
TYLER COUNTY, WEST VIRGINIA
JACKMAN 1H LOCATION
MASTER PLAN

Project: [illegible]
Designed By: MAW
Drawn By: AMS
Checked By: MAW
Scale: [illegible]
Plot Date: [illegible]
Revision: 1
Drawing Number:
C1.1

EXH A-4	Page 4 of 4

EXHIBIT B-1 (Form of Assignment and Bill of Sale)	9/27/2013

ATTACHED

EXH B-1	PAGE 1 of 1

ASSIGNMENT AND BILL OF SALE

This Assignment and Bill of Sale (this “Assignment”) is from American Shale Development, Inc., a Delaware corporation (“ASD”), Republic Energy Ventures, LLC, a Delaware limited liability company (“Republic”), Sancho Oil & Gas Corporation, a West Virginia corporation (“Sancho”), and Prima Oil Company, Inc., a Delaware corporation (“Prima” and, together with ASD, Republic and Sancho, “Assignor”), to Antero Resources Corporation, a Delaware corporation (“Assignee”), and is effective as of 7:00 a.m. Eastern Time on September 1, 2013 (the “Effective Time”). Assignor and Assignee may be referred to herein collectively as the “Parties,” or individually as a “Party.” Capitalized terms used herein but not otherwise defined shall have the meanings given such terms in the Purchase Agreement (as defined hereinafter).

ARTICLE 1

ASSIGNMENT OF ASSETS

Section 1.1 Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby GRANTS, BARGAINS, ASSIGNS, CONVEYS AND TRANSFERS unto Assignee all of Assignor’s right, title and interest in and to the assets described in Sections 1.1(a) through (f) below (such assets, less and except the Excluded Assets (as hereinafter defined), collectively, the “Assets”):

(a) any oil and gas lease, mineral interest, royalty interest, overriding royalty interest, payments out of production, reversionary rights, contractual rights to production or other interests in the oil and gas leases described in Exhibit A-1 and Exhibit A-2, together with any and all other right, title and interest of Assignor in and to the leasehold estates or other rights and interests created by any of the foregoing, subject to the terms, conditions, covenants and obligations set forth in such leases and/or Exhibit A-1 and Exhibit A-2 (all such leases and interests, collectively, the “Leases”), and including all right, title and interest of Assignor in and to the uncompleted Graff 1H well more particularly described in Exhibit A-3 (the “Graff 1H Well”) and the constructed Jackman 1H drilling pad site more particularly described on Exhibit A-4 (the “Jackman 1H Well Pad”).

(b) all rights and interests in, under or derived from all unitization and pooling agreements in effect with respect to any of the Leases or the Graff 1H Well and the units created thereby (the “Units”);

(c) all Applicable Contracts set forth in Exhibit A-5 and all rights thereunder;

(d) all permits (including regulatory and governmental permits), licenses (including seismic or geophysical licenses), servitudes, easements and rights-of-way used in connection with the ownership or operation of any of the Leases, the Graff 1H Well, the Units or the other Assets set forth in Exhibit A-6;

(e) all equipment, machinery, fixtures and other personal, moveable and mixed property, operational and nonoperational, known or unknown, located on the Graff 1H Well or the Jackman 1H Well Pad, or primarily used in connection therewith (collectively, the “Personal Property”); and

(f) all of the files, records, information and data, whether written or electronically stored, primarily relating to the Assets in Assignor’s or its Affiliates’ possession, including: (i) land and title records (including abstracts of title, title opinions and title curative documents); (ii) Applicable Contract files; (iii) correspondence files (other than electronically stored correspondence); (iv) operations, environmental (including environmental studies) and production records; (v) facility and well records; and (vi) geologic technical data including logs, maps and each Assignor’s interpretations thereof (collectively, “Records”).

Section 1.2 EXCEPTING AND RESERVING to Assignor, however, all of the Excluded Assets, including the Retained Wellbore Interests (as hereinafter defined) and those overriding royalty interests owned by Sancho set forth on Exhibit B.

TO HAVE AND TO HOLD the Assets, together with all and singular the rights, privileges, contracts and appurtenances, in any way appertaining or belonging thereto, unto Assignee, its successors and assigns, forever, subject, to the terms and conditions of this Assignment.

Section 1.3 Excluded Assets. “Excluded Assets” shall mean (a) all of Assignor’s respective corporate minute books, financial records and other business records that relate to Assignor’s business generally (including the ownership and operation of the Assets); (b) all trade credits, all accounts, all receivables and all other proceeds, income or revenues attributable to the Assets and attributable to any period of time prior to the Effective Time, except to the extent there has been an upward adjustment to the Purchase Price for any of such items; (c) all claims and causes of action of Assignor arising under or with respect to any Contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (d) subject to Section 11.3 of the Purchase Agreement, all rights and interests of Assignor (i) under any policy or agreement of insurance, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property; (e) all claims of Assignor for refunds of or loss carry forwards with respect to (i) Asset Taxes attributable to any period prior to the Effective Time (determined in accordance with Section 15.1(e) of the Purchase Agreement), (ii) Income Taxes or (iii) any Taxes attributable to the other Excluded Assets; (f) all of Assignor’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (g) all documents and instruments of Assignor that may be protected by an attorney-client privilege (other than title opinions, title abstracts or other chain-of-title materials); (h) all data that cannot be disclosed to Assignee as a result of confidentiality arrangements under agreements with Third Parties; (i) all audit rights arising under any of the Applicable Contracts or otherwise with respect to any period prior to the Effective Time or to any of the other Excluded Assets, except for any Assumed Obligations; (j) documents prepared or received by Assignor with respect to (i) lists of prospective purchasers of the Assets, (ii) bids submitted by other prospective purchasers of the Assets, (iii) analyses of any bids submitted by any prospective purchaser, (iv) correspondence between or among Assignor, their respective representatives, and any prospective purchaser other than Assignee and (v) correspondence between Assignor or any of their respective representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by the Purchase Agreement; (k) any offices, office leases and any personal property located in or on such offices or office leases, other than temporary offices buildings and their contents located on the Leases; (l) any leases and other interests specifically listed in Exhibit B; (m) any debt instruments; and (n) a wellbore only interest in and to any and all wells (other than the Graff 1H Well) located on the Leases or the Units, including the wells listed in Exhibit B, for the producing from, reentering, recompleting and/or or abandoning of such existing wellbores, provided that no sidetracking of any such wells shall be permitted (the “Retained Wellbore Interests”).

Section 1.4 Assignment Subject to Purchase Agreement. This Assignment is made in accordance with and is subject to the terms, covenants and conditions contained in that certain Purchase and Sale Agreement, dated as of September 30, 2013, among the Parties (the “Purchase Agreement”). In the event of a conflict between the provisions of the Purchase Agreement and this Assignment, the provisions of the Purchase Agreement shall control. The execution and delivery of this Assignment by Assignor, and the execution and acceptance of this Assignment by Assignee, shall not operate to release or impair any surviving rights or obligations of either Party with respect to the other under the Purchase Agreement.

ARTICLE 2

SPECIAL WARRANTY OF TITLE AND DISCLAIMERS

Section 2.1 Special Warranty of Title. Assignor hereby agrees to warrant and defend title to the Assets unto Assignee, its successors and assigns, to the extent of the interests set forth on Exhibit A-1, Exhibit A-2 and Exhibit A-3, against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor or any of their respective Affiliates, but not otherwise; subject, however, to the Permitted Encumbrances. The specific Working Interest and Net Revenue Interest set forth on Exhibit A-1, Exhibit A-2 and Exhibit A-3 are included for warranty purposes only and shall not limit the interest hereby conveyed, it being the intent of Assignor to hereby convey to Assignee all of its interest in the Assets, regardless of the interests set forth on Exhibit A-1, Exhibit A-2 and Exhibit A-3.

Section 2.2 Disclaimers of Warranties and Representations.

(a) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE IV OF THE PURCHASE AGREEMENT, IN THE STATEMENTS DELIVERED BY ASSIGNOR UNDER SECTION 9.3(e) OF THE PURCHASE AGREEMENT AND THE CERTIFICATES DELIVERED BY ASSIGNOR UNDER SECTION 9.3(f) OF THE PURCHASE AGREEMENT AND EXCEPT FOR ASSIGNOR’S SPECIAL WARRANTY OF TITLE IN SECTION 2.1, (I) ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) ASSIGNOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ASSIGNEE BY ANY AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF ASSIGNOR OR ANY OF THEIR RESPECTIVE AFFILIATES).

(b) EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV OF THE PURCHASE AGREEMENT, IN THE STATEMENTS DELIVERED BY ASSIGNOR UNDER SECTION 9.3(e) OF THE PURCHASE AGREEMENT AND IN THE CERTIFICATES DELIVERED BY ASSIGNOR UNDER SECTION 9.3(f) OF THE PURCHASE AGREEMENT AND

EXCEPT FOR ASSIGNOR’S SPECIAL WARRANTY OF TITLE IN SECTION 2.1, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES TO BE GENERATED BY THE ASSETS, (V) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY ASSIGNOR OR THIRD PARTIES WITH RESPECT TO THE ASSETS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO ASSIGNEE OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT OR THIS ASSIGNMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV OF THE PURCHASE AGREEMENT, THE STATEMENTS DELIVERED BY ASSIGNOR UNDER SECTION 9.3(e) IN THE PURCHASE AGREEMENT, IN THE CERTIFICATES DELIVERED BY ASSIGNOR UNDER SECTION 9.3(f) OF THE PURCHASE AGREEMENT AND EXCEPT FOR ASSIGNOR’S SPECIAL WARRANTY OF TITLE IN SECTION 2.1, ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, AND, SUBJECT TO ASSIGNEE’S RIGHTS AS SPECIFIED IN THE PURCHASE AGREEMENT FOR A BREACH OF ASSIGNOR’S REPRESENTATIONS SET FORTH IN ARTICLE IV OF

THE PURCHASE AGREEMENT, THE STATEMENTS DELIVERED BY ASSIGNOR UNDER SECTION 9.3(e) OF THE PURCHASE AGREEMENT, IN THE CERTIFICATES DELIVERED BY ASSIGNOR UNDER SECTION 9.3(f) OF THE PURCHASE AGREEMENT OR ASSIGNOR’S SPECIAL WARRANTY OF TITLE IN SECTION 2.1, ASSIGNEE SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.

(c) OTHER THAN AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN SECTION 4.14 OF THE PURCHASE AGREEMENT, OR IN THE CERTIFICATES DELIVERED BY ASSIGNOR UNDER SECTION 9.3(f) OF THE PURCHASE AGREEMENT, ASSIGNOR MAKE NO REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND, SUBJECT TO ASSIGNEE’S RIGHTS AS SPECIFIED IN THE PURCHASE AGREEMENT FOR A BREACH OF ASSIGNOR’S REPRESENTATIONS SET FORTH IN SECTION 4.14 OF THE PURCHASE AGREEMENT OR IN THE CERTIFICATES DELIVERED BY ASSIGNOR UNDER SECTION 9.3(f) OF THE PURCHASE AGREEMENT, ASSIGNEE SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.

(d) ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 2.2 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE 3

MISCELLANEOUS

Section 3.1 Separate Assignments. Where separate assignments of Assets have been, or will be, executed for filing with and approval by applicable Governmental Authorities, any such separate assignments (a) shall evidence the Assignment and assignment of the applicable Assets herein made, and shall not constitute any additional Assignment or assignment of the Assets, (b) are not intended to modify, and shall not modify, any of the terms, covenants and conditions, or limitations on warranties, set forth in this Assignment and are not intended to create, and shall not create, any representations, warranties or additional covenants of or by Assignor to Assignee, and (c) shall be deemed to contain all of the terms and provisions of this Assignment, as fully and to all intents and purposes as though the same were set forth at length in such separate assignments.

Section 3.2 Governing Law. EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE OF WEST VIRGINIA ARE MANDATORILY APPLICABLE TO THIS ASSIGNMENT IN CONNECTION WITH THE CONVEYANCES OF PROPERTY INTERESTS INVOLVING REAL PROPERTY LOCATED IN THE STATE OF WEST VIRGINIA, THIS ASSIGNMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS ASSIGNMENT OR THE RIGHTS, DUTIES AND RELATIONSHIP OF THE PARTIES, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW, RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. EXCEPT AS OTHERWISE PROVIDED IN THE PURCHASE AGREEMENT, ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS ASSIGNMENT OR THE VALIDITY HEREOF, SHALL BE FINALLY SETTLED IN ACCORDANCE WITH SECTION 15.10 OF THE PURCHASE AGREEMENT.

Section 3.3 Successors and Assigns. This Assignment shall bind and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that nothing in this Assignment shall assign or grant, or in any way operate to assign or grant, any right, title or interest in, to or under the Purchase Agreement to any successor or assign of Assignee with respect to the Assets or any part thereof, it being expressly understood that rights, titles and interests under the Purchase Agreement may only be obtained or assigned in accordance with the terms thereof.

Section 3.4 Titles and Captions. All Article or Section titles or captions in this Assignment are for convenience only, shall not be deemed part of this Assignment and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except to the extent otherwise stated in this Assignment, references to “Articles” and “Sections” are to Articles and Sections of this Assignment, and references to “Exhibits” are to the Exhibits attached to this Assignment, which are made a part hereof and incorporated herein for all purposes.

Section 3.5 Counterparts. This Assignment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Multiple counterparts of this Assignment may be recorded with federal agencies and in the counties and parishes of the states where the Assets are located, but the inclusion of a description of any Asset in more than one counterpart of this Assignment shall not be construed as having effected any cumulative, multiple or overlapping interest in the applicable Asset. Any signature hereto delivered by a party by facsimile or other electronic transmission shall be deemed an original signature hereto.

Section 3.6 Prior Representations, Warranties and Covenants. To the extent, and only to the extent, (a) permitted by Law, (b) of any indemnity of Assignee provided to Assignor under the Purchase Agreement and (c) such subrogation is not prohibited or otherwise restricted by the respective underlying instrument or agreement, Assignee shall be subrogated to Assignor’s rights in and to all representations, warranties and covenants given with respect to the Assets. To the extent provided in the preceding sentence, Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferrable and permitted by Law, the benefit of and the right to enforce all representations, warranties and covenants, if any, which Assignor is entitled to enforce with respect to the Assets.

[Signature Page Follows]

EXECUTED as of the date of the Parties’ acknowledgments below, but effective at the Effective Time.

ASSIGNOR:

AMERICAN SHALE DEVELOPMENT, INC.

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of             , 2013, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of American Shale Development, Inc., a Delaware corporation, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as                     .

Notary Public

SEAL

My commission expires:

Signature Page to Assignment and Bill of Sale

REPUBLIC ENERGY VENTURES, LLC

By:	Republic Energy Operating, LLC,
Its Manager

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of             , 2013, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of Republic Energy Operating, LLC, the Manager of Republic Energy Ventures, LLC, a Delaware limited liability company, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as                     .

Notary Public

SEAL

My commission expires:

Signature Page to Assignment and Bill of Sale

SANCHO OIL & GAS CORPORATION

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of             , 2013, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                     of Sancho Oil & Gas Corporation, a West Virginia corporation, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as                     .

Notary Public

SEAL

My commission expires:

Signature Page to Assignment and Bill of Sale

PRIMA OIL COMPANY, INC.

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF __________

COUNTY OF __________

On this, the     day of             , 2013, before me a Notary Public, the undersigned officer,                    , personally appeared and acknowledged himself to be the                      of Prima Oil Company, Inc., a Delaware corporation, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as                     .

Notary Public

SEAL

My commission expires:

Signature Page to Assignment and Bill of Sale

ASSIGNEE:

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of             , 2013, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of Antero Resources Corporation, a Delaware corporation, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as                     .

Notary Public

SEAL

My commission expires:

Exhibit A-1 to Assignment and Bill of Sale

EXHIBIT A-1

ASD, PRIMA & REPUBLIC LEASES

Attached.

Signature Page to Assignment and Bill of Sale

EXHIBIT A-2

SANCHO & REPUBLIC LEASES

Attached.

Exhibit A-2 to Assignment and Bill of Sale

EXHIBIT A-3

GRAFF 1H WELL

Attached.

Exhibit A-3 to Assignment and Bill of Sale

EXHIBIT A-4

JACKMAN 1H WELL PAD

Attached.

Exhibit A-4 to Assignment and Bill of Sale

EXHIBIT A-5

APPLICABLE CONTRACTS

Attached.

Exhibit A-5 to Assignment and Bill of Sale

EXHIBIT A-6

PERMITS, LICENSES, EASEMENTS & RIGHTS OF WAY

Attached.

Exhibit A-6 to Assignment and Bill of Sale

EXHIBIT B

EXCLUDED ASSETS

Attached.

[NTD: To list the Retained Wells, Sancho’s retained overriding royalty interests and any other excluded assets identified in the Purchase and Sale Agreement.]

Exhibit B to Assignment and Bill of Sale

EXHIBIT B-2	9/27/2013
(Form of Mineral Deed)

ATTACHED

EXH B-2	PAGE 1 of 1

OIL, GAS, AND MINERAL DEED

STATE OF WEST VIRGINIA	§
	§	KNOW ALL MEN BY THESE
COUNTY OF TYLER	§	PRESENTS THAT:

AMERICAN SHALE DEVELOPMENT, INC., a Delaware corporation, whose mailing address is 210 Second Street, 2nd Floor, St. Mary’s, West Virginia 26170 (“ASD”), and REPUBLIC ENERGY VENTURES, LLC, a Delaware limited liability company, whose mailing address is 4925 Greenville Avenue, Suite 1050, Dallas, Texas 75206 (“Republic”), collectively hereinafter called GRANTORS, and, each, GRANTOR, for good and valuable consideration, receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, do hereby GRANT, BARGAIN, DEED, CONVEY, SELL, TRANSFER and DELIVER unto ANTERO RESOURCES CORPORATION, a Delaware corporation, whose mailing address is 1625 17th Street, Denver, Colorado 80202, hereinafter called GRANTEE, all of each Grantor’s right, title and interest in and to all of the oil, gas and other minerals in and under and that may be produced from those certain tracts of land situated in TYLER County, State of West Virginia, described on Exhibit A attached hereto (the “Premises”).

TO HAVE AND TO HOLD all of each Grantor’s right, title and interest in and to all of the oil, gas and other minerals in and under and that may be produced from the Premises, together with all of the rights, privileges and appurtenances thereto in any way belonging, with the right of ingress and egress and possession at all times for the purpose of mining, drilling, exploring, operating and developing the Premises for oil, gas and other minerals and the maintenance of facilities and means necessary or convenient for producing, storing, treating, transporting and marketing such oil, gas and other minerals, unto Grantee, its successors and assigns forever.

Each Grantor hereby agrees to warrant and defend title to the Premises unto Grantee, its successors and assigns, against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under such Grantor, but not otherwise; subject, however, to the Permitted Encumbrances.

EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE IV OF THE PURCHASE AGREEMENT OR SECTION 10.2 OF THE PURCHASE AGREEMENT, IN THIS MINERAL DEED, IN THE ASSIGNMENT OR IN THE CERTIFICATES OF EACH GRANTOR DELIVERED AT CLOSING PURSUANT TO SECTION 9.3(f) OF THE PURCHASE AGREEMENT, THIS DEED IS MADE WITHOUT EXPRESS OR IMPLIED WARRANTY OF TITLE OF ANY KIND.

This Oil, Gas, and Mineral Deed (this “Deed”) is made in accordance with and is subject to the terms, covenants and conditions contained in that certain Purchase and Sale Agreement, dated as of September 30, 2013, by and between Grantors and Grantee (the “Purchase Agreement”). Any capitalized terms used but not defined in the Deed shall have the meaning ascribed to such terms in the Purchase Agreement.

This Deed is made subject to any and all easements, restrictions, covenants, conditions, reservations and mineral or royalty conveyances of record, if any, applicable to the Premises or any part thereof.

This Deed is made subject to any valid and subsisting oil, gas or other mineral lease or leases on the Premises; but, for the same consideration hereinabove mentioned, Grantors have sold, transferred, assigned and conveyed, and by these presents do sell, transfer, assign and convey unto Grantee and its successors and assigns all of each Grantor’s interest in all the rights, rentals, royalties and other benefits accruing or to accrue under said leases, if any.

This Deed shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of the State of West Virginia without regard to its conflict of laws principles.

Grantors and Grantee agree that any claims arising out of or relating to this Deed, including the meaning of its provisions, its breach or invalidity of its terms, shall be settled pursuant to the provisions of Section 15.10 of the Purchase Agreement.

(Signature pages follow)

2

This Oil, Gas, and Mineral Deed is made as of             , 2013, and is effective as of 7:00 a.m. Eastern Time on September 1, 2013.

GRANTORS:

AMERICAN SHALE DEVELOPMENT, INC.

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of             , 2013, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of American Shale Development, Inc., a Delaware corporation, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as                     .

Notary Public

SEAL

My commission expires:

Signature Page to Oil, Gas, and Mineral Deed

REPUBLIC ENERGY VENTURES, LLC

By:	Republic Energy Operating, LLC
Its Manager

By:
Name:
Title:

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of             , 2013, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of Republic Energy Operating, LLC, the Manager of Republic Energy Ventures, LLC, a Delaware limited liability company, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as                     .

Notary Public

SEAL

My commission expires:

Signature Page to Oil, Gas, and Mineral Deed

GRANTEE:

ANTERO RESOURCES CORPORATION

By:
Name:
Title:

Signature Page to Oil, Gas, and Mineral Deed

Exhibit A

Premises

(See attached.)

EXHIBIT C	9/27/2013
(Form of Joint Use Agreement)

ATTACHED

EXH C	Page 1 of 1

JOINT USE AGREEMENT

This Joint Use Agreement (this “Agreement”) is entered into effective as of the [•] day of December, 2013 (the “Closing Date”), by and among (i) Prima Oil Company, Inc., a Delaware corporation (“Prima”), Republic Energy Ventures, LLC, a Delaware limited liability company (“Republic”), and Sancho Oil & Gas Corporation, a West Virginia corporation (“Sancho” and, collectively with Prima and Republic, the “Seller Parties” and, each, a “Seller Party”), and (ii) Antero Resources Corporation, a Delaware corporation (“Buyer”). Seller Parties and Buyer are each referred to herein as a “Party” and collectively as the “Parties”. All capitalized terms used but not defined in this Agreement shall have the meaning given to such terms in the Purchase Agreement (defined below).

W I T N E S S E T H:

WHEREAS, Republic, Sancho, Prima and American Shale Development, Inc., a Delaware corporation (“ASD” and, collectively with Republic, Sancho and Prima, “Sellers” and, each, a “Seller”), and Buyer have entered into that certain purchase and sale agreement dated September 30, 2013 (the “Purchase Agreement”), pursuant to which Buyer (a) acquired all of each Seller’s right, title and interest in and to certain Leases and other Assets, all of such Leases being listed in Exhibit A hereto, and (b) may acquire other interests after the date hereof, including the Jackman 1H Well Pad and the Jackman Leases as set forth on Exhibit B hereto.

WHEREAS, pursuant to the Purchase Agreement, Sellers retained a wellbore only interest in and to the wells described in Exhibit C hereto for the production of Hydrocarbons therefrom (the “Retained Wells”).

WHEREAS, the Parties desire to establish a cooperative framework for their independent operation (a) in the case of Seller Parties, of the Retained Wells, and (b) with respect to Buyer, of the Leases and other Assets, including all wells in which Buyer has an interest now or hereafter located on the Leases or other Assets and any other assets hereafter acquired by Buyer from Sellers pursuant to the Purchase Agreement, and Buyer’s independent exploration, production and/or development of Hydrocarbons therefrom.

WHEREAS, the Parties intend for the rights and obligations created under this Agreement to be covenants running with the land and the Leases and inure to the benefit of and bind each Party and its successors and assigns.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements of the Parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound by the terms hereof, agree as follows:

1. Surface Use. As contemplated under the Purchase Agreement and in connection with Sellers’ retained interest in the Retained Wells, the Parties acknowledge that each Seller Party, for itself and its successors and assigns, shall have the right to the use of the surface of the land covered by the Leases as is necessary to own, operate, produce, plug and abandon or cause to be operated, produced, plugged and abandoned any of the Retained Wells and, in the case of the Jackman Well, to drill and complete in the Benson formation, as seen in the Carl E Smith Petroleum Inc. Michael Biddle 303 well, API 47095011210000, at a depth of 4,645’, located in Tyler County, West Virginia (the “Benson Formation”) (but in no event deeper than 100’ from the top of the Benson Formation), operate, produce, plug and abandon or cause to be operated, produced, plugged and abandoned such well, but subject always to Buyer’s future use of such surface of the land for oil and gas operations (as defined below), including, but not limited to, operations for the purpose of exploring for, developing, producing and marketing oil and gas. Each Seller Party, for itself and its successors and assigns, acknowledges and agrees that none of its operations in connection with the Retained Wells shall unreasonably interfere in any material respect with Buyer’s rights in the Leases, the other Assets or any of the lands covered thereby or unitized therewith, including, but not limited to, obtaining surface locations, permits and water and drilling, operating, completing and producing the Leases or any of the lands covered thereby or unitized therewith. Buyer acknowledges that its use of the surface of the land covered by the Leases for oil and gas operations (for purposes of this Agreement, “oil and gas operations” with respect to Buyer, shall include, without limitation: (i) drilling, completing and operating all future and existing wells in which Buyer has an interest now or hereafter located on the Leases or the lands unitized therewith; (ii) constructing pipelines, roads and drilling locations; and (iii) installing surface facilities) is subject to the Seller Parties’ aforementioned rights with respect to the Retained Wells. Buyer, for itself and its successors and assigns, acknowledges and agrees that none of its oil and gas operations shall unreasonably interfere in any material respect with the Seller Parties’ aforementioned rights in the Retained Wells. Each Party agrees that, prior to conducting or causing to be conducted any operations on lands covered by the Leases that will interfere, in any material respect, with the other Party’s rights therein, it will notify the other Party no later than three (3) business days in advance of any such operations, unless such operation is necessary to address in connection with circumstances constituting an emergency; provided, however, a Party’s inadvertent failure to provide such notice shall not constitute a breach of this Agreement or provide any basis for any claim or cause of action of any nature or kind by the other Party for such Party’s failure to give the notice provided for in this Section 1.

2. Respective Rights and Additional Covenants of the Parties. The Parties understand and agree that: (i) Seller Parties shall have the exclusive right to operate, produce, plug and abandon or cause to be operated, produced, plugged and abandoned any of the Retained Wells and sell the oil and gas produced therefrom; and (ii) Buyer shall have the exclusive right to drill, operate, produce, plug and abandon or cause to be drilled, operated, produced, plugged and abandoned all other existing and future wells in which Buyer has an interest now or hereafter located on the Leases or the lands unitized therewith and to sell the oil and gas produced therefrom. In connection with their respective operations in connection with the Leases, each of the Parties further covenant: (x) to not unreasonably interfere in any material respect with the surface operations of the other Party on the Leases, including, as applicable, the laying of pipelines, installing facilities and other surface operations by such other Party; (y) whenever the Parties are operating or maintaining wells on the Leases at the same time, then the Parties shall cooperate with each other in a reasonable commercial manner so that such parallel activities may co-exist; and (z) to give the other Party prior written notice no later than ten (10) business days in advance of any application to be filed with the West Virginia Department of Environmental Protection seeking to establish, change, modify or terminate field rules relating to or affecting any Party’s operations on the Leases. Without the prior written consent of the other Party, none of the Parties will have the right to use any facilities or equipment of the other Party in connection with operations by such Party on the Leases. Should such requesting Party be granted such utilization rights, it shall be pursuant to a separate written agreement between the Parties setting forth the terms and conditions, and allocation of costs, expenses, and risks of such usage.

Each Seller Party agrees to provide to Buyer at least thirty (30) days prior written notice of its intent to plug and abandon any Retained Well. Buyer shall have the right but not the obligation, by providing written notice to the applicable Seller Party within thirty (30) days of Buyer’s receipt of notice therefrom, to receive an assignment of all of each Seller Party’s right, title and interests in such Retained Well, without additional consideration by an assignment in recordable form. Upon receipt of such notice within such thirty (30) day period, the applicable Seller Party shall promptly effect such assignment. In the event Buyer notifies the applicable Seller Party it does not wish to receive an assignment of such Retained Well, or in the event Buyer fails to respond to the applicable Seller Party within such thirty (30) day period, the applicable Seller Party shall proceed with the plugging and abandonment of such Retained

2

Well and shall reclaim, restore and clean up the drill-site location and access routes associated therewith in accordance with all applicable Laws and the terms of the applicable Lease.

If any Seller Party operating a well that is or was, during the relevant time period, the only producing well holding a Lease by production as to any lands covered by the Leases or pooled therewith (a “Last Producing Well”) and allows or intends to allow such Last Producing Well to cease producing Hydrocarbons in quantities necessary to maintain such Lease and such Seller Party does not reasonably intend to return such Last Producing Well to production as quickly as reasonably possible (but in no event in a period of time longer than the shorter of (A) the amount of time it would take a reasonably prudent operator and (B) the amount of time required to return the well to production before the applicable Lease may terminate due to non-production), then such Seller Party shall provide to Buyer at least thirty (30) days prior written notice of the foregoing facts, whereupon Buyer shall have the right but not the obligation to receive an assignment of all of each Seller Party’s right, title and interest in such Last Producing Well, and take any necessary actions to maintain the applicable Lease, without additional consideration by an assignment in recordable form. Upon receipt of such notice within such thirty (30) day period, the applicable Seller Party shall promptly effect such assignment. The applicable Seller Party shall promptly respond to Buyer’s requests for information needed to determine whether any well is a Last Producing Well or needed to take any such actions to maintain the applicable Lease.

3. Third Party Restrictions. Each Party agrees to notify the other Party of any lessor or other Third Party seeking to restrict oil and gas operations on a Lease or Leases to a specific surface area covered by such Lease or Leases to the permanent exclusion of any other surface area covered by such Lease or Leases. Each Party agrees to include a representative of each the other Parties in any such discussion with a Third Party about the restriction of surface use for oil and gas operations to the permanent exclusion of other surface use on a Lease or Leases for oil and gas operations.

4. Supremacy of Lease; Delay Rentals. Unless each Seller Party and Buyer mutually agree, none of the Seller Parties or Buyer will amend any of the Leases to the extent such amendment would adversely affect the other Party’s rights, or give written notice (except to the extent required under any of the Leases) to any lessor of the release or termination of any of the Leases. Notwithstanding anything herein to the contrary, no Party shall have any liability to any other Party arising out of or resulting from the termination of any Lease other than as a result of a breach of the provisions of this Section 4 or Section 5; provided, however, that recordation of any release or termination of any Lease shall not constitute written notice to any lessor under this Section 4. Without limiting the foregoing, no Party shall be responsible for or obligated to: (i) pay any shut-in royalty payments attributable to the wells any other Party drills, completes and/or operates on the Leases or lands pooled therewith; (ii) make minimum royalty or other maintenance payments in order to retain any Lease for the benefit of any other Party; or (iii) drill or maintain any well, conduct any operations or have any other similar obligations for the benefit of any other Party.

5. Renewals, Extensions and Terminations. If from and after the date hereof any Lease or any undivided interest therein terminates and a Party obtains any right, title or interest in or to any renewal, extension, successor, replacement or new oil and gas lease covering all or any portion of the undivided fee mineral interest or interests and/or lands covered by such Lease, then the other Party shall not have any right, claim or entitlement to any right, title or interest of such Party in any such renewal, extension, successor, replacement or new oil and gas lease by virtue of this Agreement.

6. Use of Roads and Rights of Way. Pursuant to a mutually agreeable written agreement, each Party: (i) shall grant to each other Party a non-exclusive right to reasonably use any access roads now or hereafter constructed on the lands covered by the Leases by such Party in connection with such other Party’s operations on the Leases; and (ii) to the maximum extent it may do so without consent under

3

the terms of any agreements with Third Parties, shall grant to each other Party a non-exclusive right to reasonably use any roads located on the Leases or the lands unitized therewith of Third Parties that such Party may hereafter have the right to use. A Party using the roads of another Party shall indemnify such other Party from any claims, damages, or injuries that arise from its or its representatives’ or contractors’ use, and it shall maintain the roads in as good condition as existed prior to its use and shall keep in repair such roads and, within a reasonable amount of time, repair any and all damages that such Party may cause thereto. If a Party’s cooperation hereunder requires it to relocate existing pipelines or other facilities or otherwise incur costs and expenses, the accommodating Party shall notify the other Party of all such required works, costs, and expenses, and, upon mutual agreement by the Parties, the Party being accommodated by such cooperation shall promptly reimburse the cooperating Party for all reasonable, documented, direct costs and expenses incurred in so cooperating.

7. Indemnity.

(a) Subject to Section 17, from and after the Closing Date, Seller Parties shall be responsible for all costs, expenses, risks, liabilities and obligations incurred by or at the direction of any Seller Party in connection with their ownership of, or operation with respect to, their interest in the Retained Wells, including, but not limited to, the proper payment of royalties, overriding royalties and other burdens associated therewith, and the exercise by any Seller Party (or their respective affiliates or representatives) of any rights granted to Seller Parties hereunder. Buyer shall be responsible for all costs, expenses, risks, liabilities and obligations incurred by or at the direction of Buyer in connection with its ownership of, or operation with respect to, its interest in the Leases, including, but not limited to, the proper payment of royalties, overriding royalties and other burdens associated therewith, and the exercise by Buyer (or its affiliates or representatives) of any rights granted to Buyer under the Leases or hereunder. Each Party (an “Indemnifying Party”) shall defend, indemnify and hold each other Party and such Party’s affiliates, equity holders, officers, directors, employees and agents (all of such persons and entities collectively, the “Indemnified Party”) harmless from and against all claims, losses, damages, expenses, causes of action or lawsuits of every kind and character, including, but not limited to, those lawsuits and/or claims brought by such Indemnifying Party’s contractors, sub-contractors or the employees thereof, or such Indemnifying Party’s employees, or any lessor or land owner associated with the Leases and/or Retained Wells (collectively, “Losses”), to the extent arising out of or resulting from such Indemnifying Party’s operations associated with the Leases and/or Retained Wells and with respect to the proper payment of royalties, overriding royalties and other burdens associated therewith. Such indemnity obligations shall not be limited in any way by any limitation on the type of damages, compensation or benefits payable under worker’s compensation acts, disability benefits or other employee benefit acts and SHALL APPLY REGARDLESS OF WHETHER ANY SUCH LOSSES ARE OR ARE ALLEGED TO HAVE BEEN CAUSED BY THE SOLE, PARTIAL OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF SUCH INDEMNIFIED PARTY; BUT SUCH INDEMNITY OBLIGATIONS SHALL NOT BE AVAILABLE TO AN INDEMNIFIED PARTY TO THE EXTENT THAT THE LOSSES IN QUESTION AROSE SOLELY OR IN PART FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF ANY INDEMNIFIED PARTY. Seller Parties agree to keep all lands covered by the Leases wherein any Seller Party retains an interest, the Retained Wells and all permanently installed equipment used in connection with such operations, free and clear of all liens for delinquent monies.

(b) From and after the Closing Date, each Indemnifying Party shall additionally assume all liability for and defend, indemnify and hold each Indemnified Party harmless from and against any penalty, loss, injury or damage arising from pollution, contamination or environmental damage of any kind, which arises out of or results from such Indemnifying Party’s or its

4

contractors’ or subcontractors’ operations associated with the Leases, including, but not limited to, spills of materials such as fuels, lubricants, motor oils, pipe dope, paints and garbage (collectively, “Environmental Losses”), and such Indemnifying Party shall control and remove or remediate such pollution or contamination in compliance with all Environmental Laws.

(c) Nothing contained in this Section 7 shall in any way affect the Retained Obligations as set forth in the Purchase Agreement, including any Seller’s obligations with respect to Environmental Liabilities. To the extent of any conflict or inconsistency between the provisions of this Section 7 and the Purchase Agreement, the Purchase Agreement shall govern to the extent of such conflict or inconsistency.

8. Modification and Conflict. This Agreement, the Purchase Agreement and the documents delivered pursuant to the Purchase Agreement contain the entire agreement of the Parties with respect to the subject matter hereof, and may be amended only by a written instrument executed by the Parties. There are no representations, promises, warranties, covenants, understandings or agreements among the Parties with respect to the subject matter hereof, expressed or otherwise, except as expressly set forth herein, in the Purchase Agreement or in the documents delivered pursuant to the Purchase Agreement. In the event of any irreconcilable conflict between any term or provision of this Agreement and any term or provision of the Purchase Agreement (or any of the documents delivered pursuant thereto), the term or provision of this Agreement shall control.

9. Time is of the Essence. Time shall be of the essence for all purposes of this Agreement.

10. Assignment. Any assignment, sale, sublease, transfer (including, but not limited to, any farmout) or option by a Party of all or any portion of its rights under any Lease, shall be subject to the terms and conditions of this Agreement, and as a condition to the effectiveness of any such assignment, sale, sublease, transfer (including, but not limited to, any farmout) or option, the assignee, buyer, sublessee, transferee (including, but not limited to, farmee) or optionee shall execute an instrument reasonably satisfactory to the non-transferring Party wherein it agrees to be bound by the terms of this Agreement. Subject to the foregoing, this Agreement will extend to, inure to the benefit of and be binding upon the Parties and each of their respective successors and permitted assigns. The covenants set forth herein shall be deemed to run with the Leases and lands covered thereby.

11. Amendments and Severability. No course of dealing between the Parties will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person or entity under or by reason of this Agreement. This Agreement may be amended or modified at any time and in all respects, or any provision may be waived, only by an instrument in writing executed by each Seller Party and Buyer in the case of amendment or modification, or, in the case of a waiver, by a written instrument executed by the Party to whom the obligation being waived was owed. The invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

12. Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by electronic facsimile transmission (such as email) (provided any such facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

5

If to Seller Parties:

Republic Energy Ventures, LLC
4925 Greenville Avenue, Suite 1050
Dallas, Texas 75206
Attention: John D. Swanson, President
Fax: 214-369-6692 email: jswanson@republicenergy.com

Sancho Oil & Gas Corporation
210 Second Street, 2nd Floor
St. Mary’s, West Virginia 26170
Attention: Loren E. Bagley, President
Fax: 304-684-3658 email: lorenbagley@transenergyinc.com

Prima Oil Company, Inc.
210 Second Street, 2nd Floor
St. Mary’s, West Virginia 26170
Attention: John G. Corp, President
Fax: 304-684-3658 email: johncorp@transenergyinc.com

If to Buyer:

Antero Resources Corporation
1625 17th Street
Denver, Colorado 80202
Attention: Vice President – Production
Fax: 303-357-7315
email: [ ]

Any notice given in accordance herewith shall be deemed to have been given only when delivered to the addressee in person, or by courier, or transmitted by facsimile transmission during normal business hours on a business day (or if delivered or transmitted after normal business hours on a business day or on a day other than a business day, then on the next business day), or upon actual receipt by the addressee during normal business hours on a business day after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be (or if delivered after normal business hours on a business day or on a day other than a business day, then on the next business day). The Parties may change the address and facsimile numbers to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 12.

13. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Texas, excluding any choice of law principles or rules which may direct the application of the laws of another jurisdiction, and with the exception of title and real property matters which shall be governed by the laws of the State of West Virginia.

14. No Partnership Created. It is not the purpose or intention of this Agreement (or the Purchase Agreement) to create (and it shall not be construed as creating) (i) a joint venture, partnership or any type of association between the Parties, or (ii) any joint and several or vicarious liability between the

6

Parties, and the Parties are not authorized to act as agent or principal for each other with respect to any matter related hereto.

15. Counterparts. This Agreement may be executed by each Seller Party and Buyer in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

16. Memorandum. The Parties shall execute, and any Party may file in all applicable counties, a memorandum of this Agreement in substantially the form attached hereto as Exhibit D.

17. Waiver of Certain Damages. Notwithstanding anything to the contrary set forth in this Agreement, each of the Parties expressly waives and releases, on its own behalf and on behalf of its affiliates, incidental, indirect, special, consequential (including, but not limited to, lost profits or other consequential or business interruption damages or any other damages, in each case, not measured by actual damages), multiple, statutory, punitive or exemplary damages with respect to any dispute arising under, related to, or in connection with this Agreement, breach hereof or the transaction contemplated hereby.

18. Waiver of Jury Trial. THE PARTIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING BASED ON, RELATED TO OR ARISING OUT OF (IN WHOLE OR IN ANY PART IN ANY WAY) THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREBY OR ANY BREACH HEREOF OR THEREOF.

19. Term; Termination. This Agreement shall be effective between the Parties from the Closing Date and shall continue in effect until terminated as provided in this Section 19, as follows: (a) at any time by the mutual agreement of the Parties; (b) as to any Lease, upon termination of such Lease; and as to any Retained Well, upon termination of such retained interest.

20. Seismic Operations. Buyer shall have the sole right to seismic operations permitted by a Lease and shall have the sole proprietary rights to the data obtained from such operations. Seller Parties shall have no right to conduct (or have conducted on their behalf), or grant a permit to a Third Party to conduct, seismic operations across any of the Leases.

21. Limited Purpose. Notwithstanding any provision of this Agreement to the contrary:

(a) Prima is a party to this Agreement for the purpose of, and only to the extent related to, the ownership and/or operation of the Retained Wells identified on Exhibit E1 hereto; and

(b) Republic is a party to this Agreement for the purpose of, and only to the extent related to, the ownership and/or operation of the Retained Wells identified on Exhibit F2 hereto.

21. Keystone Wells. The Parties acknowledge that Texas Keystone, Inc. maintains and operates certain existing oil and gas wells and facilities on lands covered by the Leases (the “Keystone Wells”). The Parties further acknowledge that the use and operation of the Keystone Wells, including drilling, operating, completing and producing from such wells, and the respective rights and obligations of the Parties and Texas Keystone, Inc. associated with the related joint use thereby of the lands covered

[1]	NTD: Exhibit E to list the Retained Wells located on the Bonnell Leases.
[2]	NTD: Exhibit F to list the Jackman Well.

7

by the Leases, are not governed by this Agreement. Should the Parties wish to formalize with Texas Keystone, Inc. a cooperative framework for their independent operations thereon, it shall be pursuant to a separate written agreement between the Parties and Texas Keystone, Inc. setting forth the terms and conditions thereof.

8

IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Agreement as of the date first set forth above:

SELLER PARTIES:

REPUBLIC ENERGY VENTURES, LLC

By:	Republic Energy Operating, LLC Its Manager

By:
Name:
Title:

SANCHO OIL & GAS CORPORATION

By:
Name:
Title:

PRIMA OIL COMPANY, INC.

By:
Name:
Title:

Signature Page 1 of 2 to Joint Use Agreement

BUYER:

ANTERO RESOURCES CORPORATION

By:	/s/ Alyvn A. Schopp
Name:	Alyvn A. Schopp
Title:	Vice President/Treasurer

Signature Page 2 of 2 to Joint Use Agreement

Exhibit A

Leases and Other Assets

See attached.

Exhibit B

Jackman 1H Well Pad and Leases

See attached.

Exhibit C

Retained Wells

See attached.

Exhibit D

Form of Memorandum of Joint Use Agreement

See attached.

Tyler County, WV

MEMORANDUM OF AGREEMENT

THIS MEMORANDUM OF AGREEMENT (this “Memorandum”), made as of this [•] day of December, 2013, by and among (i) Republic Energy Ventures, LLC, a Delaware limited liability company, whose address for notice purposes is 4925 Greenville Avenue, Suite 1050, Dallas, Texas, 75206 (“Republic”), Sancho Oil & Gas Corporation, a West Virginia corporation, whose address for notice purposes is 210 Second Street, 2nd Floor, St. Mary’s, West Virginia, 26170 (“Sancho”), Prima Oil Company, Inc., a Delaware corporation, whose address for notice purposes is 210 Second Street, 2nd Floor, St. Mary’s, West Virginia, 26170 (“Prima” and, collectively with Republic and Sancho, the “Seller Parties” and, each, a “Seller Party”), and (ii) Antero Resources Corporation, a Delaware corporation, whose address for notice purposes is 1625 17th Street, Denver, Colorado, 80202 (“Buyer”). Seller Parties and Buyer are each referred to herein as a “Party” and collectively as the “Parties”.

Notice is hereby given that the Parties have entered into that certain Joint Use Agreement of even date herewith (the “JUA”), pursuant to which the Parties have created a cooperative framework for their independent operation (a) in the case of Seller Parties, of the wellbore only interests in and to the wells set forth on Exhibit B hereto (the “Retained Wells”), and (b) with respect to Buyer, of the leases set forth on Exhibit A hereto (the “Leases”), and including all wells in which Buyer has an interest now or hereafter located on the Leases and any other assets hereafter acquired by Buyer from Seller Parties.

The JUA establishes the respective rights and obligations of the Parties with respect to operations performed by each Party, including the establishment of (a) certain operational standards, qualifications and requirements with respect to each Party’s performance of operations in the Leases and the Retained Wells, (b) certain rights and obligations with respect to use of the surface of the land covered by the Leases and (c) certain rights and obligations with respect to subsurface exploration, development and production in the Leases and the Retained Wells.

The JUA shall remain in full force and effect (a) as to any Lease until termination of such Lease and (b) as to any Retained Well until termination of such interest.

This Memorandum is not a complete summary of the JUA. The provisions of this Memorandum are subject in all respects to the provisions of the JUA. Reference must be made to the JUA in connection with any matters affecting this Memorandum, the JUA, the Leases or the Retained Wells. If there is any conflict between the provisions of this Memorandum and the provisions of the JUA, the provisions of the JUA shall control, it being the intent of the Parties that this Memorandum shall not alter or vary the terms of the agreement between the Parties as set out in the JUA.

If any Party assigns (or otherwise transfers) its interests in the Leases or the Retained Wells, then such transferring Party shall provide a copy of the JUA to the transferee upon such transferee’s request.

All covenants, restrictions, conditions, easements and agreements contained in the JUA are covenants running with the Leases and the lands covered by the Leases and shall inure to the benefit of and bind the Parties, their successors and assigns.

This Memorandum may be executed in separate counterparts, each of which shall be deemed an original,

and all of which together shall constitute one and the same agreement.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the authorized representatives of the Parties have executed this Memorandum as of date set forth above:

SELLER PARTIES:

REPUBLIC ENERGY VENTURES, LLC

By:	Republic Energy Operating, LLC Its Manager

By:
Name:
Title:

SANCHO OIL & GAS CORPORATION

By:
Name:
Title:

PRIMA OIL COMPANY, INC.

By:
Name:
Title:

Signature Page to

Memorandum of JUA

BUYER:

ANTERO RESOURCES CORPORATION

By:	/s/ Alyvn A. Schopp
Name:	Alyvn A. Schopp
Title:	Vice President/Treasurer

Signature Page to

Memorandum of JUA

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of             , 2013, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                                          of Republic Energy Operating, LLC, the Manager of Republic Energy Ventures, LLC, a Delaware limited liability company, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as                     .

Notary Public

SEAL

My commission expires:

Acknowledgment Page to

Memorandum of JUA

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of             , 2013, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of Sancho Oil & Gas Corporation, a West Virginia corporation, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as                     .

Notary Public

SEAL

My commission expires:

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of             , 2013, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of Prima Oil Company, Inc., a Delaware corporation, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as                     .

Notary Public

SEAL

My commission expires:

Acknowledgment Page to

Memorandum of JUA

ACKNOWLEDGEMENTS

STATE OF

COUNTY OF

On this, the      day of             , 2013, before me a Notary Public, the undersigned officer,                     , personally appeared and acknowledged himself to be the                      of Antero Resources Corporation, a Delaware corporation, and that he as such officer and being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as                     .

Notary Public

SEAL

My commission expires:

Acknowledgment Page to

Memorandum of JUA

EXHIBIT A TO THE MEMORANDUM OF AGREEMENT

ATTACHED TO AND MADE A PART OF THAT CERTAIN

MEMORANDUM OF AGREEMENT DATED AS OF DECEMBER [•], 2013

BY AND BETWEEN

REPUBLIC ENERGY VENTURES, LLC, SANCHO OIL & GAS CORPORATION,

PRIMA OIL COMPANY, INC. AND ANTERO RESOURCES CORPORATION

LEASES

See attached.

Exhibit E

Retained Wells Located on the Bonnell Leases

Exhibit F

Jackman Well

EXHIBIT D (Excluded Assets)	9/27/2013

RETAINED WELL NAME & API	MAP/PARCEL/DIST
BOLDED & ITALIC WELLS ARE COMPLETED IN THE MARCELLUS.
RETAINED WELLS:
Beem #1 47-095-00727
Beem #2 47-095-00740
Beem #3 47-095-00769	11-4 CENTERVILLE

07-14 CENTERVILLE
07-14.1 CENTERVILLE
07-14.2 CENTERVILLE
07-14.3 CENTERVILLE
11-01 CENTERVILLE
Ferrell #1 47-095-0728	11-01.2 CENTERVILLE

05-08 MEADE
05-19 MEADE
05-20 MEADE
05-21 MEADE
05-22 MEADE
Moore, WM #1 47-095-01971	05-23 MEADE
Moore, WM #2 47-095-01972	05-24 MEADE
Williams, W #1 47-095-1973	05-25 MEADE
Williams, W #2 47-095-1974	05-26 MEADE

Ash, Harry #1 47-095-00407
Ash, Harry #2 47-095-00411
Ash, Harry #3 47-095-00724	12-03.1 CENTERVILLE

Estlack #1 47-095-01694	11-24.1 CENTERVILLE

ADKINS 1A 47-095-01718
ADKINS RUTH 2 47-095-01719
ADKINS RUTH 3A 47-095-01932
ADKINS RUTH 4 47-095-01933	08-07.1 CENTERVILLE

ESTLACK THOMAS E 47-095-01725	08-24.3 CENTERVILLE

TALLMAN PHILLIP 1 47-095-01752	08-11 CENTERVILLE

LANCASTER MERWYN 1 47-095-01735
LANCASTER MERWYN 2 47-095-01842	07-02 CENTERVILLE

EXH D	Page 1 of 5

EXHIBIT D (Excluded Assets)	9/27/2013

RETAINED WELL NAME & API	MAP/PARCEL/DIST
RETAINED WELLS: (CON’T)
MEREDITH R 2 47-095-01720
MEREDITH R 3 47-095-01721
MEREDITH R 4 47-095-01757
MEREDITH R 5 47-095-01754
MEREDITH R 6 47-095-01790
MEREDITH R 9 47-095-01792
MEREDITH R 10 47-095-01755	08-13 CENTERVILLE
MEREDITH R 11 47-095-01830	12-01 CENTERVILLE

BERTOZZI 1 47-095-01882	04-08.3 CENTERVILLE

08-05 CENTERVILLE
NOLAN CARL 6 47-095-01722	08-06 CENTERVILLE

NOLAN BAKER 1 47-095-01724
NOLAN BAKER 2 47-095-01828
NOLAN BAKER 3 47-095-01788
NOLAN BAKER 5 47-095-01829
NOLAN BAKER 6 47-095-01900	08-11 CENTERVILLE

06-05 MEADE
RIGGS MARTIN 1 47-095-01966	06-05.1 MEADE
RIGGS MARTIN 2 47-095-01967	06-05.2 MEADE

MAYFIELD DAVID 2 47-095-01924
MAYFIELD DAVID 3 47-095-01925	03-09 CENTERVILLE

RONALD WOODBURN 1 47-095-01737
RONALD WOODBURN 2 47-095-01885
RONALD WOODBURN 3 47-095-01886
RONALD WOODBURN 4 47-095-01887	07-10.01 CENTERVILLE

06-02 MEADE
WEIGLE 1 47-095-01848	06-14 MEADE
WEIGLE 6 47-095-01938	06-14.2 MEADE

WEIGLE 3 47-095-01843	06-14.1 MEADE

SPENCER 3 47-095-01756
SPENCER 4 47-095-01753
SPENCER 5 47-095-01833	08-19 CENTERVILLE
SPENCER D 2 47-095-01951	12-33 CENTERVILLE
SPENCER D 6 47-095-01996	12-34 CENTERVILLE

EXH D	Page 2 of 5

EXHIBIT D (Excluded Assets)	9/27/2013

RETAINED WELL NAME & API	MAP/PARCEL/DIST
RETAINED WELLS: (CON’T)

MOORE 1A 47-095-01944
MOORE 2 47-095-01920
MOORE 3 47-095-01921
MOORE 5 47-095-01936	06-06 MEADE

BAKER D 3 47-095-01922
BAKER D 4 47-095-01934	06-07 MEADE

WINCE 2 47-095-01793
WINCE 3 47-095-01832
WINCE 4 47-095-01935	06-12 MEADE

WILEY 4 47-095-01742
WILEY 5 47-095-01736
WILEY 6 47-095-01791
WILEY 7 47-095-01834
WILEY 9 47-095-01862
WILEY 10 47-095-01867
WILEY 11 47-095-01863
WILEY 12 47-095-01864	03-04 CENTERVILLE
WILEY 16 47-095-01884	03-04.1 CENTERVILLE
WILEY 17 47-095-01888	07-04 CENTERVILLE

UNDERWOOD 1 47-095-01835
UNDERWOOD 2 47-095-01841
UNDERWOOD 3 47-095-01883	04-13 CENTERVILLE

TAGGART 2 47-095-01826
TAGGART 3 47-095-01789
TAGGART 4 47-095-01827
TAGGART S C 5 47-095-01942	04-12 CENTERVILLE

BONNELL #1 47-103-02324
BONNELL #2 47-103-02325	09-8 MCELROY

EXH D	Page 3 of 5

EXHIBIT D (Excluded Assets)	9/27/2013

LEASES WITH RETAINED OVERRIDING ROYALTY:

THE NRI SHOWN ON EXHIBIT A-1 & A-2 ACCOUNTS FOR THE LEASE ROYALTY BURDEM AND THIS OVERRIDE BURDEN.

LEASE ID	LEASE NAME	ORI RETAINED
HBP-95-1-27	E.G. BEEM	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-28	DENSEL FERRELL ET UX	0.03125—Sancho Oil and Gas Corp.
HBP-95-6-29	ROY HADLEY ET UX	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-30	HARRY ASH ET AL	0.06000—To Be Determined
HBP-95-1-3	E THOMAS ESTLACK ET UX	0.04125—To Be Determined
HBP-95-1-1	FRANK GRASS ET AL	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-2	E THOMAS ESTLACK ET UX	0.04125—To Be Determined
HBP-95-1-4	PHILLIP TALLMAN	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-5	MERWYN LANCASTER	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-6	RUTH MEREDITH	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-8	REGINA H BERTOZZI ET AL	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-9	CARL W NOLAN	0.04125 -To Be Determined
HBP-95-1-12	CARL BAKER ET AL (CARL NOLAN)	0.03125—Sancho Oil and Gas Corp.
HBP-95-6-13A	RANDALL HALSTEAD	0.03125—Roy D. or Betty L. Hadley
HBP-95-6-13B	ROBERT HALSTEAD	0.03125—Roy D. or Betty L. Hadley
HBP-95-6-13C	MARVIN HADLEY ET AL	0.03125—Roy D. or Betty L. Hadley
HBP-95-6-13D	ROBERT HALSTEAD ET AL	0.03125—Roy D. or Betty L. Hadley
HBP-95-6-13E	SANDRA JOHNSON ET VIR	0.03125—Roy D. or Betty L. Hadley
HBP-95-1-15A	CATHY JO ASH ET AL	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-15B	PATRICIA R RACER	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-15C	BEVERLY J SPROUSE	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-15D	DENVER A MCMULLEN ET UX	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-15E	LARRY D MCMULLEN	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-15F	VIRGIL R MCMULLEN ET UX	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-15G	MARCIA WARNER ET VIR	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-16	RONALD H WOODBURN ET UX	0.03125—Sancho Oil and Gas Corp.
HBP-95-6-17	EDWIN C WEIGLE ET UX	0.03125—Prima Oil Company, Inc.
HBP-95-6-18	EDWIN C WEIGLE ET UX	0.03125—Prima Oil Company, Inc.
HBP-95-1-19	RICHARD E DEULLEY ET AL	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-39	DENNIS L SPENCER JR	0.03125—West Virginia Gas, Inc.
HBP-95-6-20A	VIRGIL R MCMULLEN ET UX	0.03125—Sancho Oil and Gas Corp.
HBP-95-6-20B	LEMUEL MOORE ET UX	0.03125—Sancho Oil and Gas Corp.
HBP-95-6-21A	DONALD R BAKER ET UX	0.03125—Sancho Oil and Gas Corp.
HBP-95-6-21B	PATSY JEAN FLETCHER ET VIR	0.03125—Sancho Oil and Gas Corp.
HBP-95-6-22	CHARLES R WINCE ET AL	0.03125 -Tyler Pipeline, Inc.

EXH D	Page 4 of 5

EXHIBIT D (Excluded Assets)	9/27/2013

LEASES WITH RETAINED OVERRIDING ROYALTY: (CON’T)

THE NRI SHOWN ON EXHIBIT A-1 & A-2 ACCOUNTS FOR THE LEASE ROYALTY BURDEN AND THIS OVERRIDE BURDEN.

LEASE ID	LEASE NAME	ORI RETAINED
HBP-95-1-23	MELVIN WILEY ET UX	0.03125—Sancho Oil and Gas Corp.
HBP-95-1-24	RAYMOND V UNDERWOOD ET UX	0.03125 -Tyler Pipeline, Inc.
HBP-95-1-25	RAYMOND V UNDERWOOD ET UX	0.03125 -Tyler Pipeline, Inc.
TE-95-5-9A	KAREN L MCINTYRE	0.03125—Chad A. Swiger
TE-95-5-9B	CAROL ANN ASTON ET VIR	0.03125—Chad A. Swiger
TE-95-5-9C	SHARON LYNNE GRIFFETH ET VIR	0.03125—Chad A. Swiger
TE-95-5-9D	CHAD A SWIGLER	0.03125—Prima Oil Company, Inc.
WV-95-1-1A	JOANNE & JOHN GRAFF	0.00125—Sancho Oil and Gas Corp.
WV-95-1-1A	JOANNE & JOHN GRAFF	0.30000—Joanne & John Graff
WV-95-1-1B	LARRY MCMULLEN	0.03125—Sancho Oil and Gas Corp.
WV-95-1-1C	GLEN WHARTON	0.03125—Sancho Oil and Gas Corp.

OTHER INTERESTS RETAINED:

ADVANCE ROYALTY PAID TO ROGER L FERGUSON UNDER LEASE WV-95-1-39 IN THE AMOUNT OF $24,063.75

IS RECOUPABLE FROM ROYALTY FROM THE GRAFF 1H AND IS PAYABLE TO REV/ASD.

SANCHO RETAINS THE RIGHT TO RECOVER BONUS FOR TITLE FAILURE UNDER THE FOLLOWING LEASES: JOANNE AND JOHN GRAFF (WV-95-1-1A), LARRY MCMULLEN (WV-95-1-1B) AND GLEN WHARTON (WV-95-1-1C),

AS TO 62.5% MI UNDER TMP 1-8-22, WHICH CONTAINS 111.41 ACRES, MORE OR LESS.

EXCLUDED CONTRACTS:

Farmout Agreement dated July 24, 2001, by and between Sancho Oil and Gas Corporation and Texas Keystone, Inc., as amended.

Purchase and Sale Agreement dated July 16, 2010, among Sancho Oil and Gas Corporation, Republic Energy Ventures, LLC and Loren Bagley, as amended.

Purchase and Sale Agreement dated July 16, 2010, among Trans Energy, Inc., Prima Oil Company, Inc. and Republic Energy Ventures, LLC, as amended.

EXH D	Page 5 of 5

SCHEDULE 3.6 (Allocated Values)	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	ALLOCATED VALUE	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST
REV/ASD:
HBP-95-1-1	CENTERVILLE	FRANK GRASS ET AL	12/10/01	01/09/02	428.5000	428.5000	$3,213,750	HBP	1.00	0.84375
HBP-95-1-2	CENTERVILLE	E THOMAS ESTLACK ET UX	03/17/00	03/16/03	85.5000	85.5000	$641,250	HBP	1.00	0.83375
HBP-95-1-4	CENTERVILLE	PHILLIP TALLMAN	02/07/02	02/06/03	29.0000	29.0000	$217,500	HBP	1.00	0.84375
HBP-95-1-5	CENTERVILLE	MERWYN LANCASTER	11/27/01	11/26/02	30.0000	30.0000	$225,000	HBP	1.00	0.84375
HBP-95-1-6	CENTERVILLE	RUTH MEREDITH	07/30/89	01/29/90	210.0000	210.0000	$1,575,000	HBP	1.00	0.84375
HBP-95-1-8	CENTERVILLE	REGINA H BERTOZZI ET AL	08/22/06	08/21/07	42.0000	42.0000	$315,000	HBP	1.00	0.84375
HBP-95-1-9	CENTERVILLE	CARL W NOLAN	12/23/77	12/22/79	231.0000	231.0000	$1,732,500	HBP	1.00	0.83375
HBP-95-1-12	CENTERVILLE	CARL BAKER ET AL (CARL NOLAN)	07/14/01	07/13/02	87.0000	87.0000	$652,500	HBP	1.00	0.84375
HBP-95-6-13A	MEADE	RANDALL HALSTEAD	02/28/07	02/27/11	119.0000	9.9167	$74,375	HBP	1.00	0.84375
HBP-95-6-13B	MEADE	ROBERT HALSTEAD	02/28/07	02/27/11	119.0000	9.9166	$74,375	HBP	1.00	0.84375
HBP-95-6-13C	MEADE	MARVIN HADLEY	06/05/06	06/04/10	119.0000	59.5000	$446,250	HBP	1.00	0.84375
HBP-95-6-13D	MEADE—	ROBERT HALSTEAD ET AL	05/11/06	05/10/10	119.0000	9.9167	$74,375	HBP	1.00	0.84375
HBP-95-6-13E	MEADE	SANDRA JOHNSON ET VIR	11/20/05	11/19/10	119.0000	29.7500	$223,125	HBP	1.00	0.84375
HBP-95-1-15A	CENTERVILLE	CATHY JO ASH ET AL	01/23/06	01/22/09	36.2100	18.1050	$135,788	HBP	1.00	0.84375
HBP-95-1-15B	CENTERVILLE	PATRICIA R RACER	08/27/02	08/26/07	36.2100	4.5263	$33,947	HBP	1.00	0.84375
HBP-95-1-15C	CENTERVILLE	BEVERLY J SPROUSE	08/26/02	08/25/07	36.2100	4.5263	$33,947	HBP	1.00	0.84375
HBP-95-1-15D	CENTERVILLE	DENVER A MCMULLEN ET UX	08/29/02	08/28/07	36.2100	2.2631	$16,973	HBP	1.00	0.84375
HBP-95-1-15E	CENTERVILLE	LARRY D MCMULLEN	08/15/06	08/14/09	36.2100	2.2631	$16,973	HBP	1.00	0.84375
HBP-95-1-15F	CENTERVILLE	VIRGIL R MCMULLEN ET UX	08/29/02	08/28/07	36.2100	2.2631	$16,973	HBP	1.00	0.84375
HBP-95-1-15G	CENTERVILLE	MARCIA WARNER ET VIR	09/25/02	09/24/07	36.2100	2.2631	$16,973	HBP	1.00	0.84375
HBP-95-1-16	CENTERVILLE	RONALD H WOODBURN ET UX	07/01/06	06/30/07	94.0000	94.0000	$705,000	HBP	1.00	0.84375
HBP-95-6-17	MEADE	EDWIN C WEIGLE ET UX	06/03/05	06/02/06	113.8100	113.8100	$853,575	HBP	1.00	0.84375
HBP-95-6-18	MEADE	EDWIN C WEIGLE ET UX	06/17/05	06/16/06	1.0000	1.0000	$7,500	HBP	1.00	0.84375
HBP-95-1-19	CENTERVILLE	RICHARD E DEULLEY ET AL KARLA R SPENCER	08/25/03	08/24/04	113.0000	113.0000	$847,500	HBP	1.00	0.84375
HBP-95-1-39	CENTERVILLE	DENNIS L SPENCER JR	01/02/91	01/01/92	108.0000	108.0000	$810,000	HBP	1.00	0.84375
HBP-95-6-20A	MEADE	VIRGIL R MCMULLEN ET UX (LIFE ESTATE)	11/07/06	11/06/09	73.0000	73.0000	$547,500	HBP	1.00	0.84375
HBP-95-6-20B	MEADE	LEMUEL MOORE ET UX (REMAINDERMAN)	12/15/06	12/14/09	73.0000	0.0000	$0	HBP	1.00	0.84375

SCH 3.6	PAGE 1 of 4

SCHEDULE 3.6 (Allocated Values)	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	ALLOCATED VALUE	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST
HBP-95-6-21A	MEADE	DONALD R BAKER ET UX	06/19/06	06/18/08	69.0000	34.5000	$258,750	HBP	1.00	0.84375
HBP-95-6-21B	MEADE	PATSY JEAN FLETCHER ET VIR	07/12/06	07/11/08	69.0000	34.5000	$258,750	HBP	1.00	0.84375
HBP-95-6-22	MEADE	CHARLES R WINCE ET AL	10/24/02	10/23/07	54.8750	54.8750	$411,563	HBP	1.00	0.84375
HBP-95-1-23	CENTERVILLE	MELVIN WILEY ET UX	10/18/02	10/17/03	378.0000	378.0000	$2,835,000	HBP	1.00	0.84375
HBP-95-1-24	CENTERVILLE	RAYMOND V UNDERWOOD ET UX	05/29/02	05/28/07	96.0000	96.0000	$720,000	HBP	1.00	0.84375
HBP-95-1-25	CENTERVILLE	RAYMOND V UNDERWOOD ET UX	01/02/02	01/01/07	76.5000	76.5000	$573,750	HBP	1.00	0.84375
WV-95-1-38A-E	CENTERVILLE	FLORENCE E.DURANT ET AL	2/25/2011	2/25/2016	127.53	91.10	$683,250	UND	1.00	0.85000
WV-95-1-38F	CENTERVILLE	GEORGE P.SPENCER & JUNE ELLISON	2/25/2011	2/25/2016	127.53	18.22	$136,650	UND	1.00	0.85000
WV-95-1-38G	CENTERVILLE	ALICE EDMINISTER	9/12/2011	9/12/2016	127.53	18.22	$136,650	UND	1.00	0.85000
WV-95-1-39	CENTERVILLE	Roger L Ferguson **	5/9/2012	11/9/2013	64.17	64.1700	$481,275	HBU	1.00	0.83000
WV-95-1-40	CENTERVILLE	Robert C. Forrester & Vickie Forrester	3/1/2013	9/1/2014	6.929	6.929	$51,968	HBU	1.00	0.82000
WV-95-1-41	CENTERVILLE	James C & Carolyn S. Westbrook	4/24/2013	4/24/2014	17.441	17.441	$130,808	HBU	1.00	0.82000
WV-95-1-42A	CENTERVILLE	Ronald L Ripley	5/13/2013	5/13/2014	111.41	6.963	$52,223	HBU	1.00	0.80000
WV-95-1-42B	CENTERVILLE	Robert Ripley	5/10/2013	5/10/2014	111.41	6.963	$52,223	HBU	1.00	0.80000
WV-95-1-42C	CENTERVILLE	Carolyn Kronmeister	5/15/2013	5/15/2014	111.41	6.963	$52,223	HBU	1.00	0.80000
WV-95-1-42D	CENTERVILLE	Virginia Ripley Wolf	5/14/2013	5/14/2014	111.41	6.963	$52,223	HBU	1.00	0.80000
WV-95-1-42E	CENTERVILLE	Charles Townsend Ripley	5/28/2013	5/28/2014	111.41	6.963	$52,223	HBU	1.00	0.80000
WV-95-1-42F	CENTERVILLE	R. Graydon Ripley	5/28/2013	5/28/2014	111.41	6.963	$52,223	HBU	1.00	0.80000
WV-95-1-42G	CENTERVILLE	Wilda Lynn Ripley	4/23/2013	4/23/2014	111.41	4.6421	$34,816	HBU	1.00	0.82000
WV-95-1-42H	CENTERVILLE	Gerald Ernest	4/22/2013	4/22/2014	111.41	4.6421	$34,816	HBU	1.00	0.82000
WV-95-1-42I	CENTERVILLE	Patricia A. Ripley Norris	4/24/2013	4/24/2014	111.41	4.6421	$34,816	HBU	1.00	0.82000
WV-95-1-43A	CENTERVILLE	LADMORE ASSOCIATES, INC.	8/13/2012	8/13/17	51	31.875	$239,063	UND	1.00	0.82875
WV-95-1-43B	CENTERVILLE	HERBERT DARNELL	12/21/2011	12/21/16	51	19.125	$143,438	UND	1.00	0.84375
WV-95-1-44A	CENTERVILLE	RODNEY P. MOORE	4/29/2013	4/29/2018	115.14	0.4112	$3,084.00	UND	1.00	0.86
WV-95-1-44B	CENTERVILLE	LEMUEL H.MOORE	4/29/2013	4/29/2018	115.14	0.4112	$3,084.00	UND	1.00	0.86
WV-95-1-44C	CENTERVILLE	BARBARA A. FLETCHER	4/29/2013	4/29/2018	115.14	0.4112	$3,084.00	UND	1.00	0.86
WV-95-1-44D	CENTERVILLE	PAMELA C. FARHATT	4/29/2013	4/29/2018	115.14	0.4112	$3,084.00	UND	1.00	0.86
WV-95-1-44E	CENTERVILLE	NILA LEA THOMAS	4/28/2013	4/28/18	115.14	1.0966	$8,224.50	UND	1.00	0.86
WV-95-1-44F	CENTERVILLE	BERDINA A. & NORMAN W. ROSE	5/4/2013	5/4/18	115.14	1.1089	$8,316.75	UND	1.00	0.85
WV-95-1-44G	CENTERVILLE	TEENA BETH & THOMAS W. EMCH II	5/17/2013	5/17/18	115.14	0.6978	$5,233.50	UND	1.00	0.82
WV-95-1-44H	CENTERVILLE	JASON S. HEFLIN & JESSICA L. HEFLIN	5/2/2013	5/2/2018	115.14	0.6292	$4,719	UND	1.00	0.85

SCH 3.6	PAGE 2 of 4

SCHEDULE 3.6 (Allocated Values)	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	ALLOCATED VALUE	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST
WV-95-1-44I	CENTERVILLE	JEFFREY T HEFLIN	5/2/2013	5/2/18	115.14	0.6292	$4,719	UND	1.00	0.85
WV-95-1-44J	CENTERVILLE	ANNONA DARLENE TAYLOR	4/30/2013	4/30/2018	115.14	1.0966	$8,225	UND	1.00	0.86
WV-95-1-44K	CENTERVILLE	LAVERNA KAY HAUGHT	4/28/2013	4/28/2018	115.14	1.0966	$8,225	UND	1.00	0.86
WV-95-1-44L	CENTERVILLE	ROBERT A. MCINTYRE	5/8/2013	5/8/2018	115.14	0.4236	$3,177	UND	1.00	0.86
WV-95-1-44M	CENTERVILLE	MELINDA J. KINKADE & LARRY D KINKADE	5/21/2013	5/21/2018	115.14	0.6979	$5,234	UND	1.00	0.82
WV-95-1-44N	CENTERVILLE	JUDITH ANNE PHILLIPS GOONTZ	5/21/2013	5/21/2018	115.14	1.2461	$9,346	UND	1.00	0.82
WV-95-1-44O	CENTERVILLE	SCOTT ALLEN MCINTYRE	7/19/2013	7/19/2018	115.14	0.2865	$2,149	UND	1.00	0.86
WV-95-1-44P	CENTERVILLE	KENNETH MASON & JENNIFER L. MASON	5/23/2013	5/23/2018	115.14	4.9349	$37,012	UND	1.00	0.82
WV-95-1-44Q	CENTERVILLE	MARCIA LEE MOORE	5/18/2013	5/18/2018	115.14	0.2865	$2,149	UND	1.00	0.86
WV-95-1-1A	CENTERVILLE	JOANNE & JOHN GRAFF	10/26/2010	10/26/2013	261.41	74.7578	$560,684	HBU	1.00	0.84375
WV-95-1-1B	CENTERVILLE	LARRY MCMULLEN	10/26/2010	10/26/2013	261.41	74.7578	$560,684	HBU	1.00	0.84375
WV-95-1-1C	CENTERVILLE	GLEN WHARTON	10/26/2010	10/26/2013	261.41	111.8944	$839,208	HBU	1.00	0.84375
PRIMA/REV/ASD:									0.00
TE-95-5-9A	MCELROY	KAREN L MCINTYRE	11/26/07	11/25/09	49.6800	5.5200	$41,400	HBP	1.00	0.84375
TE-95-5-9B	MCELROY	CAROL ANN ASTON ET VIR	11/08/07	11/07/09	49.6800	5.5200	$41,400	HBP	1.00	0.84375
TE-95-5-9C	MCELROY	SHARON LYNNE GRIFFETH ET VIR	11/10/07	11/09/09	49.6800	22.0800	$165,600	HBP	1.00	0.84375
TE-95-5-9D	MCELROY	CHAD A SWIGLER	12/14/07	12/13/10	49.6800	16.5600	$124,200	HBP	1.00	0.84375
MINERALS:
MP-95-1-100A	CENTERVILLE	William Rannells	3/8/2013	N/A	111.41	1.95838	$14,688	HBU	1.00
MP-95-1-100B	CENTERVILLE	Deborah V Mitzel & Karen Lynn Nye, individually & Co-Trustee & Beneficiary of the Mildred Virginia Kaetzel Trust	3/14/2013	N/A	111.41	10.0095	$75,071	HBU	1.00
MP-95-1-100C	CENTERVILLE	James E Williams	3/22/2013	N/A	111.41	1.958	$14,685	HBU	1.00

						3139.0704	$23,543,028

SCH 3.6	PAGE 3 of 4

SCHEDULE 3.6 (Allocated Values)	9/27/2013

REV/SANCHO:

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	ALLOCATED VALUE	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST
HBP-95-1-27	CENTERVILLE	E.G. BEEM	08/29/1977	08/28/1979	317.0000	317.00	$2,377,500	HBP	1.00	0.84375
HBP-95-1-28	CENTERVILLE	DENSEL FERRELL ET UX	08/20/1977	08/19/1979	248.0000	248.00	$1,860,000	HBP	1.00	0.84375
HBP-95-1-3	CENTERVILLE	E THOMAS ESTLACK ET UX	3/17/2000	3/16/2003	50.0000	50.00	$375,000	HBP	1.00	0.83375
HBP-95-1-30	CENTERVILLE	HARRY ASH ET AL	04/10/1965	04/09/1975	292.0000	292.00	$2,190,000	HBP	1.00	0.81500
HBP-95-6-29	MEADE	ROY HADLEY ET UX	2/26/2008	2/25/2009	200.0600	200.06	$1,500,450	HBP	1.00	0.84375
WV-95-1-26	CENTERVILLE	LOREN E. BAGLEY	3/31/2010	3/31/2018	207.7700	207.77	$1,558,275	UND	1.00	0.875
WV-95-5-36	MCELROY	LOREN E. BAGLEY, WILLIAM F. AND JANET L. WOODBURN & KARLA R. SPENCER	8/12/2008	8/12/2014	450.0000	450.00	$3,375,000	UND	1.00	0.875

						1764.83	$13,236,225

SCH 3.6	PAGE 4 of 4

SCHEDULE 4.4 (Sellers’ Consents)	9/27/2013

LEASE ID	LESSOR	LESSEE	REMARK
HBP-95-1-3	E THOMAS ESTLACK ET UX	SANCHO OIL AND GAS CORP	CONSENT NOT REQUIRED BUT UPON ASSIGNMENT, SALE OR TRANSFER OF LEASE, LESSEE SHALL PROVIDE LESSOR WITH DOCUMENTATION WITHIN 60 DAYS OF SAID SALE

SCH 4.4	PAGE 1 of 1

SCHEDULE 4.7 (Litigation)	9/27/2013

NONE

SCH 4.7	PAGE 1 of 1

SCHEDULE 4.8 (Applicable Contracts)	9/27/2013

Gas Gathering Agreement dated November 20, 2009, by Caiman Eastern Midstream, LLC and Trans Energy Inc., Amendment No. 1 dated August 22, 2011, Ratification Agreement between Caiman Eastern Midstream, LLC and Republic Energy Operating, LLC dated effective December 14, 2011, as amended.

Credit Line Deed of Trust, Mortgage, Deed of Trust, Multiple Indebtedness Mortgage, Fixture Filing, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement dated April 26, 2012, from American Shale Development, Inc., as Trustor to Seth Wilson, Esq., as Trustee, recorded in Book 183, Page 227 of the Official records of Tyler County, West Virginia, as amended.

Surface Use Damage Agreement and Release dated December 11, 2012, between Donna Brumbaugh, Surface Owner and Trans Energy, Inc., Grantee, as amended.

Surface Use Damage Agreement and Release dated July 18, 2013, between Robert John Kocher, Surface Owner and American Shale Development, Inc., Grantee, as amended.

Amended and Restated Farm-Out and Area of Joint Development Agreement, dated effective April 26, 2012, among American Shale Development, Inc., Republic Energy Ventures, LLC, Republic Partner VI, LP, Republic Partners VIII, LLC, Trans Energy, Inc., Republic Energy Operating, LLC, Republic Partners VII, LLC and Sancho Oil and Gas Corporation, as amended.

Administrative Services Agreement dated April 26, 2012, between American Shale Development, Inc. and Republic Energy Operating, LLC, as amended.

Contract Operator Agreement dated April 26, 2012, between Republic Energy Operating, LLC and Trans Energy, Inc., as amended.

Second Amendment to the Joint Operating Agreement dated April 26, 2012, between Trans Energy, Inc., American Shale Development, Inc., Republic Energy Ventures, LLC, Republic Partners VI, LP, Republic Partners VIII, LLC, Republic Energy Operating, LLC, Republic Partners VII, LLC and Sancho Oil and Gas Corporation, as amended.

AAPL Form 610-1982 Model Form Joint Operating Agreement dated October 1, 2012, among Republic Energy Operating, LLC, as Operator, and Sancho Oil and Gas Corporation, Republic Energy Ventures, LLC and Republic Partners VIII, LLC, as Non-operators, as amended.

Republic Energy Ventures—Sancho Oil and Gas Corporation Agreement dated January 8, 2013, between Sancho Oil and Gas Corporation and Republic Energy Ventures, LLC, as amended.

SCH 4.8	PAGE 1 of 1

SCHEDULE 4.9 (Violation of Laws)	9/27/2013

NONE

SCH 4.9	PAGE 1 of 1

SCHEDULE 4.10 (Preferential Purchase Rights)	9/27/2013

Amended and Restated Farm-Out and Area of Joint Development Agreement dated effective April 26, 2012 by and among American Shale Development, Inc., Republic Energy Ventures, LLC, Republic Partners, VI, LP, Republic Partners VIII, LLC, Trans Energy, Inc., Republic Energy Operating, LLC, Republic Partners VII, LLC, Sancho Oil and Gas Corporation, with Joint Operating Agreement attached dated April 4, 2007, as amended effective June 17, 2011 and as amended effective April 26, 2012.

SCH 4.10	PAGE 1 of 1

SCHEDULE 4.11 (Leases)	9/27/2013

(a) NONE

(b) NONE

(c) NONE

(d) NONE

SCH 4.11	PAGE 1 of 1

SCHEDULE 4.12 (Surface Restrictions)	9/27/2013

LEASE ID	RESTRICTION
WV-95-1-42A	NO SURFACE OPERATIONS
WV-95-1-42B	NO SURFACE OPERATIONS
WV-95-1-42C	NO SURFACE OPERATIONS
WV-95-1-42D	NO SURFACE OPERATIONS
WV-95-1-42E	NO SURFACE OPERATIONS
WV-95-1-42F	NO SURFACE OPERATIONS
WV-95-1-42G	NO SURFACE OPERATIONS
WV-95-1-42H	NO SURFACE OPERATIONS
WV-95-1-42I	NO SURFACE OPERATIONS

SCH 4.12	PAGE 1 of 1

SCHEDULE 4.13 (Burdens)	9/27/2013

NONE

SCH 4.13	PAGE 1 of 1

SCHEDULE 4.14 (Environmental)	9/27/2013

NONE

SCH 4.14	PAGE 1 of 1

SCHEDULE 4.15 (Production Taxes)	9/27/2013

NONE

SCH 4.15	PAGE 1 of 1

SCHEDULE 4.16 (Sellers’ Broker Fees)	9/27/2013

NONE

SCH 4.16	PAGE 1 of 1

SCHEDULE 5.4 (Buyer’s Consents)	9/27/2013

NONE

SCH 5.4	PAGE 1 of 1

SCHEDULE 6.1 (Conduct of Business)	9/27/2013

(i) Sellers shall be permitted to continue construction of the Jackman 1H Well Pad.

(ii) Sellers shall be permitted to drill and complete the Jackman Well in the Benson formation, as seen in the Carl E Smith Petroleum Inc. Michael Biddle 303 well, API 47095011210000, at a depth of 4,645’, located in Tyler County, West Virginia (the “Benson Formation”), but in no event deeper than 100’ from the top of the Benson Formation.

SCH 6.1	PAGE 1 of 1

SCHEDULE 7.6 (Certain Applicable Contracts)	9/27/2013

Amended and Restated Farm-Out and Area of Joint Development Agreement, dated effective April 26, 2012, among American Shale Development, Inc., Republic Energy Ventures, LLC, Republic Partner VI, LP, Republic Partners VIII, LLC, Trans Energy, Inc., Republic Energy Operating, LLC, Republic Partners VII, LLC and Sancho Oil and Gas Corporation, as amended.

Administrative Services Agreement dated April 26, 2012, between American Shale Development, Inc. and Republic Energy Operating, LLC, as amended.

Contract Operator Agreement dated April 26, 2012, between Republic Energy Operating, LLC and Trans Energy, Inc., as amended.

Second Amendment to the Joint Operating Agreement dated April 26, 2012, between Trans Energy, Inc., American Shale Development, Inc., Republic Energy Ventures, LLC, Republic Partners VI, LP, Republic Partners VIII, LLC, Republic Energy Operating, LLC, Republic Partners VII, LLC and Sancho Oil and Gas Corporation, as amended.

AAPL Form 610-1982 Model Form Joint Operating Agreement dated October 1, 2012, among Republic Energy Operating, LLC, as Operator, and Sancho Oil and Gas Corporation, Republic Energy Ventures, LLC and Republic Partners VIII, LLC, as Non-operators, as amended.

Republic Energy Ventures—Sancho Oil and Gas Corporation Agreement dated January 8, 2013, between Sancho Oil and Gas Corporation and Republic Energy Ventures, LLC, as amended.

SCH 7.6	PAGE 1 of 1

SCHEDULE 11.2(c)	9/27/2013

						NET			NET
			EFFECTIVE		LEASE	MINERAL	LEASE	WORKING	REVENUE
LEASE ID	DISTRICT	LEASE NAME	DATE	EXPIRATION	GROSS	ACRES	STATUS	INTEREST	INTEREST	VOLUME	PAGE	MAP/PARCEL/DIST
WV-95-1-1A	CENTERVILLE	JOANNE & JOHN GRAFF	10/26/2010	10/26/2013	261.41	74.7578	HBU	1.00	0.84375	378	270	08-22 CENTERVILLE 08-23 CENTERVILLE 08-23.1 CENTERVILLE 08-23.2 CENTERVILLE 04-15 CENTERVILLE
WV-95-1-1B	CENTERVILLE	LARRY MCMULLEN	10/26/2010	10/26/2013	261.41	74.7578	HBU	1.00	0.84375	378	269	08-22 CENTERVILLE 08-23 CENTERVILLE 08-23.1 CENTERVILLE 08-23.2 CENTERVILLE 04-15 CENTERVILLE
WV-95-1-1C	CENTERVILLE	GLEN WHARTON	10/26/2010	10/26/2013	261.41	111.8944	HBU	1.00	0.84375	378	268	08-22 CENTERVILLE 08-23 CENTERVILLE 08-23.1 CENTERVILLE 08-23.2 CENTERVILLE 04-15 CENTERVILLE
WV-95-1-39	CENTERVILLE	ROGER L FERGUSON	5/9/2012	11/9/2013	64.17	64.1700	HBU	1.00	0.83000	397	418	04-10.2 CENTERVILLE

SCH 11.2(c)	PAGE 1 of 1

SCHEDULE 11.2(h) (Jackman Well Lease)	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/PARCEL/DIST	LESSEE
WV-95-5-36	MCELROY	LOREN E. BAGLEY, WILLIAM F. AND JANET L. WOODBURN & KARLA R. SPENCER	8/12/2008	8/12/2014	450.00	450.00	UND	1.00	0.875	361	752	16-07 MCELROY 16-07.1 MCELROY 16-07.2 MCELROY 16-07.3 MCELROY 16-07.4 MCELROY 16-07.5 MCELROY 16-07.6 MCELROY 16-07.7 MCELROY 16-07.8 MCELROY 15-43 MCELROY	Sancho Oil and Gas Corp

SCH 11.2(h)	PAGE 1 of 1

SCHEDULE 11.2(i) (Graff 1H Well Leases & Minerals)	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/PARCEL/DIST	LESSEE
GRAFF #1H LEASES:
WV-95-1-39	CENTERVILLE	ROGER L FERGUSON	5/9/2012	11/9/2013	64.17	64.1700	HBU	1.00000	0.83000	397	418	04-10.2 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-40	CENTERVILLE	ROBERT C. FORRESTER & VICKIE FORRESTER	3/1/2013	9/1/2014	6.929	6.929	HBU	1.00000	0.82000	415	535	04-15.1 CENTERVILLE 04-16 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-41	CENTERVILLE	JAMES C & CAROLYN S. WESTBROOK	4/24/2013	4/24/2014	17.441	17.441	HBU	1.00000	0.82000	418	371	04-15.2 CENTERVILLE 04-16.1 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42A	CENTERVILLE	RONALD L RIPLEY	5/13/2013	5/13/2014	111.41	6.963	HBU	1.00000	0.80000	418	372	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42B	CENTERVILLE	ROBERT RIPLEY	5/10/2013	5/10/2014	111.41	6.963	HBU	1.00000	0.80000	418	374	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42C	CENTERVILLE	CAROLYN KRONMEISTER	5/15/2013	5/15/2014	111.41	6.963	HBU	1.00000	0.80000	418	376	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42D	CENTERVILLE	VIRGINIA RIPLEY WOLF	5/14/2013	5/14/2014	111.41	6.963	HBU	1.00000	0.80000	418	378	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42E	CENTERVILLE	CHARLES TOWNSEND RIPLEY	5/28/2013	5/28/2014	111.41	6.963	HBU	1.00000	0.80000	418	380	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC

SCH 11.2(i)	PAGE 1 of 3

SCHEDULE 11.2(i) (Graff 1H Well Leases & Minerals)	9/27/2013

LEASE ID	DISTRICT	LEASE NAME	EFFECTIVE DATE	EXPIRATION	LEASE GROSS	NET MINERAL ACRES	LEASE STATUS	WORKING INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL/ D1ST	LESSEE
GRAFF #1H LEASES (CON’T):
WV-95-1-42F	CENTERVILLE	R. GRAYDON RIPLEY	5/28/2013	5/28/2014	111.41	6.963	HBU	1.00000	0.80000	418	382	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42G	CENTERVILLE	WILDA LYNN RIPLEY	4/23/2013	4/23/2014	111.41	4.6421	HBU	1.00000	0.82000	418	384	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42H	CENTERVILLE	GERALD ERNEST	4/22/2013	4/22/2014	111.41	4.6421	HBU	1.00000	0.82000	418	385	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-42I	CENTERVILLE	PATRICIA A. RIPLEY NORRIS	4/24/2013	4/24/2014	111.41	4.6421	HBU	1.00000	0.82000	418	386	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
WV-95-1-1A	CENTERVILLE	JOANNE & JOHN GRAFF	10/26/2010	10/26/2013	261.41	74.7578	HBU	1.00000	0.84375	378	270	08-22 CENTERVILLE 08-23 CENTERVILLE 08-23.1 CENTERVILLE 08-23.2 CENTERVILLE 04-15 CENTERVILLE	SANCHO OIL AND GAS CORP
WV-95-1-1B	CENTERVILLE	LARRY MCMULLEN	10/26/2010	10/26/2013	261.41	74.7578	HBU	1.00000	0.84375	378	269	08-22 CENTERVILLE 08-23 CENTERVILLE 08-23.1 CENTERVILLE 08-23.2 CENTERVILLE 04-15 CENTERVILLE	SANCHO OIL AND GAS CORP
WV-95-1-1C	CENTERVILLE	GLEN WHARTON	10/26/2010	10/26/2013	261.41	111.8944	HBU	1.00000	0.84375	378	268	08-22 CENTERVILLE 08-23 CENTERVILLE 08-23.1 CENTERVILLE 08-23.2 CENTERVILLE 04-15 CENTERVILLE	SANCHO OIL AND GAS CORP

SCH 11.2(i)	PAGE 2 of 3

SCHEDULE 11.2(i) (Graff 1H Well Leases & Minerals)	9/27/2013

DEED ID	DISTRICT	GRANTOR	EFFECTIVE DATE	EXPIRATION	Gross Acres	NET MINERAL ACRES	STATUS	MINERAL INTEREST	NET REVENUE INTEREST	VOLUME	PAGE	MAP/ PARCEL	GRANTEE
GRAFF #1H MINERALS:
MP-95-1-100A	CENTERVILLE	WILLIAM RANNELLS	3/8/2013	N/A	111.41	1.95838	HBU	1.00000	1.00000	412	134	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
MP-95-1-100B	CENTERVILLE	DEBORAH V MITZEL & KAREN LYNN NYE, INDIVIDUALLY & CO- TRUSTEE & BENEFICIARY OF THE MILDRED VIRGINIA KAETZEL TRUST	3/14/2013	N/A	111.41	10.0095	HBU	1.00000	1.00000	413	679	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC
MP-95-1-100C	CENTERVILLE	JAMES E WILLIAMS	3/22/2013	N/A	111.41	1.958	HBU	1.00000	1.00000	415	536	08-22 CENTERVILLE	AMERICAN SHALE DEVELOPMENT, INC. & REPUBLIC ENERGY VENTURES, LLC

SCH 11.2(i)	PAGE 3 of 3

SCHEDULE A-l	9/27/2013
(Permitted Encumbrances)

NONE

SCH A-1	PAGE 1 of 1